Exhibit 2.1

Execution Version

AGREEMENT AND PLAN OF MERGER*

BY AND AMONG

COMFORT SYSTEMS USA, INC.,

OSC Acquisition Corp.,

TAS ENERGY INC.,

AND

ELEMENT PARTNERS II, L.P.,

SOLELY IN ITS CAPACITY AS THE REPRESENTATIVE

OF THE COMPANY STOCKHOLDERS

Dated as of March 9, 2020

* The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the SEC upon its request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

TABLE OF CONTENTS

Page

Article 1 THE MERGER	2

1.1	The Merger	2
1.2	Effective Time	2
1.3	Closing	2
1.4	Effect of the Merger	3
1.5	Certificate of Incorporation; Bylaws; Corporate Records	3
1.6	Directors and Officers of Surviving Corporation	3
1.7	Effect on Securities of Constituent Corporations	4
1.8	Merger Consideration Adjustment (Transaction Expenses & Indebtedness)	6
1.9	Merger Consideration Adjustment (Working Capital Adjustment)	7
1.10	Merger Consideration Adjustment (WIP Adjustment)	8
1.11	Payment Procedures	10

Article 2	12

REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY AND ITS SUBSIDIARIES	12

2.1	Organization; Good Standing; Qualification and Power	12
2.2	Capitalization	12
2.3	Subsidiaries	12
2.4	Power and Authority	13
2.5	No Violation; Consents and Approvals	14
2.6	Financial Statements	14
2.7	Absence of Certain Changes	15
2.8	Absence of Undisclosed Liabilities	16
2.9	Accounts Receivable	17
2.10	Inventory	18
2.11	Personal Property	18
2.12	Condition and Sufficiency of Assets	18
2.13	Real Property	18
2.14	Intellectual Property	19
2.15	Litigation	19
2.16	Employee Benefit Plans	20
2.17	Taxes	21
2.18	Contracts and Commitments	23
2.19	Compliance with Laws	23
2.20	Employee and Labor Matters	24
2.21	Environmental Matters	24
2.22	Insurance	25

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2.23	Material Customers and Suppliers	26
2.24	WIP Schedule	26
2.25	Affiliate Transactions	26
2.26	Bank Accounts	26
2.27	Brokers	27
2.28	No Other Representations or Warranties	27

Article 3 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB	27

3.1	Organization and Standing	27
3.2	Authority	27
3.3	No Conflicts	27
3.4	Governmental Filings and Consents	28
3.5	Funds	28
3.6	Brokers’ and Finders’ Fees	28
3.7	Access to Company Information	28

Article 4 COVENANTS OF THE PARTIES	29

4.1	Solicitation of Stockholder Approval	29
4.2	Solicitation of 280G Approval	30
4.3	Commercially Reasonable Efforts to Complete; Third Party Consents	30
4.4	Regulatory Approvals	32
4.5	Conduct of Business	32
4.6	Access to Information; Confidentiality	33
4.7	Preservation of Records	34
4.8	Reasonable Best Efforts	34
4.9	Consents	34
4.10	HSR Filings and Authorizations; Consummation	35
4.11	Public Announcements	36
4.12	Updates	36
4.13	Exculpation, Etc.	36
4.14	Payment Spreadsheet	36
4.15	Tax Matters	37
4.16	No Solicitation of Transactions	41
4.17	Indemnified Receivables Title Transfer	41
4.18	Employees	42

Article 5 CONDITIONS TO CLOSING	43

5.1	Conditions to the Company’s Obligations	43
5.2	Conditions to the Parent’s Obligations	44
5.3	Frustration of Closing Conditions	46

Article 6 INDEMNIFICATION	46

6.1	Survival	46
6.2	Indemnification of Parent Indemnitees	46
6.3	Indemnification of the Stockholder Indemnitees	48
6.4	Limitations on Indemnification of Parent Indemnitees	48
6.5	Exclusive Remedy; Express Negligence	50
6.6	Procedures	51
6.7	Mitigation	53

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Article 7 TERMINATION	53

7.1	Termination	53
7.2	Procedure and Effect of Termination	54

Article 8 MISCELLANEOUS	54

8.1	Further Assurances	54
8.2	Notices	55
8.3	Exhibits and Schedules	56
8.4	Amendment, Modification and Waiver	56
8.5	Entire Agreement	57
8.6	Severability	57
8.7	Binding Effect; Assignment	57
8.8	No Third-Party Beneficiaries	57
8.9	Fees and Expenses	57
8.10	Counterparts	58
8.11	Interpretation	58
8.12	Legal Representation	58
8.13	Enforcement of Agreement	59
8.14	Forum; Service of Process	59
8.15	Governing Law	60
8.16	WAIVER OF JURY TRIAL	60
8.17	Stockholder Representative	60
8.18	Right of Offset	65

Article 9 DEFINITIONS	65

EXHIBITS:

EXHIBIT A	–	STOCKHOLDER WRITTEN CONSENT
EXHIBIT B	–	JOINDER
EXHIBIT C	–	NOTE
EXHIBIT D	–	EARN-OUT AGREEMENT
EXHIBIT E	–	SAMPLE WIP ADJUSTMENT CALCULATION
EXHIBIT F	–	LETTER OF TRANSMITTAL
EXHIBIT G	–	LEASE AGREEMENT

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SCHEDULES:

DISCLOSURE SCHEDULE

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of March 9, 2020 by and among Comfort Systems USA, Inc., a Delaware corporation (“Parent”), OSC Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), TAS Energy Inc., a Delaware corporation (the “Company”), and Element Partners II, L.P., solely in its capacity as the representative of the Company Stockholders in connection with the transactions contemplated by this Agreement (the “Stockholder Representative”).

RECITALS

WHEREAS, the Board of Directors of the Company has determined that the merger of Merger Sub with and into the Company (the “Merger”), pursuant to which (i) each outstanding share of Company Capital Stock at the Effective Time will be canceled and converted into the right to receive the consideration as set forth herein, (ii) each Company Option and Company Warrant shall be terminated or canceled and (iii) the Company will become a wholly owned subsidiary of Parent, as well as all of the other transactions contemplated by this Agreement, are fair to and in the best interests of the Company and its stockholders, and in furtherance thereof the Board of Directors of the Company has approved this Agreement and has determined that this Agreement is advisable in accordance with applicable provisions of the General Corporation Law of the State of Delaware, as amended, or any successor statute thereto (the “DGCL”), and has approved the Merger and the other transactions contemplated by this Agreement.

WHEREAS, the Board of Directors of the Company has resolved to unanimously recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL and approve the Merger and the other transactions contemplated by this Agreement.

WHEREAS, the Board of Directors of Merger Sub has determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are desirable and in the best interests of Merger Sub and its stockholder, and in furtherance thereof, the Board of Directors of Merger Sub and Parent, as the sole stockholder of Merger Sub, have approved and adopted this Agreement and have determined that this Agreement is advisable in accordance with the applicable provisions of the DGCL, and have approved the Merger and the other transactions contemplated by this Agreement.

WHEREAS, immediately following the execution and delivery of this Agreement, the Company will solicit (i) an action by written consent of stockholders in the form attached hereto as Exhibit A (each, a “Stockholder Written Consent” and collectively, the “Stockholder Written Consents”) from each of the persons and entities identified on Schedule 1-A (the “Company Support Stockholders”) and (ii) obtain and deliver to Parent a true, correct and complete copy of an executed joinder agreement in substantially the form attached hereto as Exhibit B (each, a “Joinder Agreement” and collectively, the “Joinder Agreements”) signed by each of the Company Support Stockholders, the Stockholder Representative and the Company.

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and material inducement to the willingness of Parent and Merger Sub to enter into this Agreement, each of the persons and entities identified on Schedule 1-B (the “Restricted Parties”) are entering into either (i) a non-competition and non-solicitation agreement with Parent or one of its Subsidiaries (including the Surviving Corporation) (each, a “Non-Competition Agreement” and collectively, the “Non-Competition Agreements”) or (ii) a non-solicitation agreement with Parent or one of its Subsidiaries (including the Surviving Corporation) (each, a “Non-Solicitation Agreement” and collectively, the “Non-Solicitation Agreements”), the effectiveness of which are contingent upon the consummation of the Merger.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and subject to the terms and conditions set forth herein, the parties hereby agree as follows:

Article 1
THE MERGER

1.1            The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and as a wholly owned subsidiary of Parent. The Company as the surviving corporation of the Merger is sometimes referred to herein as the “Surviving Corporation.”

1.2            Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, the parties hereto shall cause the Merger to become effective by filing a certificate of merger in customary form (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL as soon as practicable after the Closing (but in any event on the Closing Date if the Closing occurs at a time at which such filings are accepted for filing by the Secretary of State of the State of Delaware, or the first business day thereafter if the Closing occurs at a time at which such filings are not accepted for filing by the Secretary of State of the State of Delaware). The actual time of acceptance of such filing by the Secretary of State of the State of Delaware (or any later time as may be mutually agreed upon in writing by Parent and the Company and expressly designated as the effective time of the Merger in the Certificate of Merger) is referred to herein as the “Effective Time.”

1.3            Closing.  The Merger shall be consummated at a closing (the “Closing”) will take place at 10:00 a.m. (Houston, Texas time) at the offices of Parent, 675 Bering Drive, Suite 400, Houston, Texas 77057 or remotely via electronic exchange of documents and signatures, as promptly as practicable following, but in no event later than, the second (2nd) Business Day following the satisfaction or waiver of each of the conditions set forth in Article 5 hereof (other than, but subject to satisfaction of, the conditions to be satisfied on the Closing Date), or on such other date and at such other time and place as may be agreed to by the parties in writing. Such time and date are referred to in this Agreement as the “Closing Date”. Subject to the provisions of Article 7 of this Agreement, the failure to consummate the Merger on the date and time and at the place determined pursuant to this Section 1.3 shall not result in the termination of this Agreement and shall not relieve any party to this Agreement of any obligation under this Agreement.

1.4            Effect of the Merger.  At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall be the debts, liabilities and duties of the Surviving Corporation.

1.5            Certificate of Incorporation; Bylaws; Corporate Records.

(a)            Certificate of Incorporation. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the certificate of incorporation of the Company, as amended and in effect immediately prior to the Effective Time (the “Company Charter” and together with the bylaws of the Company, as in effect immediately prior to the Effective Time, together with the organizational documents of the Company’s Subsidiaries, the “Company Organizational Documents”), shall be amended and restated in its entirety to read identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation as stated in such certificate of incorporation as so amended and restated shall be “TAS Energy Inc.,” whereupon such certificate of incorporation as so amended and restated shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL and such certificate of incorporation.

(b)            Bylaws. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated in their entirety to read identically to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation as stated in such bylaws as so amended and restated shall be “TAS Energy Inc.,” whereupon such bylaws as so amended and restated shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.

(c)            Corporate Records. At the Closing, the Company shall deliver or cause to be delivered to Parent the original stock books, stock ledgers, minute books and corporate seal, if any, of the Company and each of its Subsidiaries and any controlled affiliates.

1.6            Directors and Officers of Surviving Corporation.

(a)            Directors. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their respective successors are duly elected or appointed and qualified, or their earlier death, resignation or removal.

(b)            Officers. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly elected or appointed and qualified, or their earlier death, resignation or removal.

1.7            Effect on Securities of Constituent Corporations.

(a)            Merger Sub Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company, upon the terms and subject to the conditions set forth in this Agreement, each share of common stock of Merger Sub that is outstanding immediately prior to the Effective Time shall be converted into and become, and shall thereupon represent, one fully paid and nonassessable share of common stock of the Surviving Corporation, with the same rights, powers and privileges as each share so converted, and shall thereupon constitute the only outstanding shares of capital stock of the Surviving Corporation.

(b)            Company Capital Stock; Company Treasury Stock; Dissenting Shares.

(i)            Company Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any Company Stockholder, upon the terms and subject to the conditions set forth in this Section 1.7 and throughout this Agreement, (A) each outstanding share of Series AA Preferred Stock (other than Company Treasury Stock and Dissenting Shares) shall be canceled and extinguished and converted automatically into (1) the right to receive an amount of cash (without interest) equal to (i) for each Company Stockholder possessing Series AA Preferred Stock shall receive the amount set forth opposite their name in Section 1.7(b)(i) of the Disclosure Schedules (the “Series AA Preferential Amount Per Share”); (2) the Per Share Closing Participation Consideration for such share, (3) the right to receive upon payment of the Note and subject to Article 6, the Note Amount Per Share for such share, and (4) the right to receive the Earn-Out Amount Per Share at the time and on the terms set forth in the Earn-Out Agreement attached hereto as Exhibit D (the “Earn-Out Agreement”); and (B) each outstanding share of Company Common Stock (other than Company Treasury Stock and Dissenting Shares) shall be canceled and extinguished and converted automatically into (1) the right to receive an amount of cash (without interest) equal to the Per Share Closing Participation Consideration for such share, (2) the right to receive upon payment of the Note and subject to Article 6, the Note Amount Per Share for such share, and (3) the right to receive the Earn-Out Amount Per Share at the time and on the terms set forth in the Earn-Out Agreement, in each case of subsection (A) and (B) above subject to reduction for applicable Tax withholding, upon the surrender of the applicable Certificate (or alternatively, a Lost Instrument Affidavit and a Lost Instrument Indemnity Agreement), in accordance with the terms of this Agreement and in the manner provided herein. From and after the Effective Time, each share of Company Capital Stock that is canceled and converted into the right to receive that portion of the Merger Consideration by virtue of the Merger pursuant to this Section 1.7(b)(i) shall no longer be outstanding and shall be automatically canceled and retired and shall cease to exist, and each holder of a certificate formerly representing each such share of Company Capital Stock shall cease to have any rights with respect thereto other than the right to receive, upon the terms and subject to the conditions set forth in this Agreement, that portion of the Merger Consideration payable in respect of each share of Company Capital Stock evidenced by such certificate pursuant to this Section 1.7(b)(i) (subject to reduction for applicable Tax withholding), upon the surrender of the applicable Certificate (or alternatively, a Lost Instrument Affidavit and a Lost Instrument Indemnity Agreement) in accordance with the terms of this Agreement and in the manner provided herein. For purposes of calculating the amount of cash payable to each Company Stockholder in respect of such Company Stockholder’s shares of Company Capital Stock pursuant to this Section 1.7(b)(i), (A) all of the shares of Company Capital Stock held by such Company Stockholder shall be aggregated on a certificate-by-certificate basis, if applicable, and (B) the amount of cash payable in respect of each such certificate shall be rounded down to the nearest cent.

(ii)            Company Treasury Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company, each share of Company Capital Stock that is outstanding and owned by the Company as treasury stock as of immediately prior to the Effective Time (“Company Treasury Stock”) shall cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall thereupon cease to exist.

(iii)           Dissenting Shares.

(A)            Notwithstanding anything in this Agreement to the contrary, any shares of Company Capital Stock outstanding immediately prior to the Effective Time eligible under Section 262 of the DGCL (“Section 262”) to exercise appraisal rights and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who is entitled to demand, and properly demands, appraisal of such shares pursuant to Section 262, and complies in all respects with the provisions of Section 262 and has not effectively withdrawn or lost the right to demand relief as a dissenting stockholder under the DGCL as of the Effective Time (collectively, the “Dissenting Shares”), shall not be converted into or represent the right to receive any portion of the Merger Consideration pursuant to Section 1.7(b)(i), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders under Section 262. Notwithstanding the provisions of this Section 1.7(b)(iii)(A), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal under Section 262, or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then, as of the later of the Effective Time and the occurrence of such event, such holder’s shares shall automatically be canceled and converted into and represent only the right to receive that portion of the Merger Consideration payable in respect of such shares pursuant to Section 1.7(b)(i), without interest, upon surrender of the certificate representing such shares.

(B)            The Company shall (1) comply with the requirements of Section 262, (2) give Parent prompt notice of any written demand received by the Company pursuant to Section 262 and of withdrawal of any such demand, and provide copies of any documents or instruments served with respect thereto pursuant to the DGCL and received by the Company, and (3) give Parent the opportunity to direct all negotiations and proceedings with respect to any such demands. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

(C)            Any amount paid by the Company, the Surviving Corporation or Parent to any Person with respect to Dissenting Shares pursuant to Section 262 in excess of the amount payable pursuant to Section 1.7(b)(i) for each such Dissenting Share, and all interest, costs, expenses and fees as incurred by the Company, the Surviving Corporation or Parent in connection with the exercise of all rights under Section 262, shall constitute Losses for purposes of this Agreement, and the Surviving Corporation and Parent, as the case may be, shall, without limiting any other rights, be entitled to indemnification pursuant to Section 6.2 and to recover such Losses, without limitation.

(c)            Company Options and Company Warrants. No Company Options (whether vested or unvested) and no Company Warrants (whether or not exercisable or vested) shall be assumed by Parent, Merger Sub or the Surviving Corporation and all issued and outstanding Company Options and Company Warrants shall be terminated or canceled prior to the Effective Time.

(d)            Merger Consideration as Maximum Payment Amount. Notwithstanding anything to the contrary set forth herein, the aggregate amounts payable by Parent hereunder with respect to all outstanding Company Capital Stock shall not exceed the Merger Consideration.

1.8            Merger Consideration Adjustment (Transaction Expenses & Indebtedness).

(a)            Pre-Closing Adjustment Statement. At least two (2) Business Days prior to the Closing Date, the Company shall deliver to Parent a statement (the “Estimated Adjustment Statement”) setting forth the Company’s good faith estimates of (i) the aggregate amount of Indebtedness of the Company and its Subsidiaries outstanding as of immediately prior to the Closing (the “Estimated Closing Indebtedness”) and (ii) the aggregate amount of all Transaction Expenses accrued but unpaid as of immediately prior to the Closing (the “Estimated Transaction Expenses”).

(b)            Final Adjustment Statement. As soon as practicable but in no event later than thirty (30) days after the Closing Date, the Stockholder Representative shall deliver to Parent a statement (the “Company’s Adjustment Statement”) setting forth the Stockholder Representative’s good faith calculations of (i) the aggregate amount of Indebtedness of the Company and its Subsidiaries outstanding as of immediately prior to the Closing (the “Final Closing Indebtedness”) and (ii) the aggregate amount of all Transaction Expenses accrued but unpaid as of immediately prior to the Closing (the “Final Transaction Expenses”).

(c)            Following receipt of Company’s Adjustment Statement, Parent shall either accept Company’s Adjustment Statement, which statement shall then be deemed the final statement (“Final Adjustment Statement”) or certify to the Stockholder Representative its alternate calculation of the Final Closing Indebtedness and/or the Final Transaction Expenses, as applicable (“Parent’s Adjustment Statement”). If Parent fails to accept the Company’s Adjustment Statement or deliver to the Stockholder Representative Parent’s Adjustment Statement within thirty (30) days of receipt of the Company’s Adjustment Statement, the Company’s Adjustment Statement shall be final and binding on the parties. If Parent timely delivers Parent’s Adjustment Statement, Parent and the Stockholder Representative shall then make good faith efforts to meet and resolve the differences between the Company’s Adjustment Statement and Parent’s Adjustment Statement. If within thirty (30) days after receipt by the Stockholder Representative of Parent’s Adjustment Statement, Parent and the Stockholder Representative have been unable to reach agreement, either Parent or the Stockholder Representative may engage the Accounting Firm to determine which calculation of the Final Closing Indebtedness and/or the Final Transaction Expenses, as applicable, is more accurate, the Company’s Adjustment Statement or Parent’s Adjustment Statement, and shall certify the Accounting Firm’s choice as the Final Adjustment Statement. The Accounting Firm shall certify this decision in writing to Parent and the Stockholder Representative; the Accounting Firm shall have no other choice but to select either the Company’s Adjustment Statement in its entirety or Parent’s Adjustment Statement in its entirety. The Accounting Firm’s determination shall be final and binding on the parties. The fees, costs, and expenses of the Accounting Firm, including any attorneys’ fees related thereto, shall be borne by (i) the Company Stockholders if Parent’s Adjustment Statement is selected by the Accounting Firm as more accurate; provided, however, that in lieu of receiving payment from the Company Stockholders, Parent may in its sole discretion elect to offset an amount equal to such amount from the amount owed by Parent pursuant to the Note, or (ii) Parent if the Company’s Adjustment Statement is selected by the Accounting Firm as more accurate.

(d)            Once the Final Adjustment Statement has been determined pursuant to Section 1.8(c), the following shall occur: (i) if the Final Adjustment Statement reflects that the sum of the Final Indebtedness plus the Final Transaction Expenses is greater than the sum of the Estimated Closing Indebtedness plus the Estimated Transaction Expenses set forth in the Estimated Adjustment Statement, then the Company Stockholders shall pay (or cause to be paid) to Parent by wire transfer of immediately available funds the amount equal to the surplus within ten (10) Business Days; provided, however, that in lieu of receiving payment from the Company Stockholders, Parent may in its sole discretion elect to offset an amount equal to such amount from the amount owed by Parent pursuant to the Note; and (ii) if the Final Adjustment Statement reflects that the sum of the Final Indebtedness plus the Final Transaction Expenses is less than the sum of the Estimated Closing Indebtedness plus the Estimated Transaction Expenses set forth in the Estimated Adjustment Statement, then Parent shall pay to the Company Stockholders, an amount equal to such shortfall by wire transfer in immediately available funds within ten (10) Business Days.

1.9            Merger Consideration Adjustment (Working Capital Adjustment). Following the Closing, and after seventy-five (75) days, the Stockholder Representative shall undertake and prepare a look-back analysis that, in accordance with GAAP, shall determine what the Company’s Working Capital was on the Closing Date. The Stockholder Representative and Parent agree that the Working Capital shall be calculated as set forth on Section 1.9 of the Disclosure Schedule hereto. Pursuant to this Section 1.9, the Stockholder Representative shall provide Parent with its proposed calculation of the Company’s Working Capital as of Closing, and reasonable supporting information relating to its determination of the Working Capital all as set forth in writing by the Stockholder Representative and delivered in accordance with the provisions of Section 8.2 (the “Company’s WC Statement”).

(a)            Following receipt of Company’s WC Statement, Parent shall either accept Company’s WC Statement, which statement shall then be deemed the final statement (“Final WC Statement”), or provide to the Stockholder Representative its alternate calculation of working capital (“Parent’s WC Statement”). If Parent fails to accept the Company’s WC Statement or deliver to the Stockholder Representative Parent’s WC Statement within thirty (30) days of receipt of the Company’s WC Statement, the Company’s WC Statement shall be final and binding on the parties. If Parent timely delivers Parent’s WC Statement, Parent and the Stockholder Representative shall then make good faith efforts to meet and resolve the differences between the Company’s WC Statement and Parent’s WC Statement. If within thirty (30) days after receipt by the Stockholder Representative of Parent’s WC Statement, Parent and the Stockholder Representative have been unable to reach agreement, either Parent or the Stockholder Representative may engage the Accounting Firm to determine which calculation of Working Capital is more accurate, the Company’s WC Statement or Parent’s WC Statement, and shall certify the Accounting Firm’s choice as the Final WC Statement. The Accounting Firm shall certify this decision in writing to Parent and the Stockholder Representative; the Accounting Firm shall have no other choice but to select either the Company’s WC Statement in its entirety or Parent’s WC Statement in its entirety. The Accounting Firm’s determination shall be final and binding on the parties. The fees, costs, and expenses of the Accounting Firm, including any attorneys’ fees related thereto, shall be borne by (i) the Company Stockholders if the Parent’s WC Statement is selected by the Accounting Firm as more accurate; provided, however, that in lieu of receiving payment from the Company Stockholders, Parent may in its sole discretion elect to offset an amount equal to such amount from the amount owed by Parent pursuant to the Note, or (ii) Parent if the Company’s WC Statement is selected by the Accounting Firm as more accurate.

(b)            Once the Final WC Statement has been determined pursuant to Section 1.9(a), the following shall occur: (i) if the Final WC Statement reflects Working Capital greater than the Required Working Capital, then Parent shall pay the Company Stockholders, by wire transfer of immediately available funds within ten (10) Business Days following determination of the Final WC Statement, an amount equal to such surplus less the aggregate amount of any additional Change in Control Payments triggered as a result of the payment of such surplus; and (ii) if the Final WC Statement reflects Working Capital less than the Required Working Capital, then the Company Stockholders shall pay (or cause to be paid) to Parent within ten (10) Business Days following determination of the Final WC Statement, an amount equal to such shortfall by wire transfer in immediately available funds; provided, however, that in lieu of receiving payment from the Company Stockholders, Parent may in its sole discretion elect to offset an amount equal to such amount from the amount owed by Parent pursuant to the Note.

(c)            For clarification of the above, it is the intent of the parties that at the Effective Time the Working Capital shall be at least equal to the Required Working Capital as of the Closing Date. If any payment owed pursuant to this Section 1.9 is not made when due pursuant to Section 1.9(b), interest shall accrue on the amount outstanding at the rate of five percent (5%) per annum until final payment is made.

1.10            Merger Consideration Adjustment (WIP Adjustment).

(a)            As promptly as practical after the end of each of the first two calendar years following Closing Date and then after the commencement of the warranty period under all Contracts entered into before the close of business on the Closing Date (collectively, the “WIP Projects”), Parent shall perform an analysis with respect to the WIP Projects (each such analysis prepared after the end of a calendar year and after the completion of all such Contracts, the “WIP Analysis”). Each WIP Analysis shall show the amount by which the Company’s net earnings as of the Closing were overstated or understated by reason of any improper accruals of revenue and expenses on the WIP Projects as of the Closing for such period (as if the final amounts had been known as of the Closing) (the “WIP Adjustment”). Each WIP Adjustment shall be determined on an aggregate basis netting out over and under accruals for such period. The WIP Adjustment shall be calculated on a contract-by-contract for such period basis based on the methodology set forth on Exhibit E attached hereto.

(b)            Within sixty (60) days after completion of each such period, Parent shall provide the Stockholder Representative with its proposed calculation of the applicable WIP Adjustment in writing by Parent to the Stockholder Representative and delivered in accordance with the provisions of Section 8.2 (each, the “Proposed WIP Statement”), and the Stockholder Representative shall either accept the applicable Proposed WIP Statement, which will then be deemed final and binding on the parties, or certify to Parent the Stockholder Representative’s alternate calculation of the applicable WIP Adjustment (each, the “Stockholder Representative’s WIP Statement”). If the Stockholder Representative fails to accept the applicable Proposed WIP Statement or deliver to the Parent the Stockholder Representative’s WIP Statement for such period within thirty (30) days of receipt of the applicable Proposed WIP Statement, the applicable Proposed WIP Statement shall be final and binding on the parties.

(c)            If the Stockholder Representative timely delivers the Stockholder Representative’s WIP Statement for an applicable period, Parent and the Stockholder Representative shall make good faith efforts to meet and resolve any differences between the Proposed WIP Statement and the Stockholder Representative’s WIP Statement for such period. If within thirty (30) days after receipt by Parent of the Stockholder Representative’s WIP Statement for such period, Parent and the Stockholder Representative have been unable to reach agreement, either Parent or the Stockholder Representative may engage the Accounting Firm to calculate the WIP Adjustment, and request the Accounting Firm to make its determination within thirty (30) days of its engagement. The WIP Adjustment determined by the Accounting Firm shall be final and binding on the parties; provided, that the WIP Adjustment amount calculated by the Accounting Firm shall be either the WIP Adjustment amount set forth in the Proposed WIP Statement or the Parent’s WIP Statement for such period. The Accounting Firm shall certify its decision in writing to Parent and the Stockholder Representative. The fees, costs and expenses of the Accounting Firm shall be borne by (i) the Company Stockholders if the Proposed WIP Statement is determined by the Accounting Firm as the more accurate, or (ii) Parent if the Stockholder Representative’s WIP Statement is determined by the Accounting Firm as the more accurate.

(d)            After a WIP Adjustment for an applicable period (each, the “Final WIP Adjustment”) has been determined as final and binding on the parties, the following shall occur: if the Final WIP Adjustment for such period is (i) a negative amount, the Company Stockholders shall (X) first offset an amount equal to such amount (as a positive number) from the amount owed by Parent pursuant to the Note and (Y) after the Note has been exhausted or paid in full, pay (or cause to be paid) to Parent an amount equal to such amount by wire transfer in immediately available funds within ten (10) Business Days following the determination of the Final WIP Adjustment; and (ii) a positive amount, Parent shall pay to the Company Stockholders, by wire transfer in immediately available funds, within ten (10) Business Days following the determination of the Final WIP Adjustment, the total amount reflected by the Final WIP Adjustment less the aggregate amount of any additional Change in Control Payments triggered as a result of the payment of such Final WIP Adjustment. If any payment owed pursuant to this Section 1.10 is not made when due, interest shall accrue on the amount outstanding at the rate of five percent (5%) per annum until final payment is made.

1.11            Payment Procedures.

(a)            Closing Payments. As promptly as practicable following the Effective Time, Parent shall distribute the Closing Cash Merger Consideration to Company Stockholders in accordance with the Payment Spreadsheet. All interest and other earnings from any investment of funds held from time to time with respect to the Merger Consideration shall be the sole and exclusive property of Parent, and no part of such interest or other earnings shall accrue to or for the benefit of any Company Stockholders.

(b)            Payment Procedures. Prior to the Closing and after receiving the Requisite Stockholder Approval, the Company shall mail to each Company Stockholder a letter of transmittal in substantially the form attached hereto as Exhibit F (a “Transmittal Letter”), which Transmittal Letter shall (A) specify that delivery shall be effected, and risk of loss and title to the certificate(s) representing shares of the Company Capital Stock (the “Certificates”) that are being converted into the right to receive payment pursuant to Section 1.7 shall pass, only upon delivery of such Certificates to the Parent (B) include an agreement that such holder shall receive its portion of the Merger Consideration to which such holder is entitled pursuant to Section 1.7(b)(i), (C) be in such form and have such other reasonable provisions not inconsistent with this Agreement as Parent may specify, (D) include IRS Form W-9 or Form W-8BEN or any successor form, and (E) include instructions for use in effecting the surrender of Certificates for that portion of the Merger Consideration payable in respect thereof under this Agreement. The payment of the appropriate Stockholder Closing Payment to any Company Stockholder is expressly conditioned upon the execution and delivery of a Transmittal Letter, properly completed and duly executed by each such Company Stockholder. After the Effective Time, and within five (5) business days after Parent receives a Certificate, properly endorsed or otherwise in proper form for transfer, formerly representing shares of Company Capital Stock held by any Company Stockholder immediately prior to the Effective Time, together with a properly completed and duly executed Transmittal Letter, Parent shall pay to such Company Stockholder (A) that portion of the Merger Consideration payable to such Company Stockholder in accordance with the terms of this Agreement in respect of the shares of Company Capital Stock formerly represented by such Certificates, less (B) that portion of the Merger Consideration otherwise payable to such Company Stockholder in respect of such shares of Company Capital Stock that is required to be withheld from such Company Stockholder under applicable Tax withholding laws, if any, (such amount less such deductions, with respect to each such Company Stockholder, being referred to herein as the “Stockholder Closing Payment”), and the Certificates so surrendered shall forthwith be canceled. If payment of any portion of the applicable Stockholder Closing Payment is to be made to a Person other than the Person in whose name the surrendered Certificates are registered, it shall be a condition of payment that the Person requesting such payment (A) shall have paid any transfer and other Taxes required by reason of the payment of those amounts to a Person other than the registered holder of the Certificates surrendered, and shall have established to the satisfaction of Parent that such Tax has been paid, or (B) shall have established to the satisfaction of Parent that such Tax is not applicable. From and after the Effective Time, until surrendered as contemplated by this Section 1.11(b) each Certificate shall be deemed to represent for all purposes only the right to receive the applicable portion of the Merger Consideration, if any, in respect of the shares of Company Capital Stock formerly represented thereby in accordance with the terms of this Agreement and in the manner provided herein.

(c)            No Liability. The Company Stockholders shall be entitled to look only to Parent (subject to abandoned property, escheat or other similar Legal Requirements), and only as general creditors thereof, with respect to the applicable portion of the Merger Consideration payable in respect of any shares of Company Capital Stock that have not be properly tendered pursuant to the provisions of Section 1.11(b), without any interest thereon. Notwithstanding the foregoing, neither Parent nor the Surviving Corporation shall be liable to any Company Stockholder for any amounts delivered to a public official pursuant to and in compliance with any applicable abandoned property, escheat or similar Legal Requirement. Any amounts remaining unclaimed by a Company Stockholder one (1) year after the Effective Time (or such earlier date (if any), which is immediately prior to such time when the amounts would otherwise escheat to or become the property of any Governmental Authority) shall become, to the extent permitted by applicable Legal Requirements, the property of Parent, free and clear of any claims or interest of any Person previously entitled thereto.

(d)            Withholding Rights. Each of the Company, Parent and the Surviving Corporation shall be entitled to deduct and withhold from the payment of any consideration payable or otherwise deliverable to any Person under this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code or any other applicable Legal Requirements. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. To the extent that such amounts are not so deducted and withheld, such Person shall indemnify Parent and its affiliates (including the Surviving Corporation), for any amounts imposed by a Governmental Authority, together with any related Losses.

(e)            Lost, Stolen or Destroyed Instruments. In the event any Certificates shall have been lost, stolen or destroyed, upon the making and delivery of an affidavit of that fact by the Company Stockholder in form and substance reasonably satisfactory to Parent (a “Lost Instrument Affidavit”), Parent or the Surviving Corporation, as the case may be, shall pay such Company Stockholder the portion of the Merger Consideration to which such Company Stockholder is entitled to pursuant to Section 1.7; provided, however, that Parent may, in its sole discretion and as a condition precedent, require the owner of such lost, stolen or destroyed Certificates to deliver an agreement of indemnification in form and substance reasonably satisfactory to Parent, and/or a bond in such sum as Parent may reasonably direct as indemnity, against any claim that may be made against Parent or the Surviving Corporation with respect to the Certificates alleged to have been lost, stolen or destroyed (the “Lost Instrument Indemnity Agreement”).

Article 2

REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY AND ITS

SUBSIDIARIES

The Company hereby makes the representations and warranties set forth in this Article 2 to the Parent and Merger Sub. The Company has delivered to Parent the disclosure schedule simultaneously with the execution of this Agreement (the “Disclosure Schedule”). The disclosures in the Disclosure Schedule relate only to the representations and warranties in the section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement provided, however, that any information disclosed in the Disclosure Schedule under any section shall be deemed to be disclosed and incorporated into any other section under the Agreement where such disclosure would be appropriate and such appropriateness is reasonably apparent from the face of such disclosure. In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedule (other than a disclosure expressly set forth as such in the Disclosure Schedule with respect to a specifically identified representation or warranty or any representation or warranty where its disclosure would be appropriate and such appropriateness is reasonably apparent from the face of such disclosure), the statements in the body of this Agreement will control.

2.1            Organization; Good Standing; Qualification and Power. The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the Laws of its state of formation. The Company and each of its Subsidiaries is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to obtain such qualification or license would not, individually or in the aggregate, result in a Material Adverse Effect.

2.2            Capitalization. Section 2.2 of the Disclosure Schedule sets forth the authorized, issued and outstanding equity interests of the Company and each of its Subsidiaries as of the date hereof and as of the Closing. The outstanding equity interests of the Company and each of its Subsidiaries are duly authorized and validly issued, free and clear of all Liens (other than Permitted Liens). Except as set forth in Section 2.2 of the Disclosure Schedule, there are no equity securities of the Company or any of Subsidiaries issued, reserved for issuance or outstanding and no outstanding options, warrants, convertible or exchangeable securities, subscriptions, rights (including any preemptive rights), unit appreciation rights, calls or commitments to which the Company or any of its Subsidiaries is a party or may be bound requiring the issuance or sale of units of any equity interests of the Company or any of its Subsidiaries.

2.3            Subsidiaries. Section 2.3 of the Disclosure Schedule lists each of the Company’s direct and indirect Subsidiaries and the authorized, issued and outstanding equity interests of each such Subsidiary. The outstanding equity interests of each such Subsidiary are duly authorized and validly issued and, except as set forth in Section 2.3 of the Disclosure Schedule, are owned by the Company, free and clear of any Liens (other than Permitted Liens). There are no outstanding options, warrants, convertible or exchangeable securities, subscriptions, rights (including preemptive rights), unit appreciation rights, calls or commitments to which the Company’s Subsidiaries are a party or may be bound requiring the issuance or sale of equity securities of such Subsidiary.

2.4            Power and Authority.

(a)            The Company has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the Merger and the other transactions contemplated hereby and thereby. The (i) execution, delivery, and performance by the Company of this Agreement and the other Transaction Documents, (ii) subject only to the receipt of the Requisite Stockholder Approval, the consummation by the Company of the Merger, and (iii) the consummation by the Company of the other transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of the Company. The Board of Directors of the Company (i) has unanimously determined that it is fair to, advisable and in the best interests of the Company Stockholders to enter into a business combination upon the terms and subject to the conditions of this Agreement, (ii) has unanimously approved this Agreement, the Merger and the other transactions contemplated hereby and thereby, and (iii) has unanimously resolved to recommend that the Company Stockholders adopt this Agreement and approve the Merger and the other transactions contemplated hereby and, other than obtaining the Requisite Stockholder Approval, no other corporate proceedings on the part of the Company are necessary to adopt or authorize this Agreement or any certificate or other instrument required to be executed and delivered by the Company pursuant hereto or to consummate the Merger or any other transactions contemplated hereby or thereby. None of such actions by the Board of Directors of the Company has been amended, rescinded or modified. Each of this Agreement and each other Transaction Document has been (or will upon execution and delivery be) duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent, Merger Sub and the Stockholders Representative, as applicable, constitutes (or will upon execution and delivery constitute) a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the rights and remedies of creditors and by general principles of equity.

(b)            The Merger Consideration into which each share of Company Capital Stock will be converted in the Merger, if any, conforms to the Company Organizational Documents and, except as set forth in Section 2.4(b) of the Disclosure Schedule, no Company Stockholder shall be entitled to receive any different or additional amount in the Merger with respect to shares of Company Capital Stock held by such Company Stockholder.

(c)            The Requisite Stockholder Approval is the only vote or consent of the holders of Company Capital Stock necessary to adopt this Agreement and approve the Merger and the other transactions contemplated hereby under applicable Legal Requirements, the Company Organizational Documents and any Contract to which the Company is a party or is otherwise bound. The Company has notified (or will notify following the date hereof and prior to the Effective Time) the Company Stockholders of the transactions contemplated hereby as and to the extent required by the terms and conditions of the Company Organizational Documents, any Contract of the Company and the DGCL and as contemplated herein. The information furnished on or in any document mailed, delivered or otherwise furnished to the Company Stockholders in connection with the solicitation of their consent to, and adoption of, this Agreement and the Merger did not contain, and will not contain, at or prior to the Effective Time, any untrue statement of a material fact and will not omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which made, not misleading.

2.5            No Violation; Consents and Approvals

(a)            Except as set forth in Section 2.5(a) of the Disclosure Schedule, the execution and delivery by the Company of this Agreement and the other Transaction Documents to which Company is a party does not, and the consummation of the Merger will not (a) in any material respect, conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under (i) any provision of the Fundamental Documents of the Company or any of its Subsidiaries, (ii) any Order applicable to the Company or any of its Subsidiaries or the property or assets of the Company or any of its Subsidiaries or (iii) any Law applicable to the Company or any of its Subsidiaries or the property or assets of the Company or any of its Subsidiaries or (b) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien (other than Permitted Liens) upon any of the properties of the Company or any of its Subsidiaries under, any Key Contract to which the Company or any of its Subsidiaries is a party or by which it is bound.

(b)            No Governmental Approval is required to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with the consummation of the transactions contemplated hereby, except (a) for compliance with the applicable requirements of the HSR Act or any other Antitrust Law and (b) as may be necessary as a result of any facts or circumstances relating to Parent and its Affiliates.

2.6            Financial Statements. The Company has delivered to Parent copies of (a) the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2017 and December 31, 2018, and the related audited consolidated statements of operations, income and cash flows for the fiscal year then ended (collectively, the “Audited Financial Statements”), (b) an unaudited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2019, and (c) an unaudited consolidated balance sheet of the Company and its Subsidiaries as of February 29, 2020 (the “Latest Balance Sheet Date”) and the related unaudited income statement for the one-month period then ended (the “Interim Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements (i) have been prepared from the books and records of the Company and its Subsidiaries, in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as may be indicated in the notes thereto and subject, in the case of the Interim Financial Statements, to year-end adjustments and the absence of notes (if any), and (ii) fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries as of the dates and for the periods indicated, subject, in the case of the Interim Financial Statements, to year-end adjustments and the absence of notes (if any).

2.7            Absence of Certain Changes.

(a)            Except as set forth on Section 2.7 of the Disclosure Schedule, since the Latest Balance Sheet Date to the date of this Agreement, the Company has conducted its business only in the Ordinary Course of Business and there has not been:

(i)            any Material Adverse Effect;

(ii)           any destruction or other Losses, whether covered by insurance or not, materially and adversely affecting the assets, properties or business of the Company;

(iii)          a hire or engagement of an employee or independent service contractor earning an annual base salary in excess of $180,000;

(iv)          any grant of or increase in, or creation of a contractual right to, compensation or benefits payable or to become payable by the Company to any of its directors, officers, employees, independent contractors or agents, except in the Ordinary Course of Business or as required by Legal Requirements other than as otherwise approved in accordance with Section 4.1;

(v)           any adoption, amendment or termination of a collective bargaining agreement or Company Benefit Plan other than amendments in the Ordinary Course of Business, required to comply with applicable Legal Requirements or as otherwise approved in accordance with Section 4.1;

(vi)          any granting of equity awards under any Company Benefit Plan including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock;

(vii)         any sale, assignment, lease, transfer, license, abandonment, or other disposition or distribution of property or assets by the Company, other than sales, assignment, leases, transfers, licenses, abandonment or other disposition or distribution in the Ordinary Course of Business;

(viii)        any direct or indirect redemption, retirement, purchase, or other acquisition by the Company of any shares of its capital stock;

(ix)           any reorganization, recapitalization, or other change of any type whatsoever in the outstanding capital stock of the Company;

(x)            any amendment to the Fundamental Documents of the Company;

(xi)           any change in the accounting methods followed by the Company;

(xii)          termination, or receipt of notice, of termination of any Key Contract;

(xiii)         any payment of any obligation or Liability other than current Liabilities or obligations disclosed in the Company’s books and records and current Liabilities or obligations incurred since the Latest Balance Sheet Date;

(xiv)            any waiver, cancellation, writing off, or writing down of any material rights or claims of the Company, other than waivers, cancellations, write-offs or write downs in the Ordinary Course of Business;

(xv)            any material change in the manner of the Company’s billings, or the credit terms made available by it, to any of its customers;

(xvi)            any failure to replenish inventories and supplies other than in the Ordinary Course of Business;

(xvii)           any Lien (other than Permitted Liens) imposed upon any of the assets, properties or rights of the Company;

(xviii)          any material default on any material obligation or obligations;

(xix)            any entry into any new line of business or acquisition of any business organization or division thereof;

(xx)             except as otherwise permitted by this Agreement, any entry into any loan or advance of any money or other property to, or entry into any other transaction with, any employee of the Company or any Affiliate of the Company;

(xxi)             any establishment, adoption, entry into, amendment, or termination of any compensation plan, agreement, program, policy, trust, or fund of the Company, except in the Ordinary Course of Business or as required to comply with Legal Requirements other than as otherwise approved in accordance with Section 4.1;

(xxii)            any settlement of any litigation providing for injunctive or other equitable relief;

(xxiii)           any entry into any joint venture, partnership or similar arrangement for the conduct of business;

(xxiv)          any capital expenditures in excess of one hundred fifty thousand and no/100 dollars ($150,000.00) or any entry into any agreement to make any capital expenditures in excess of fifty thousand and no/100 dollars ($150,000.00); or

(xxv)           any authorization, agreement or commitment to do any of the foregoing actions.

2.8            Absence of Undisclosed Liabilities. The Company does not have any Liabilities, including, without limitation, any Liabilities resulting from failure to comply with any applicable Legal Requirement or any tax Liabilities due or to become due and whether incurred in respect of or measured by the income or sales of the Company for any period, or arising out of any transaction entered into or any state of facts existing on or before the date hereof, except (i) Liabilities reflected or reserved against in the Financial Statements, (ii) as disclosed on Section 2.8 of the Disclosure Schedule, (iii) Liabilities under Contracts and commitments entered into in the Ordinary Course of Business and which are not required to be disclosed in the Financial Statements (other than any such Liability resulting from a breach or a default thereunder), (iv) current liabilities incurred in the Ordinary Course of Business since the Latest Balance Sheet Date that will be included in the calculation of the Final Adjustment Statement or the Final WC Statement, and (v) Liabilities incurred in the Ordinary Course of Business after the Latest Balance Sheet Date that are not required to be listed on a balance sheet prepared in accordance with GAAP as of the date hereof.

2.9            Accounts Receivable.

(a)            Except for the amounts set forth on Section 2.9 of the Disclosure Schedule, all accounts receivable of the Company (collectively, the “Accounts Receivable”) are reflected on the Company’s books and records, and represent legal, valid, binding and enforceable obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. The Accounts Receivable will be collected in full within twelve (12) months after the Closing Date except for (i) the bad debt and write-offs that are within the levels of reserves as of Closing for the same and (ii) Accounts Receivable that relate to contractually required retainage which will be collected within 120 days of when they are due. To the Company’s Knowledge, there is no contest, claim, counterclaim or right of set-off other than returns in the Ordinary Course of Business under any Contract with any obligor of any Accounts Receivable relating to the amount or validity of such Accounts Receivable as of the Closing Date.

(b)            Except for the amounts set forth on Section 2.9 of the Disclosure Schedule, all notes and employee receivables are reflected on the Company’s books and records, and represent legal, valid, binding, and enforceable obligations owed to the Company. The notes and employee receivables will be collected in full within twelve (12) months after the Closing Date. To the Company’s Knowledge, there is no contest, claim, or right of set-off with any obligor of any note or employee receivables as of the Closing Date relating to the amount or validity of such note or employee receivables as of the Closing Date.

(c)             Except for the amounts set forth on Section 2.9 of the Disclosure Schedule, all costs in excess of billings of the Company are reflected on the Company’s books and records, and these costs in excess of billings will, after being billed, represent legal, valid, binding and enforceable obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. These costs in excess of billings will be collected in full within twelve (12) months after the Closing Date except for costs in excess of billings that relate to contractually required retainage which will be collected within 120 days of when they are due. To the Company’s Knowledge, there is no contest, claim or right of set-off under any Contract with any obligor relating to the amount or validity of these costs in excess of billings.

(d)            Except for the amounts set forth on Section 2.9 of the Disclosure Schedule, all retainage receivables of the Company are reflected on the Company’s books and records, and represent legal, valid, binding, and enforceable obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. The retainage receivables as of the Closing Date will be collected in full upon the latter of: (i) twelve (12) months after the Closing Date, or (ii) nine (9) months after the expiration of the warranty period. To the Company’s Knowledge, there is no contest, claim, or right of set-off under any Contract with any obligor relating to the amount or validity of the retainage receivables as of the Closing Date.

2.10          Inventory. All of the inventory of the Company, whether or not reflected in the Financial Statements, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value and are properly reflected as such on the Financial Statements. Except as set forth on Section 2.10 of the Disclosure Schedule, since the Latest Balance Sheet Date, no inventory has been sold or disposed of except through sales in the Ordinary Course of Business.

2.11         Personal Property.

(a)            The Company and its Subsidiaries have good and valid title to all material items of personal property, whether tangible or intangible, owned by them, and a valid and enforceable right to use all material tangible items of personal property leased by or licensed to them (collectively, the “Personal Property”), in each case, free and clear of all Liens (other than Permitted Liens). After the Closing, Parent will own and otherwise have rights to the Personal Property materially necessary for the operation or conduct of the business as conducted on the date hereof.

(b)            All Personal Property necessary for the operation or conduct of the businesses of the Company and its Subsidiaries as conducted on the date hereof are in the aggregate in adequate operating condition and repair, normal wear and tear excepted, other than machinery and equipment under repair or out of service in the Ordinary Course of Business.

2.12            Condition and Sufficiency of Assets. Except as set forth on Section 2.12 of the Disclosure Schedule, to the Company’s Knowledge, the buildings, plants, structures and equipment leased or owned by the Company are structurally sound with no known defects, are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance, repair or replacement except for ordinary, routine maintenance, repair or replacement not material in nature or cost. The building, plants, structures and equipment leased or owned by the Company are sufficient for the continued conduct of its business after the Closing in substantially the same manner as conducted by the Company immediately prior to the Closing.

2.13         Real Property.

(a)            Neither the Company nor any of its Subsidiaries owns, or has owned, any real property. Section 2.13(a) of the Disclosure Schedule lists each material written lease to which the Company or any of its Subsidiaries is a party and leases interests in real property (each, a “Real Property Lease”) (the real property and interests in real property identified in this sentence, the “Real Property”). The Real Property constitutes all material parcels of real property and interests in real property currently used in the conduct of the business of the Company and its Subsidiaries.

(b)            The Company and its Subsidiaries have valid leasehold interests in all of their respective lease interests in real property used or held for use in the business of such Company or Subsidiary, free and clear of all Liens (other than Permitted Liens). Section 2.13(b) of the Disclosure Schedule identifies all real property the Company or its Subsidiaries have subleased or licensed the right to use or occupy. The Company has made available to Parent complete and accurate copies of each Real Property Lease.

2.14         Intellectual Property.

(a)            Section 2.14(a) of the Disclosure Schedule sets forth a list of all material issued patents, patents pending, trademarks, trade names, service marks, domain names, registered copyrights and all applications therefor for which a final determination by the issuing body has not been made, owned, filed or licensed by the Company and its Subsidiaries and, with respect to registered trademarks, all jurisdictions in which they are registered.

(b)            As used in this Section 2.14(b), “Intellectual Property” shall mean all intellectual property set forth in Section 2.14(a) of the Disclosure Schedule and all material inventions, invention studies (whether patentable or unpatentable), designs, copyrights, mask works, trademarks, service marks, trade dress, trade names, secret formulae, trade secrets, secret processes, computer programs, domain names, Internet websites and know-how used in the conduct of the businesses of the Company and its Subsidiaries. The Company and its Subsidiaries own or have the right to use all of the Intellectual Property. All Intellectual Property owned by the Company and its Subsidiaries is owned free and clear of all Liens (other than Permitted Liens). Except as set forth on Section 2.14(b) of the Disclosure Schedule, no claims have been asserted in writing by any Person with respect to the ownership or use by the Company and its Subsidiaries of the Intellectual Property.

(c)            Except as described in Section 2.14(c) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has an obligation to pay any royalties, license fees or other forms of compensation or consideration to any Person for the use of any of the Intellectual Property.

(d)            Except as described in Section 2.14(d) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has (i) entered into any agreement limiting its right to use any material Intellectual Property or (ii) granted any license to any Person for the use of any Intellectual Property.

2.15         Litigation. Except as set forth on Section 2.15 of the Disclosure Schedule and for any Proceedings pending in respect of Taxes or under Environmental Laws (if any, and which are covered in Sections 2.17 (Taxes) and 2.21 (Environmental Matters), respectively), as of the date hereof, there are no Proceedings pending, or to the Company’s Knowledge, threatened against or affecting the Company or any of its Subsidiaries or their respective assets, at Law or in equity, by or before any Governmental Authority, or by or on behalf of any third party.

2.16         Employee Benefit Plans.

(a)            Section 2.16(a) of the Disclosure Schedule sets forth a complete list of all “employee benefit plans” (as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) as well as any bonus, stock option, equity compensation and deferred compensation plan, program or arrangement, under which the Company or any of its ERISA Affiliates has any present or future obligations or liability on behalf of any current or former employee of the Company or its ERISA Affiliates or the dependents or beneficiaries of such employees (all of the foregoing being referred to in this Agreement as the “Company Benefit Plans”).

(b)            Except as set forth on Section 2.16(b) of the Disclosure Schedule, each Company Benefit Plan has been operated and administered in material compliance with its terms, ERISA and the Code. Neither the Company nor any of its ERISA Affiliates nor, to the Company’s Knowledge, any other “disqualified person” or “party in interest” (as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) with respect to a Company Benefit Plan has engaged in a prohibited transaction that could subject the Company or any of its ERISA Affiliates to a material Tax or material penalty imposed under Section 4975 of the Code or Sections 502(i), (j) or (l) of ERISA.

(c)            Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable IRS determination, opinion or advisory letter with respect to such qualified status or may rely on such letter issued. Nothing exists that would reasonably be expected to adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any related trust.

(d)            Neither the Company nor any of its ERISA Affiliates has ever sponsored, contributed to, been obligated to contribute to, or has had any Liability (whether contingent or otherwise) under (i) an employee benefit plan subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, (ii) a “multiemployer plan” (within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA), (iii) a “multiple employer plan” as defined in Section 413(c) of the Code or Section 4063 or 4064 of ERISA, or (iv) a multiple employer welfare arrangement as defined in Section 3(40) of ERISA.

(e)            Neither the Company nor any of its Subsidiaries has any obligation to provide health benefits to any employee, participant, dependent or former employee following termination of employment, except continuation coverage required under Section 4980B of the Code (or equivalent state Law).

(f)            The Company has made available to the Parent or to the Parent’s counsel true and complete copies of the following documents relating to the Company Benefit Plans: (i) all Company Benefit Plan documents and where applicable, summary plan descriptions and summaries of benefits and coverage (Affordable Care Act-mandated SBCs); (ii) the most recently filed Form 5500 for each Company Benefit Plan for which a Form 5500 is required to be filed, if any, and, (iii) with respect to each Company Benefit Plan intended to be qualified under Section 401(a) of the Code, a favorable IRS determination, opinion or advisory letter.

(g)            Each Company Benefit Plan that is a nonqualified deferred compensation plan subject to Section 409A of the Code has been operated and administered in compliance with Section 409A of the Code. There is no Contract to which the Company or a Subsidiary is a party by which it is bound to compensate, gross-up, indemnify or otherwise reimburse any individual for taxes imposed pursuant to Section 409A or Section 4999 of the Code

2.17         Taxes. Except as set forth in Section 2.17 of the Disclosure Schedule:

(a)            The Company and each of its Subsidiaries has filed all Tax Returns required by applicable Law to be filed by the Company and any of its Subsidiaries. Such Tax Returns were correct and complete in all material respects and have been prepared in material compliance with all applicable Legal Requirements. All Taxes due and owing by or with respect to the Company and each of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid in full. With respect to the periods for which Tax Returns have not been filed, the Company and each of its Subsidiaries has established adequate reserves in the Financial Statements for the payment of all Taxes. No written claim has ever been made by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that any such entity is or may be subject to taxation by that jurisdiction or may be required to file Tax Returns in that jurisdiction.

(b)            The Company and each of its Subsidiaries has: (i) collected and withheld all Taxes that are required to be collected or withheld in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party; (ii) properly classified any employee, independent contractor, creditor, stockholder, or other third party for Tax purposes; and (iii) timely submitted and paid all such collected and withheld amounts to the appropriate authorities. The Company and each of its Subsidiaries is in compliance with the back-up withholding and information reporting requirements under: (i) the Code and the rules and regulations promulgated thereunder, and (ii) all other applicable Legal Requirements.

(c)            There are no Liens for Taxes on any assets or properties of the Company or any of its Subsidiaries, other than Permitted Liens.

(d)            No Governmental Authority is currently conducting any Tax audits or other Proceedings or, to the Company’s Knowledge, has threatened such in writing with regard to any Tax Returns of the Company or any of its Subsidiaries. No deficiencies for any Taxes have been proposed, asserted, or assessed against the Company or any of its Subsidiaries, and no request for waivers of the time to assess any such Taxes has been requested, granted or are pending. All Taxes due by the Company and each of its Subsidiaries with respect to completed and settled examinations or concluded litigation have been paid in full. Neither the Company nor any of its Subsidiaries has requested or executed an extension or waiver of any statute of limitations in respect of Taxes or any Tax Returns, and neither the Company nor any of its Subsidiaries has agreed to be or is the beneficiary of any extension of time with respect to a Tax assessment or deficiency or any adjustment to a Tax Return that may be made.

(e)            The sum of (i) the Company’s U.S. federal net operating loss for 2019, and (ii) existing Company net operating loss carryovers from prior years, is at least $25,000,000 as of December 31, 2019. There currently are no limitations on the utilization of the net operating losses, built-in losses, capital losses, Tax credits or other similar items of the Company (if any) under (i) Section 382 of the Code, (ii) Section 383 of the Code, (iii) Section 384 of the Code, (iv) Section 269 of the Code, (v) the Treasury Regulations under Section 1502 of the Code, or (vi) or any comparable provision of state, local or foreign Tax law (for the avoidance of doubt, the foregoing provisions of this sentence do not apply to any limitations arising out of or resulting from this Agreement).

(f)            Neither the Company nor any of its Subsidiaries owns any assets that currently constitute unclaimed property or is subject to any escheat obligations under applicable law. The Company and each of its Subsidiaries has complied in all material respects with all applicable unclaimed property and escheat laws. Without limiting the generality of the foregoing, the Company and each of its Subsidiaries has established and followed procedures to identify any unclaimed property and, to the extent required by applicable law, remitted such unclaimed property to the applicable Governmental Authority. The Company’s and each of its Subsidiaries’ records are adequate to permit a Governmental Authority or other outside auditor to confirm the foregoing representations.

(g)            Since the Latest Balance Sheet Date, neither the Company nor any of its Subsidiaries has settled or compromised any Tax liability, filed any amended Tax Return or surrendered any right to claim a material Tax Refund, offset, or other reduction in Tax liability.

(h)            Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period beginning after the Closing Date as a result of any “closing agreement” as described in Code section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed at or prior to the Closing.

(i)            Neither the Company nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group (other than a group the parent of which is the Company or Turbine Air Systems, Ltd. when Turbine Air Systems, Ltd. was the operating entity preceding the formation of the Company). Neither the Company nor any of its Subsidiaries has any Liability for the Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), by operation of law, as a transferee or successor, by Contract or otherwise (other than of the Company and its Subsidiaries).

(j)            Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax allocation, indemnification, sharing or similar agreement (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Authority). Neither the Company nor any of its Subsidiaries has a contractual or legal obligation to indemnify any other Person with respect to Taxes (other than of the Company and its Subsidiaries). Neither the Company nor any of its Subsidiaries has granted any powers of attorney with respect to Taxes that will remain in force after the Closing Date. No closing agreement, private letter ruling, technical advice memoranda or similar advice or ruling relating to Taxes have been entered into or issued by any Governmental Authority with respect to or in respect of the Company or any of its Subsidiaries.

(k)            Neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” within the meaning of Code section 355(a)(1)(A).

(l)            Neither the Company nor any of its Subsidiaries has at any time been a party to any ‘‘reportable transaction,’’ as defined in Treasury Regulations Section 1.6011-4(b).

2.18         Contracts and Commitments.

(a)            Section 2.18(a)of the Disclosure Schedule sets forth a list of all Key Contracts as of the date of this Agreement.

(b)            The Company has delivered to, or has made available in the “Project OSC” Dropbox to, Parent a copy of each Key Contract. A written summary setting forth all of the material terms and conditions of each oral Contract listed on Section 2.18(b) of the Disclosure Schedule has been delivered to Parent. Each Key Contract is in full force and effect and is a valid and binding obligation of the Company and, subject to obtaining any necessary consents disclosed on Section 2.18(b) of the Disclosure Schedule, will continue to be in full force and effect following the consummation of the transaction contemplated by this Agreement. As of the date hereof, with respect to all Key Contracts, neither the Company nor its Subsidiaries nor, to the Company’s Knowledge, any other party to any such Key Contract, is in breach thereof or default thereunder and there does not exist under any thereof any event which, with the giving of notice or the lapse of time, would constitute such a breach or default. As of the date of this Agreement, none of the parties to the Key Contracts has given written notice to the Company of its intent to cancel, terminate or otherwise materially alter its relationship with the Company in the future and, to the Company’s Knowledge, none of such parties intends to do so.

2.19         Compliance with Laws. The Company and its Subsidiaries are in material compliance with all applicable Laws and all Orders of any Governmental Authority applicable to the Company and its Subsidiaries. The Company and its Subsidiaries have all material permits, certificates, licenses, approvals and other authorizations required under applicable Laws or necessary in connection with the conduct of its business (“Permits”). Section 2.19 of the Disclosure Schedule is a list of all material Permits of the Company and its Subsidiaries and all applications pending before any Governmental Authority for the issuance of any Permits or the renewal thereof. Notwithstanding anything to the contrary, no representation is made in this Section 2.19 with respect to the matters described in Sections 2.16 (Employee Benefit Plans), 2.17 (Taxes), 2.20 (Employee and Labor Matters) or 2.21 (Environmental Matters).

2.20         Employee and Labor Matters. Except as set forth in Section 2.20 of the Disclosure Schedule (a) the Company and its Subsidiaries are in material compliance with all applicable Laws regarding employment and employment practices; (b) to the Company’s Knowledge, there is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending before the National Labor Relations Board; (c) there is no labor strike, slowdown, work stoppage or lockout in effect or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries, and the Company and its Subsidiaries have not experienced any such labor strike, slowdown, work stoppage or lockout since the date that is three (3) years prior to the date hereof; (d) there is no charge or complaint pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries before the Equal Employment Opportunity Commission or any similar state, local or foreign agency responsible for the prevention of unlawful employment practices; (e) neither the Company nor any of its Subsidiaries is party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority with respect to employees or employment practices; (f) the Company and its ERISA Affiliates will not have any obligation for any change in control, severance or similar payments or benefits under any Company Benefit Plan or severance policy, agreement, plan or program as a result of the transactions contemplated hereunder; (g) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement; and (h) the Company and its Subsidiaries are in compliance in all material respects with their respective obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 (“WARN Act”). Section 2.20 of the Disclosure Schedule sets forth (i) the name and current annual salary (or rate of pay) and other compensation now payable by the Company and its Subsidiaries to each officer, employee, independent contractor or consultant of the Company and its Subsidiaries whose annual compensation is in excess of $250,000, (ii) any material increase to become effective after the date of this Agreement in the total compensation or rate of total compensation payable by the Company or any Subsidiary to each individual listed pursuant to clause (i), and (iii) all presently outstanding loans and advances (other than routine travel and expense advances to be repaid or formally accounted for within 60 days) made by the Company or any Subsidiary to, or made to the Company or any Subsidiary by, any director, officer, employee, independent contractor or consultant of the Company or any Subsidiary.

2.21         Environmental Matters. Except as set forth in Section 2.21 of the Disclosure Schedule:

(a)            Neither the Company nor any of its Business Facilities is in material violation of, has materially violated since April 1, 2015 (but only as to such time period(s) during which the Company leased, operated, owned, or managed such Business Facilities) or is in material non-compliance with, any Environmental Laws in connection with the ownership, use, maintenance or operation of, or conduct of the business of, the Company or any of its Business Facilities.

(b)            No Materials of Environmental Concern are present, or have been released since April 1, 2015 (but only as to such time period(s) during which the Company leased, operated, owned, or managed such Business Facilities) or, to Company’s Knowledge, are threatened to be released on or under any of the Real Property of any Business Facility in quantities or concentrations that exceed the applicable standards established by Environmental Laws for commercial properties. The Company has not received any written notice of any release or threatened release of Materials of Environmental Concern, or of any Remediation obligation under Environmental Laws or Environmental Permits, relating to the Real Property of any Business Facility.

(c)            The Company is not subject to any final or issued or, to Company’s Knowledge, pending or threatened, Environmental Claims.

(d)            No Materials of Environmental Concern generated by the Company from any Business Facility, have been treated, stored, disposed of, or released at a location that has been nominated or identified as a facility that is subject to an existing or threatened claim that requires remediation at such facility under Environmental Laws.

(e)            The Company has not voluntarily undertaken the Remediation of any Business Facility or other site, or entered into any agreement for the payment of costs associated with such activity, and there are no obligations, undertakings, or Liabilities arising out of or relating to Environmental Laws that the Company has agreed to, assumed, or retained, by Contract or otherwise.

(f)            To the Company’s Knowledge, no requirement of Environmental Laws will require future compliance costs on the part of the Company (assuming that the conduct and scope of its business conforms to the conduct and scope of its business prior to the Closing) in excess of twenty-five thousand dollars and no cents ($25,000.00) above costs currently expended in the Ordinary Course of Business.

(g)            The Company does not have any direct or indirect contingent Liability in connection with the release of any Materials of Environmental Concern into the environment.

(h)            The Company has filed and/or maintained all notices, notifications, financial assurance, environmental management plans, worker protection plans, applications or other documents or instruments that are required by applicable Environmental Laws to be maintained or filed with a Governmental Authority by the Company for the operation of its business or the ownership or operation of any Business Facility.

2.22         Insurance.

(a)            Set forth in Section 2.22(a) of the Disclosure Schedule is a list of all material policies of property, fire and casualty, product liability, general liability, workers’ compensation and other forms of insurance held by the Company and its Subsidiaries with respect to the business and assets of the Company and its Subsidiaries, including the following information: (i) the issuer of each such policy, (ii) the amount of coverage still available and outstanding under each such policy, (iii) whether each such policy is a “claims made” or an “occurrences” policy and (iv) any retrospective premium adjustments. Copies of such policies have been made available to the Parent.

(b)            (i) The policies listed in Section 2.22(a) of the Disclosure Schedule are in full force and effect, (ii) all premiums and retained losses within deductibles or self-insured retentions due with respect thereto have been paid or accrued, (iii) to the Company’s Knowledge, no notice of termination or cancellation has been received by the Company or any of its Subsidiaries with respect to any such policy and (iv) no notice has been received by the Company or any of its Subsidiaries that indicates that material changes in any such policy are required as a condition to the continuation of coverage under, or renewal of, any such policy.

2.23         Material Customers and Suppliers.

(a)            Section 2.23(a) of the Disclosure Schedule sets forth the top ten (10) customers of the Company and its Subsidiaries (based on the dollar amount of sales to such customers) for the twelve-month period ended February 29, 2020 (the “Material Customers”). Except as set forth in Section 2.23(a) of the Disclosure Schedule, as of the date of this Agreement, neither the Company nor any Subsidiary has received written notice that any Material Customer intends to terminate its relationship with the Company or any of its Subsidiaries.

(b)            Section 2.23(b) of the Disclosure Schedule sets forth the top ten (10) suppliers of the Company and its Subsidiaries (based on the dollar amount of purchases from such suppliers) for the twelve-month period ended February 29, 2020 (“Material Suppliers”). Except as set forth in Section 2.23(b) of the Disclosure Schedule, as of the date of this Agreement, neither the Company nor any of its Subsidiaries has received written notice that any Material Supplier intends to terminate its relationship with the applicable Company or Subsidiary to which it is a material supplier.

2.24         WIP Schedule. Attached as Section 2.24 of the Disclosure Schedule is a schedule of work in progress for all Contracts for the sale of goods or services (the “WIP Schedule”) showing: (a) the price of each Contract, (b) the status and estimated value of all work completed through the Latest Balance Sheet Date (the “WIP Date”), (c) the amount of revenue billed and received as of the WIP Date, (d) the retainage withheld from the work billed and the estimated amount of retainage for unbilled completed work, (e) the expected total cost to complete each Contract as of the WIP Date, and (f) the value of the remaining work. The WIP Schedule fairly represents in all material respects the total estimated Contract costs and values (taking into account man-hours required, project duration, cost of labor and materials, including any escalation thereof, subcontractor costs, and other elements of Contract costs), and, except as set forth on Section 2.24 of the Disclosure Schedule, to the Company’s Knowledge, there is no dispute over amounts billed thereunder or of any intention to hold back amounts in excess of contractually permitted retainages.

2.25         Affiliate Transactions. Except as set forth in Section 2.25 of the Disclosure Schedule, as of the date hereof, there are no contracts between the Company or any of its Subsidiaries, on the one hand, and its officers, directors or Company Stockholders or any Affiliate of its officers, directors or Company Stockholders (other than the Company or any of its Subsidiaries), on the other hand. Except as set forth in Section 2.25 of the Disclosure Schedule, neither the Company, any of its Subsidiaries, nor any officers, directors or Company Stockholders, as of the date of this Agreement, has any direct interest (a) in any Person that is a customer, supplier, or competitor of the Company or any of its Subsidiaries, or (b) in any material property or asset that is owned or used by the Company or any of its Subsidiaries in the conduct of its business.

2.26         Bank Accounts. Section 2.26 of the Disclosure Schedule sets forth a true and complete list of (a) the name and address of each bank with which the Company and its Subsidiaries has an account or safe deposit box, (b) the name of each Person authorized to draw thereon or have access thereto, and (c) the account number for each bank account of Company and its Subsidiaries.

2.27         Brokers. Except for Lazard Middle Market LLC, no broker, finder or financial advisor or other Person is entitled to any brokerage fees, commissions, finders’ fees or financial advisory fees in connection with the Merger by reason of any action taken by the Company, any of its Subsidiaries or any of their respective or its directors, officers, employees, representatives or agents.

Article 3
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby represent and warrant to the Company, as of the date hereof and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date (except for such representations and warranties as are made only as of a specific date, which shall be made only as of such date), as follows:

3.1           Organization and Standing. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Neither Parent nor Merger Sub is in violation of any of the provisions of its certificate of incorporation or bylaws, except as would not have a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

3.2            Authority. Parent and Merger Sub have all necessary corporate power and authority to execute and deliver this Agreement and each certificate and other instrument required to be executed and delivered by Parent and Merger Sub pursuant hereto, to perform their obligations hereunder and thereunder and to consummate the Merger and the other transactions contemplated hereby and thereby. The execution, delivery and performance by Parent and Merger Sub of this Agreement and each certificate and other instrument required to be executed and delivered by Parent and Merger Sub pursuant hereto and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement and each certificate and other instrument required to be executed and delivered by Parent or Merger Sub pursuant hereto has been (or will be) duly and validly executed and delivered by Parent or Merger Sub, as applicable, and, assuming the due authorization, execution and delivery by the Company and the Stockholder Representative, constitutes (or will constitute) a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the rights and remedies of creditors and by general principles of equity.

3.3           No Conflicts. The execution and delivery of this Agreement and each certificate and other instrument required to be executed and delivered by Parent and Merger Sub pursuant hereto, compliance with the provisions of this Agreement and each certificate or other instrument required to be executed and delivered by Parent and Merger Sub pursuant hereto and the consummation of the Merger and the other transactions contemplated hereby and thereby, will not (a) conflict with or violate the certificate of incorporation or bylaws of Parent or Merger Sub, (b) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, or result in the loss of any benefit to which Parent or Merger Sub is entitled under, any Contract, Permit, Security Interest or other interest to which Parent or Merger Sub is a party or by which Parent or Merger Sub is bound or to which the assets of Parent or Merger Sub are subject, (c) result in the creation or imposition of any Security Interest upon any assets of Parent or Merger Sub, or (d) violate any Legal Requirements applicable to Parent or Merger Sub or any of their respective properties or assets.

3.4           Governmental Filings and Consents. No Consents of or with any Governmental Authority are required on the part of Parent or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the Merger or any other transactions contemplated hereby or thereby, except for (a) the filing of the Certificate of Merger, (b) compliance with the applicable requirements of the HSR Act or any other Antitrust Law; and (c) such other consents, authorizations, filings, approvals, notices and registrations which, if not obtained or made, would not prevent, materially alter or materially delay the consummation of the Merger or any of the other transactions contemplated by this Agreement.

3.5           Funds. On the Closing Date, Parent has, in the form of cash on hand together with amounts available for borrowing under Parent’s existing credit arrangements, sufficient funds to pay all amounts due pursuant to Article 1 and to otherwise consummate the transactions contemplated by this Agreement.

3.6           Brokers’ and Finders’ Fees. Neither Parent nor Merger Sub has incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or the transactions contemplated hereby for which the Company, the Stockholder Representative or any Company Stockholder shall have any liability.

3.7           Investigation. PARENT ACKNOWLEDGES AND AGREES THAT IT HAS BEEN FURNISHED WITH, OR GIVEN ADEQUATE ACCESS TO, SUCH INFORMATION ABOUT THE COMPANY CAPITAL STOCK, THE COMPANY AND ITS SUBSIDIARIES, AND ANY OTHER ASSETS, RIGHTS OR OBLIGATIONS TO BE TRANSFERRED HEREUNDER OR PURSUANT HERETO, AS IT HAS REQUESTED, AND THE PROJECTIONS. PARENT FURTHER ACKNOWLEDGES AND AGREES THAT ANY CLAIMS PARENT MAY HAVE FOR BREACH OF REPRESENTATION OR WARRANTY SHALL BE BASED SOLELY ON THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY SET FORTH IN ARTICLE 2 HEREOF (AS MODIFIED BY THE DISCLOSURE SCHEDULE).

Article 4
COVENANTS OF THE PARTIES

4.1           Solicitation of Stockholder Approval.

(a)            As soon as practicable following the execution and delivery of this Agreement, the Company shall take all action necessary in accordance with this Agreement, the DGCL and the Company Organizational Documents to solicit a Stockholder Written Consent from each Company Stockholder. Promptly following the Company’s receipt of the Requisite Stockholder Approval, but in no event later than two (2) business days after Parent has approved such materials pursuant to this Section 4.1, the Company shall deliver to any Company Stockholder who has not executed a Stockholder Written Consent a notice of approval of the Merger and the adoption of this Agreement by written consent of the Company Stockholders pursuant to the applicable provisions of the DGCL and the Company Organizational Documents, which notice shall be in a form which constitutes and shall constitute the notice to the Company Stockholders required by the DGCL that appraisal rights may be available to the Company Stockholders in accordance with the DGCL.

(b)            Any materials to be submitted to the Company Stockholders in connection with the Company’s solicitation of the Company Stockholders described above or notices with respect to appraisal rights (the “Soliciting Materials”) shall be subject to review and approval by Parent and shall include information regarding the Company, the terms of the Merger, the Agreement of Merger, this Agreement and the unanimous recommendation of the Board of Directors of the Company in favor of the adoption of this Agreement and approval of the Merger and the other transactions contemplated hereby. All Soliciting Materials shall include the unanimous recommendation of the Board of Directors of the Company that all of the Company Stockholders consent to the adoption of this Agreement and approve the Merger and the other transactions contemplated hereby. Neither the Board of Directors of the Company nor any committee thereof shall withhold, withdraw, amend or modify, or propose to withhold, withdraw, amend or modify, such unanimous recommendation. The Company shall promptly advise Parent in writing if, at any time prior to the Closing, the Company shall obtain Knowledge of any facts that might make it necessary or appropriate to amend or supplement the Soliciting Materials in order to make statements contained or incorporated by reference therein not misleading or to comply with applicable Legal Requirements. Notwithstanding anything in this Agreement to the contrary, the Company shall not include in the Soliciting Materials any information with respect to Parent or its affiliates (other than the names of Parent and Merger Sub) which has not been consented to in writing by Parent prior to such inclusion, except as required pursuant to applicable Legal Requirements.

(c)            The Company shall distribute Joinder Agreements to the Company Stockholders promptly following the execution of this Agreement and use commercially reasonable efforts to obtain executed copies of a Joinder Agreement on or prior to the Closing Date from each Company Stockholder and to deliver executed copies thereof to Parent prior to the Closing.

(d)            Notwithstanding anything to the contrary, immediately following the execution and delivery of this Agreement, the Company will solicit, obtain and deliver to Parent a true, correct and complete copy of (i) Stockholder Written Consents signed by each of the Company Support Stockholders and (ii) an executed Joinder Agreement signed by each of the Company Support Stockholders.

4.2            Solicitation of 280G Approval.

(a)            Promptly following the execution of this Agreement and prior to the Closing Date, the Company shall submit to the Company Stockholders for approval by such number of Company Stockholders as is required by the terms of Section 280G(b)(5)(B) of the Code, any payments and/or benefits, if any, that may separately or in the aggregate, constitute “excess parachute payments” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) (“Section 280G Payments”), such that such payments and benefits shall not be deemed to be “excess parachute payments” under Section 280G of the Code, and, if applicable, prior to the Effective Time the Company shall deliver to Parent evidence satisfactory to Parent (i) that a Company Stockholder vote was solicited in conformance with Section 280G and the regulations promulgated thereunder, and, if applicable, the requisite Company Stockholder approval was obtained with respect to any payments and/or benefits that were subject to the Company Stockholder vote (the “280G Approval”), or (ii) that the 280G Approval was not obtained and as a consequence, that such “excess parachute payments” shall not be made or provided. Notwithstanding the foregoing, the transactions contemplated by this Agreement and the Closing shall not be subject to the Company obtaining such Company Stockholder approval.

(b)            Any materials to be submitted to the Company Stockholders in connection with the Company’s solicitation of the 280G Approval (the “280G Soliciting Materials”) shall be subject to review and approval by Parent. The Company will promptly advise Parent in writing if at any time prior to the Closing, to the Company’s Knowledge, any facts arise that might make it necessary or appropriate to amend or supplement the 280G Soliciting Materials in order to make statements contained or incorporated by reference therein not misleading or to comply with applicable Legal Requirements. Anything to the contrary contained herein notwithstanding, the Company shall not include in the 280G Soliciting Materials any information with respect to Parent or its affiliates or associates, the form and content of which shall not have been consented to in writing by Parent prior to such inclusion, except as required pursuant to applicable Legal Requirements.

4.3           Commercially Reasonable Efforts to Complete; Third Party Consents.

(a)            Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use all commercially reasonable efforts to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable Legal Requirements and regulations to satisfy the conditions set forth in Article 5 and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

(b)            In furtherance and not in limitation of Section 4.3(a), the Company shall, and shall cause each of its Subsidiaries to, use all commercially reasonable efforts to obtain all necessary consents, waivers and approvals of any parties to any Contracts to which the Company or any of its Subsidiaries is a party as are required in connection with the Merger in order to ensure that all such Contracts remain in full force and effect from and after the Effective Time in accordance with their respective terms and to preserve all rights of, and benefits to, Parent and the Surviving Corporation under such Contracts from and after the Effective Time, including, but not limited to, the consents set forth on Section 4.3(b) of the Disclosure Schedule. All such consents, waivers and approvals shall be in a form and substance reasonably acceptable to Parent. In the event that the other parties to any such Contract, including any lessor or licensor of any Real Property Leases, conditions its grant of a consent, waiver or approval, or its willingness enter into any novation or terminate any Contract (including by threatening to exercise a “recapture” or other termination right) upon or otherwise required in response to a notice or request for consent, novation or termination relating to this Agreement, the payment of a consent, novation or termination fee, “profit sharing” payment or other consideration, including increased rent payments or other payments under the Contract or the provision of additional security (including a guaranty), (i) the Company shall not, and shall cause each of its Subsidiaries not to, make or commit to make any such payment or provide any such consideration without the Parent’s prior written consent, and (ii) any such payment shall be deemed to be a Transaction Expense for all purposes of and under this Agreement.

4.4            Regulatory Approvals.

(a)            In furtherance and not in limitation of the terms of Section 4.3, each of the Company, its Subsidiaries and Parent shall promptly execute and file, or join in the execution and filing of, any application, notification or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Authority, whether federal, state, local or foreign, that may be reasonably required, or that Parent may reasonably request, in connection with the consummation of the transactions contemplated hereby. Each of the Company and Parent shall use commercially reasonable efforts to obtain all such authorizations, approvals and consents. To the extent permitted by applicable Legal Requirements, each of the Company and Parent shall promptly inform the other of any material communication between the Company or Parent (as applicable) and any Governmental Authority regarding the transactions contemplated hereby. If the Company or Parent or any affiliate thereof shall receive any formal or informal request for supplemental information or documentary material from any Governmental Authority with respect to the transactions contemplated hereby, then the Company or Parent (as applicable) shall make, or cause to be made, as soon as reasonably practicable, a response in compliance with such request. Each of the Company and Parent shall direct, in its sole discretion, the making of such response, but shall consider in good faith the views of the other.

(b)            Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, it is expressly understood and agreed that (i) neither Parent nor the Company shall have any obligation to litigate any administrative or judicial action or proceeding that may be brought in connection with the transactions contemplated by this Agreement, and (ii) Parent shall not be required to (A) agree to any license, sale or other disposition or holding separate (through the establishment of a trust or otherwise), of shares of capital stock or of any business, assets or property of Parent, or of the Company or its affiliates, or the imposition of any limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock, or (B) take any action under Section 4.3, this Section 4.4 or any other provision of this Agreement if any Governmental Authority that has the authority to enforce any Antitrust Law seeks, or authorizes its staff to seek, a preliminary injunction or restraining order to enjoin consummation of any transaction contemplated by this Agreement.

4.5           Conduct of Business. Except (i) as contemplated by or necessary to effectuate this Agreement, (ii) as required by applicable Law or (iii) as set forth in Section 4.5of the Disclosure Schedule, during the period from the date hereof to the Closing Date, unless Parent otherwise consents in advance (which consent shall not be unreasonably withheld, conditioned or delayed), the Company and its Subsidiaries shall conduct the business of the Company and its Subsidiaries in the Ordinary Course of Business and shall not:

(a)            incur, assume or guarantee any Indebtedness for borrowed money, other than (i) in connection with the purchase or lease of capital equipment or (ii) Indebtedness that will otherwise be paid pursuant to Section 1.8;

(b)            issue, sell, deliver, redeem or purchase any of the equity securities of the Company or any of its Subsidiaries, or grant or enter into any options, warrants, rights, agreements or commitments with respect to the issuance of the securities of the Company or any of its Subsidiaries, or amend any terms of any such equity securities or agreements, in each case except for issuances of securities upon the exercise of outstanding options and warrants and redemptions or purchases pursuant to the terms of existing Contracts of the Company or any of its Subsidiaries;

(c)            materially increase the rate of compensation or benefits (other than customary periodic raises in the Ordinary Course of Business) of, or pay or agree to pay any benefit to, present or former members, managers, directors or officers of the Company or any of its Subsidiaries, except as may be required by any existing Company Benefit Plan or any agreement, policy, program or arrangement of the Company or any of its Subsidiaries, or that which would be deemed a Transaction Expense;

(d)            except as may be required by Law or existing Contract, or that which would be deemed a Transaction Expense, materially increase the compensation payable to any executive employee of the Company or any of its Subsidiaries;

(e)            sell, lease, transfer or otherwise dispose of any material capital assets, real, personal or mixed, or mortgage or encumber any material properties or assets, whether real or personal, other than (i) a sale, transfer or disposition to a third-party for fair market value, (ii) a mortgage or encumbrance in connection with the purchase or lease of real estate or (iii) Permitted Liens;

(f)            acquire or agree to acquire by merging or consolidating with, or by purchasing the stock or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material to the Company and its Subsidiaries, taken as a whole, other than in connection with the purchase or lease of capital equipment;

(g)            effectuate a “plant closing” or “mass layoff” (as those terms are defined under the WARN Act) of employees of the Company or any of its Subsidiaries;

(h)            amend any of the Fundamental Documents of the Company or any of its Subsidiaries;

(i)              account for all WIP Projects in a manner consistent with past practice;

(j)              change any of its material accounting principles, methods or practices other than as required by GAAP; or

(k)             agree, whether in writing or otherwise, to do any of the foregoing.

Notwithstanding anything to the contrary, (i) nothing contained herein shall give to Parent, directly or indirectly, the right to control or direct the business of the Company or any of its Subsidiaries prior to the Closing and (ii) the Company and its Subsidiaries may at any time or from time to time prior to the Closing use any cash on hand for any purpose (including making distributions or paying dividends to the Company Stockholders or any of their Affiliates, redeeming any equity interests, paying any Taxes (including estimated Taxes) or repaying any Indebtedness).

4.6           Access to Information; Confidentiality.

(a)            During the period from the date of this Agreement through the Closing Date (or the earlier termination of this Agreement), the Company and its Subsidiaries shall give Parent and its agents and authorized representatives (including prospective lenders) reasonable access in accordance with the terms of the Confidentiality Agreement (as defined below) to all offices, books and records, officers, employees and advisors of the Company and its Subsidiaries as Parent may reasonably request (upon reasonable prior notice) during normal business hours; provided, however, that neither the Company nor any of its Subsidiaries is under any obligation to disclose to Parent or any such representative any information the disclosure of which is restricted by Contract or applicable Law or could compromise any applicable privilege (including the attorney-client privilege). Parent covenants that any investigation shall be conducted in such a manner as not to unreasonably disrupt the normal operations of the Company and its Subsidiaries. Notwithstanding anything to the contrary, nothing herein shall be construed as granting Parent or its representatives access to any Real Property for purposes of performing environmental testing, assessment, investigation, sampling or testing without the prior written approval of the Stockholder Representative, in its sole discretion.

(b)            From and after the Closing Date, (i) for any reasonable business purpose, (ii) to the extent necessary for the preparation of financial statements, regulatory filings or Tax returns of the Company Stockholders or their Affiliates, (iii) in connection with any Proceeding or (iv) in connection with the determination of any matter relating to the rights or obligations of the Company Stockholders or any of their Affiliates under this Agreement or any of the other Transaction Documents to which they are party, Parent shall give the Stockholder Representative and its agents and authorized representatives reasonable access to all offices, facilities, books and records, officers, employees and advisors of the Company and their Subsidiaries as the Stockholder Representative may reasonably request (upon reasonable prior notice) during normal business hours; provided, however, that Parent is not under any obligation to disclose to the Stockholder Representative or any such representative any information the disclosure of which is restricted by Contract or applicable Law or could compromise any applicable privilege (including the attorney-client privilege). The Stockholder Representative covenants that any investigation shall be conducted in such a manner as not to unreasonably disrupt the normal operations of the Company and its Subsidiaries.

(c)            Any information provided to or obtained by Parent relating to the Company and its Subsidiaries or Affiliates shall be deemed confidential information as described in the Confidentiality Agreement dated as of December 13, 2019, between the Company and Parent (the “Confidentiality Agreement”), and shall be held by Parent in accordance with, and be subject to the terms of, the Confidentiality Agreement. Notwithstanding anything to the contrary, the terms and provisions of the Confidentiality Agreement shall survive the termination of this Agreement in accordance with the terms thereof. In the event of the termination of this Agreement for any reason, Parent shall comply with the terms and provisions of the Confidentiality Agreement.

4.7            Preservation of Records. Following the Closing, Parent agrees that it shall, and it shall cause the Company and its Subsidiaries and Affiliates to, preserve and keep the records held by them or their Affiliates as of the Closing Date relating to the business of the Company and its Subsidiaries for a period of seven (7) years from the Closing Date. In the event that Parent (on behalf of itself, or following the Closing on behalf of the Company or its Subsidiaries) wishes to destroy such records after that time, Parent shall first give ninety (90) days prior written notice to the Stockholder Representative, and the Stockholder Representative shall have the right at its option and expense, upon prior written notice given to Parent within that ninety (90) day period, to take possession of the records within one-hundred eighty (180) days after the date of such notice.

4.8            Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties shall (i) use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Merger at the earliest practicable date (including actions necessary to prevent the entry of any injunction or other Order and to appeal as promptly as possible any such injunction or other Order that may be entered in connection with the Merger) and (ii) refrain from taking any actions that could reasonably be expected to impair, delay or impede the Closing. Without limiting the foregoing, each party shall use its reasonable best efforts to cause the Closing to occur by the Outside Date.

4.9           Consents. Without limiting the generality of Section 4.8, each of the parties will use its commercially reasonable efforts to obtain all licenses, permits, authorizations, consents and approvals of all third parties and Governmental Authorities necessary in connection with the consummation of the Merger prior to the Closing, including the consents and approvals referred to in Sections 2.4(c) and 3.4, and waive any defaults that could arise or result from the consummation of the Merger and the Transaction Documents. Each of the parties will make or cause to be made all filings and submissions under applicable Laws as may be required for the consummation of the Merger. The parties will coordinate and cooperate with each other in exchanging such information and assistance as any of the parties may reasonably request in connection with the foregoing.

4.10         HSR Filings and Authorizations; Consummation.

(a)            Each of Parent and the Company shall (i)comply at the earliest practicable date with any request under the HSR Act or other Antitrust Laws for additional information, documents, or other materials received by each of them or any of their respective Subsidiaries or Affiliates from the Federal Trade Commission (“FTC”), the Department of Justice or any other Governmental Authority in respect of such filings or such transactions, and (ii) cooperate with each other in connection with any such filing (including, to the extent appropriate and permitted by applicable Law, providing copies of all such documents to the non-filing parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any of the FTC, the Department of Justice or other Governmental Authority under any Antitrust Laws with respect to any such filing or any such transaction. Each such party shall use its reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to any applicable Law in connection with the Merger. Parent shall pay for all filing fees under the HSR Act or other Antitrust Laws and the Company shall promptly reimburse Parent for one-half of such filing fees.

(b)            Each such party shall promptly inform the other parties of any oral communication with, and provide copies of written communications with, any Governmental Authority regarding any such filings or any such transaction. Neither Parent nor the Company or any of their respective Subsidiaries or Affiliates shall independently participate in any formal meeting with any Governmental Authority in respect of any such filings, investigation, or other inquiry without giving the other parties prior notice of the meeting and, to the extent appropriate and permitted by such Governmental Authority, the opportunity to attend and/or participate. Subject to applicable Law, the parties will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto relating to proceedings under the HSR Act or other Antitrust Laws. Any party may, as it deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other parties under this Section 4.10 as “outside counsel only.” Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient, unless express written permission is obtained in advance from the source of the materials.

(c)             Each of Parent and the Company shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the Merger under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or constituting anticompetitive conduct (collectively, the “Antitrust Laws”). Each of Parent and the Company shall use reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

4.11         Public Announcements. The parties shall not issue any report, statement or press release or otherwise make any other public statement with respect to this Agreement and the Merger without prior consultation with and approval of the other parties.

4.12         Updates. From and after the date of this Agreement until the Closing Date, the Stockholder Representative may prepare and deliver to Parent supplements and/or amendments to the Disclosure Schedule (which may contain additional Sections to the Disclosure Schedule that are not in existence as of the date hereof relating to any of the provisions contained in Article 2, such supplement, amendment or new Sections to the Disclosure Schedule being referred to as an “Update”) with respect to matters arising after the date hereof. Any such Update shall be for informational purposes only and shall not affect the right to indemnification in accordance with the provisions of Article 6 unless specifically agreed in writing by Parent.

4.13         Exculpation, Etc.

(a)            For six (6) years following the Closing Date, Parent shall cause the Company to fulfill and honor its indemnification obligations to its and its Subsidiaries’ current and former officers and directors in their capacity as such pursuant to the Fundamental Documents (as in effect at least ten (10) days prior to the date of this Agreement) and pursuant to any indemnity agreements between the Company and its and its Subsidiaries’ current and former officers and directors in their capacity as such approved by the Board of Directors of the Company and the Company Stockholders (each as in effect at least ten (10) days prior to the date of this Agreement and provided that such indemnity agreements have been delivered to Parent).

(b)            The provisions of this Section 4.13 are intended to be for the benefit of, and will be enforceable by, each such Person entitled to indemnification, his or her heirs and his or her representatives.

4.14         Payment Spreadsheet.

(a)            At least three (3) business days prior to the Closing Date, the Company shall deliver to Parent a payment spreadsheet (the “Payment Spreadsheet”) in form and substance reasonably acceptable to Parent, certified as complete and accurate by the President and Chief Executive Officer and Chief Financial Officer of the Company, setting forth the following information with respect to each Company Stockholder:

(i)               as of immediately prior to the Effective Time, the number of shares of Company Capital Stock held by such Company Stockholder, the certificate number(s) for such shares;

(ii)            as of immediately prior to the Effective Time, the portion of the estimated Merger Consideration and that portion of the estimated Closing Cash Merger Consideration payable in accordance with the terms of this Agreement and in the manner provided herein to such Company Stockholder in respect of all of the shares of Company Capital Stock to be held by such Company Stockholder;

(iii)           that portion of the estimated Merger Consideration otherwise payable to such Company Stockholder that is treated as employment compensation and the amount thereof required to be withheld from such Company Stockholder under applicable Tax withholding laws, if any;

(iv)           that portion of the estimated Merger Consideration which represents such Company Stockholder’s Pro Rata Percentage of the Note and the Earn-out;

(v)            the Pro Rata Percentage of such Company Stockholder; and

(vi)           the mailing address and wire transfer information where all amounts payable pursuant to this Agreement shall be delivered to such Company Stockholder.

(b)            In the event that any information set forth in the Payment Spreadsheet becomes inaccurate at any time prior to the Effective Time, the Company shall deliver a revised Payment Spreadsheet, together with a new certification consistent with Section 4.14(a), whereupon such revised Payment Spreadsheet shall be deemed to be the “Payment Spreadsheet” for all purposes of and under this Agreement; provided, however that the aggregate amounts payable as disclosed in such revised Payment Spreadsheet shall not, without Parent’s written consent, change from the aggregate amounts payable in the Payment Spreadsheet in effect immediately prior to such revised Payment Spreadsheet taking effect.

(c)            The Company acknowledges and agrees that the Parent shall be entitled to rely on the Payment Spreadsheet for purposes of making any payments hereunder.

4.15            Tax Matters.

(a)            Responsibility for Filing Tax Returns.

(i)            The Stockholder Representative, at the cost and expense of the Company, shall prepare, or cause to be prepared, and shall timely file, or cause to be filed, all Tax Returns of the Company and its Subsidiaries for any Pre-Closing Tax Period (the “Company Prepared Returns”). Such Company Prepared Returns shall be prepared on a basis consistent with existing procedures and practices and accounting methods, and, to the extent applicable, the conventions provided in Section 4.15(a)(iv). The Stockholder Representative shall use commercially reasonable efforts to provide copies of such Company Prepared Returns to Parent and its authorized representatives for review at least thirty (30) days prior to the filing thereof, and shall make such revisions to such Company Prepared Returns as are reasonably requested by Parent at least ten (10) days prior to the filing due date with respect thereto. At least thirty (30) days prior to the due date of any Company Prepared Return due after the Closing Date that needs to be signed by the Company or its Subsidiaries, the Stockholder Representative shall submit such Company Prepared Return to Parent and Parent shall cause the Company or its Subsidiaries to sign and timely file the Company Prepared Return in the form submitted by the Stockholder Representative. The Company Stockholders shall pay or cause to be paid all Taxes with respect to such periods and such Tax Returns (excluding any Taxes included in the Final WC Statement or in Transaction Expenses); provided, however, that in lieu of receiving payment from the Company Stockholders Parent may in its sole discretion elect to offset an amount equal to such amount from the amount owed by Parent pursuant to the Note.

(ii)            Parent, at its sole cost and expense, shall cause the Company and its Subsidiaries to prepare and timely file all Tax Returns of the Company and its Subsidiaries for all Post-Closing Tax Periods, including for such purposes, any Straddle Period (the “Parent Prepared Returns”) provided Parent Prepared Returns shall exclude Form 1120 to be filed by or on behalf of the Company for its final tax period before entering the consolidated group of Parent. Parent shall utilize (and cause the Company and each of its Subsidiaries to utilize) mutually agreed accounting firm to prepare the Tax Returns for any Straddle Period of the Company and its Subsidiaries. To the extent that a Parent Prepared Return relates to a Straddle Period, such Tax Return shall be prepared on a basis consistent with existing procedures and practices and accounting methods of the Company and its Subsidiaries in effect as of the Closing Date to the extent permitted by applicable law, using the same tax preparers as were used prior to the Closing and, to the extent applicable, the conventions provided in Section 4.15(a)(iv). At least thirty (30) days prior to the due date of any Parent Prepared Return that relates to a Straddle Period, Parent shall provide a draft of such Tax Return to the Stockholder Representative for the Stockholder Representative’s review and comment. Parent shall make such revisions to such Parent Prepared Returns as are reasonably requested by Stockholder Representative at least ten (10) days prior to the filing due date with respect thereto.

(iii)            Except as required by law, Parent shall not, and shall not allow the Company or any of its Subsidiaries to, file or amend any Tax Return of the Company or its Subsidiaries for a Pre-Closing Tax Period or Straddle Period or otherwise initiate (or otherwise participate in) any other Company Approved Tax Matter without the prior written permission of the Stockholder Representative.

(iv)            Parent and the Stockholder Representative agree with respect to certain Tax matters as follows:

(A)            That no election shall be made to waive the carry back of Tax credit incurred or realized in a Pre-Closing Tax Period by the Company or any of its Subsidiaries; and

(B)            To treat any indemnification payments as adjustments to the Merger Consideration for all relevant Tax purposes.

Unless otherwise required by a determination of a Governmental Authority that is final, Parent shall not (and Parent shall cause the Company and its Subsidiaries not to) file a Tax Return that is inconsistent with any agreement pursuant to this Section 4.15(a)(iv), and Parent shall not (and Parent shall cause the Company and its Subsidiaries not to) take any position during the course of any Tax Contest or other audit or proceedings that is inconsistent with any agreement pursuant to this Section 4.15(a)(iv).

(b)            Straddle Period Tax Returns. To the extent it is not permitted or required in a jurisdiction to elect (which election shall be made, if permitted) to have each Tax year of the Company and its Subsidiaries end on the Closing Date, such that the Company and/or any of its Subsidiaries is required to file a Tax Return for a Straddle Period, the parties agree to use the following conventions for determining the amount of Taxes attributable to the portion of the Straddle Period ending on the Closing Date: (i) in the case of property Taxes and other similar Taxes imposed on a periodic basis, the amount attributable to the portion of the Straddle Period ending on the Closing Date shall be determined by multiplying the Taxes for the entire Straddle Period by a fraction, the numerator of which is the number of calendar days in the portion of the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period; and (ii) in the case of all other Taxes (including income Taxes, sales Taxes, employment Taxes and withholding Taxes), the amount attributable to the portion of the Straddle Period ending on the Closing Date shall be determined as if the applicable Company and/or its Subsidiary filed a separate Tax Return with respect to such Taxes for the portion of the Straddle Period ending as of the end of the day on the Closing Date using a “closing of the books methodology.” For purposes of the foregoing, (A) any item determined on an annual or periodic basis (including amortization and depreciation deductions) shall be allocated to the portion of the Straddle Period ending on the Closing Date based on the relative number of days in such portion of the Straddle Period as compared to the number of days in the entire Straddle Period; (B) any Tax or item of income, gain, loss, deduction or credit resulting from a Parent Closing Date Transaction shall be allocated to the portion of the Straddle Period beginning on the day after the Closing Date; and (C) any item of deduction attributable to any Transaction Deductions shall be allocated to the portion of the Straddle Period ending on the Closing Date.

(c)            Cooperation on Tax Matters. The Stockholder Representative and Parent shall (and Parent shall cause the Company and its Subsidiaries to) (i) assist in the preparation and timely filing of any Tax Return of the Company and its Subsidiaries; (ii) assist in any audit or other proceeding with respect to the Tax Returns or Taxes of the Company and its Subsidiaries; (iii) make available any information, records, or other documents relating to any Taxes or Tax Returns of the Company and its Subsidiaries; (iv) provide any information required to allow the Parent, the Company and its Subsidiaries to comply with any information reporting contained in the Code or other applicable Laws; and (v) provide certificates or forms, and timely execute any Tax Returns, that are necessary or appropriate to establish an exemption for (or reduction in) any Transfer Tax. All obligations of all Persons under this Section 4.15(c) shall end after the expiration of the applicable statute of limitations from all periods or portions thereof that include the Closing Date or any prior date.

(d)            Transfer Taxes. The Company Stockholders will pay, and will indemnify and hold Parent harmless against, any documentary, stamp, stock transfer, or similar Tax imposed on the Company or any of its Subsidiaries or the Company Stockholders as a result of the Merger and any related penalties or interest (collectively, “Transfer Taxes”).

(e)            Tax Contests.

(i)            If any Governmental Authority issues to Parent or the Company or any of its Subsidiaries (1) a notice of its intent to audit or conduct another proceeding with respect to a Tax Return or Taxes of the Company or any of its Subsidiaries for any Pre-Closing Tax Period or Straddle Period or (2) a notice of deficiency for Taxes for any such period, Parent shall notify the Stockholder Representative of its receipt of such communication from the Governmental Authority within ten (10) days of receipt and provide the Stockholder Representative with copies of all correspondence and other documents received from the Governmental Authority. The Company and its Subsidiaries shall control any audit or other proceeding in respect of any Taxes or Tax Returns of the Company or any of its Subsidiaries (a “Tax Contest”); provided, however, (1) the Stockholder Representative, at the sole cost and expense of the Company Stockholders, shall have the right to control (including the settlement or resolution thereof and the selection of counsel) or participate in any Tax Contest to the extent it relates to a Pre-Closing Tax Period and participate in any Tax Contest to the extent it relates to a Straddle Period; and (2) Parent shall not, and shall cause the Company and its Subsidiaries not to, settle, resolve, or abandon a Tax Contest (whether or not the Stockholder Representative participates in or controls such Tax Contest) for a Pre-Closing Tax Period or Straddle Period without the prior written permission of the Stockholder Representative (which shall not be unreasonably withheld, delayed, or conditioned).

(ii)            If the Stockholder Representative elects to control a Tax Contest for a Pre-Closing Tax Period, (1) the Stockholder Representative shall notify Parent of such intent; (2) Parent shall promptly complete and execute, and promptly cause the Company or its Subsidiaries or other Affiliates, as applicable, to complete and execute, any powers of attorney or other documents and take other reasonable actions that the Stockholder Representative requests to allow the Stockholder Representative to control such Tax Contest; (3) prior to the Stockholder Representative taking control, Parent shall, and shall cause the Company and its Subsidiaries, to control such Tax Contest diligently and in good faith and after the Stockholder Representative takes control, the Stockholder Representative shall control such Tax Contest in good faith; and (4) while it controls a Tax Contest, the Stockholder Representative shall (A) keep Parent reasonably informed regarding the status of such Tax Contest; (B) allow Parent and the Company and its Subsidiaries, at the Parent’s sole cost and expense, to participate in such Tax Contest; and (C) not settle, resolve, or abandon any such Tax Contest if such settlement, resolution, or abandonment would result in any Parent Indemnitee incurring any material Tax that the Company Stockholders are not obligated to pay or indemnify under this Agreement without the prior written consent of Parent (which shall not be unreasonably withheld, delayed, or conditioned).

(iii)            If the Stockholder Representative elects to participate in a Tax Contest, (1) the Stockholder Representative shall notify Parent of such intent; (2) Parent shall control, or cause the Company and its Subsidiaries, as applicable, to control, such Tax Contest diligently and in good faith; (3) Parent shall (and shall cause the Company and its Subsidiaries to) promptly take all actions necessary to allow the Stockholder Representative (and its counsel) to fully participate in such Tax Contest; and (4) if requested by the Stockholder Representative, Parent shall settle (or cause the Company or its Subsidiaries, as applicable, to settle) the Tax Contest on terms acceptable to the Governmental Authority and the Stockholder Representative (provided, however, that such settlement will not result in any Parent Indemnitee incurring any material Tax that the Company Stockholders are not required to pay under this Agreement).

(iv)            If the Stockholder Representative does not control or participate in a Tax Contest (whether by election or otherwise) that relates to a Pre-Closing Tax Period or Straddle Period, (1) Parent shall control, or cause the applicable Company or Subsidiary, to control such Tax Contest diligently and in good faith; (2) Parent shall keep the Stockholder Representative reasonably informed regarding the status of such Tax Contest; and (3) if requested by the Stockholder Representative, Parent shall settle (or cause the Company or its Subsidiaries, as applicable, to settle) the Tax Contest on terms acceptable to the applicable Governmental Authority and the Stockholder Representative (provided, however, that such settlement will not result in any Parent Indemnitee incurring any material Taxes that the Company Stockholders are not required to pay under this Agreement).

(f)            Tax Refunds. All refunds of Taxes (including refunds of Transfer Taxes) of Parent or the Company or any of its Subsidiaries (each, a “Tax Refund” and, collectively, “Tax Refunds”) for any Pre-Closing Tax Period (or portion of a Straddle Period ending on the Closing Date as determined in accordance with the same principles provided for in Section 4.15(b)) (whether in the form of cash received or a credit or offset against Taxes otherwise payable) shall be the property of the Company Stockholders to the extent such Tax Refund was not included as an asset in the computation of the Final Working Capital or arises as a result of a Transaction Deduction. To the extent that Parent or the Company or any of its Subsidiaries receives a Tax Refund that is the property of the Company Stockholders, Parent shall pay to the Company Stockholders the amount of such Tax Refund (and interest received from the Governmental Authority) less all reasonable out-of-pocket costs associated with obtaining such Tax Refund incurred by Parent and/or the Company. The amount due to the Company Stockholders shall be payable to the Company Stockholders ten (10) days after receipt of the Tax Refund from the applicable Governmental Authority (or, if the Tax Refund is in the form of credit or offset, ten (10) days after the due date of the Tax Return claiming such credit or offset). Parent shall cooperate with Stockholder Representative to claim (and cause the Company or any of its Subsidiaries, as applicable to claim) any refunds that will give rise to a payment to, or on behalf of, the Company Stockholders under this Section 4.15(f).

4.16            No Solicitation of Transactions. Except as otherwise contemplated in this Agreement, the Company and its Subsidiaries and their respective Affiliates shall not, directly or indirectly, take any action to (a) solicit, initiate or facilitate any Acquisition Proposal, (b) enter into any agreement with respect to any Acquisition Proposal or enter into any agreement requiring it to abandon, terminate or fail to consummate the Merger or (c) participate in any way in negotiations with, or furnish any information to, any Person in connection with, or the making of any proposal that constitutes an Acquisition Proposal. Upon execution of this Agreement, the Company and its Subsidiaries shall cease immediately and cause to be terminated any and all existing discussions or negotiations with any Persons conducted heretofore with respect to an Acquisition Proposal other than in connection with the Merger.

4.17            Indemnified Receivables Title Transfer. If the Company Stockholders indemnify Parent pursuant to Section 6.2(f) for Indemnified Receivables, then Parent shall promptly transfer to the Stockholder Representative (for the benefit of the Company Stockholders) title to such Indemnified Receivables and the Stockholder Representative may seek to collect such Indemnified Receivables; provided, however, that the Stockholder Representative is obligated to exercise reasonable care with regard to the overall continuing business interests of the Company and Parent in attempting to collect such Indemnified Receivables.

4.18            Employees. Parent may, in its sole discretion, continue any Company Benefit Plan or employee policy or program in effect immediately prior to the Closing Date (each a “Pre-Merger Plan”), including a 401(k) plan or medical plan, for any period of time after the Closing for the benefit of any employees of the Company and its subsidiaries (collectively, the “Company Employees” and, each individually, a “Company Employee”). To the extent Parent does not continue a Pre-Merger Plan applicable to a Company Employee, such Company Employee shall be eligible, subject to the provisions herein, to participate in any corresponding Employee Benefit Plan maintained by Parent providing benefits to any Company Employee after the Closing Date (the “Post-Merger Plans”) to the extent such Post-Merger Plan replaces similar coverage under such Pre-Merger Plan. Parent will, or will cause its Subsidiaries to, give Company Employees full credit under any such Post-Merger Plan for their years of service with the Company or any of its Subsidiaries to the same extent recognized by the Company or such Subsidiary under the corresponding Pre-Merger Plan immediately prior to the Closing Date for purposes of eligibility and vesting (excluding vesting in equity based awards, eligibility for post-employment welfare benefits and benefit accruals, including without limitation, any benefit accruals under any defined benefit person plan that is a tax qualified plan under Code Section 401(a)). Except as set forth on Schedule 4.18, the value of the compensation and benefits provided under the Pre-Merger Plans or the Post-Merger Plans, as applicable in accordance with the foregoing, to Company Employees, taken as a whole, after the Closing Date shall be substantially equivalent to the value of the compensation and benefits provided under the Company Benefit Plans (determined without regard to awards under the Company Incentive Plans) to the Company Employees, taken as a whole, immediately prior to the Closing Date. In addition, and without limiting the generality of the foregoing: (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all Post-Merger Plans to the extent coverage under such Post-Merger Plan replaces coverage under any Pre-Merger Plan; provided, however, to the extent such Company Employee is not covered by a Pre-Merger Plan immediately prior to the Closing Date due to failure to satisfy the applicable waiting period, such Company Employee shall be subject to the waiting time applicable to a Parent employee with respect to the corresponding Post-Merger Plan that replaces such Pre-Merger Plan (giving full service credit for service by such Company Employee with the Company in satisfying such waiting time); provided further, to the extent a Company Employee is covered by a Pre-Merger Plan but does not satisfy the service requirements for the corresponding Post-Merger Plan, the Post-Merger Plan may allow such Company Employee to participate in such Post-Merger Plan or Parent shall continue the Pre-Merger Plan for such Company Employee or otherwise provide comparable substitute coverage; and (ii) for purposes of each Post-Merger Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such Post-Merger Plan to be waived for such Company Employee and his or her covered dependents, and Parent shall cause any eligible expenses incurred by such Company Employee and his or her covered dependents during the portion of the plan year of the Pre-Merger Plan ending on the date such Company Employee’s participation in the corresponding Post-Merger Plan begins to be taken into account under such Post-Merger Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Company Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such Post-Merger Plan. Nothing in this Agreement shall constitute an amendment to, or be construed as amending, any Benefit Plan sponsored, maintained or contributed to by the Company, Parent or any of their respective Subsidiaries.

Article 5
CONDITIONS TO CLOSING

5.1            Conditions to the Company’s Obligations. The obligations of the Company to consummate the Merger are subject to the fulfillment of each of the following conditions (any or all of which may be waived in whole or in part by the Stockholder Representative):

(a)            Representations and Warranties. The representations and warranties of Parent and Merger Sub in Article 3 of this Agreement, if qualified by materiality or Material Adverse Effect, shall be true and correct in all respects, and if not so qualified shall be true and correct in all material respects, in each case on and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date (except for such representations and warranties expressly stated to relate to a specific date, in which case such representations and warranties shall be true and correct in all respects as of such date).

(b)            Performance. Parent and Merger Sub shall have, in all material respects, performed and complied with all agreements, obligations, covenants and conditions required by this Agreement to be so performed or complied with by Parent and/or Merger Sub at or prior to the Closing Date.

(c)            Governmental Approvals. All applicable waiting periods under the HSR Act shall have expired or been terminated.

(d)            Deliverables.

(i)             Parent shall have satisfied all of the payment obligations of Parent under this Agreement, including paying the Closing Cash Merger Consideration.

(ii)            Parent shall have delivered to the Stockholder Representative in form and substance reasonably acceptable to the Stockholder Representative, a certificate, dated as of the Closing Date, executed on its behalf by an executive officer of Parent, certifying the fulfillment of the conditions specified in Sections 5.1(a) and 5.1(b).

(iii)           Parent shall have delivered to the Stockholder Representative in form and substance reasonably acceptable to the Stockholder Representative, a certificate, dated as of the Closing Date, executed on behalf of Parent by its secretary or a comparable officer of Parent, attaching complete and correct copies of resolutions of the Parent’s board of directors authorizing the execution and delivery of this Agreement and the other Transaction Documents.

(e)            Earn-Out Agreement. The Stockholder Representative shall have received a copy of the Earn-Out Agreement, duly executed by Parent.

(f)            Lease Amendment. The Stockholder Representative shall have received a copy of the Lease Amendment in the form attached hereto as Exhibit G (the “Lease Amendment”) for the real property and improvements with a common address of 6110 Cullen Boulevard, Houston, Texas 77021, duly executed by Parent.

(g)            Note. The Stockholder Representative shall have received a copy of the Note, duly executed by Parent.

(h)            No Injunctions or Restraints. No applicable Law or injunction enacted, entered, promulgated, enforced or issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

5.2            Conditions to the Parent’s Obligations. The obligations of Parent to consummate the Merger are subject to the fulfillment of each of the following conditions (any or all of which may be waived in whole or in part by Parent):

(a)            Representations and Warranties. The representations and warranties of the Company in Article 2 of this Agreement, if qualified by materiality or Material Adverse Effect, shall be true and correct in all respects, and if not so qualified shall be true and correct in all material respects, in each case on and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date (except for such representations and warranties expressly stated to relate to a specific date, in which case such representations and warranties shall be true and correct in all respects as of such date).

(b)            Performance. The Company shall have, in all material respects, performed and complied with all agreements, obligations, covenants and conditions required by this Agreement to be so performed or complied with by the Company at or prior to the Closing Date.

(c)            Governmental Approvals. All applicable waiting periods under the HSR Act shall have expired or been terminated.

(d)            Deliverables. The Company shall have delivered, or caused to be delivered, to Parent each of the following documents:

(i)             a certificate, dated as of the Closing Date, executed on its behalf by an executive officer of the Company, certifying the fulfillment of the conditions specified in Sections 5.2(a) and 5.2(b);

(ii)            the Payment Spreadsheet;

(iii)           payoff letters and forms of Lien release with respect to the Indebtedness of the Company and its Subsidiaries (other than Indebtedness described in subclause (c) of the definition thereof);

(iv)           a written statement issued by the Company to the effect that stock in the Company is not a U.S. real property interest in accordance with Section 1.1445-2(c)(3) of the Treasury Regulations;

(v)             Joinder Agreements duly executed by Company Stockholders holding ninety percent (90%) or more of the Fully-Diluted Shares.

(vi)            letters of resignation in form and substance reasonably satisfactory to Parent, effective as of the Closing Date, of each director of the Company;

(vii)           evidence reasonably satisfactory to Parent as to the termination of the 2010 Stock Option and Grant Plan;

(viii)          the novation, consent to assignment or other consent of each Person whose novation, consent to assignment or other consent, as the case may be, may be required in connection with the Merger or any other transaction contemplated by this Agreement or by the Patent Documents under the Contracts listed or described on Schedule 5.2(d)(viii), which novation, consent to assignment or other consent is in form and substance reasonably satisfactory to Parent;

(ix)            evidence reasonably satisfactory to Parent that each of the Contracts listed or described on Schedule 5.2(d)(ix) have been terminated;

(x)             the Earn-Out Agreement, duly executed by the Stockholder Representative;

(xi)            the Lease Amendments, duly executed by the lessors; and

(xii)           the Note, duly executed by the Stockholder Representative.

(e)            Non-Competition Agreements; Non-Solicitation Agreements. Each of the Non-Competition Agreements and Non-Solicitation Agreements executed and delivered concurrently with the execution of this Agreement shall be in full force and effect.

(f)            Requisite Stockholder Approval. The Requisite Stockholder Approval shall have been obtained.

(g)            Dissenting Shares. The Company shall have delivered the Soliciting Materials in accordance with applicable provisions of the DGCL, and Company Stockholders entitled to receive no more than ten percent (10%) of the Merger Consideration otherwise payable to Company Stockholders by virtue of the Merger pursuant to the terms of this Agreement shall continue to have a right to exercise appraisal or similar rights under the DGCL with respect to their Company Capital Stock by virtue of the Merger.

(h)            Section 280G Matters. Parent shall have received evidence, reasonably satisfactory to Parent, that the requisite stockholders of the Company (i) have approved by the requisite vote any Section 280G Payments, or (ii) have voted upon such Section 280G Payments and the requisite vote was not obtained with respect to the Section 280G Payments and that any disqualified individual (as such term is defined in the Treasury Regulations promulgated under Section 280G of the Code) shall forfeit any Section 280G Payments.

(i)            No Injunctions or Restraints. No applicable Law or injunction enacted, entered, promulgated, enforced or issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

5.3            Frustration of Closing Conditions. Neither the Company nor Parent may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Sections 5.1 or 5.2, as the case may be, to be satisfied if such failure was caused by such party’s breach of any provision of this Agreement or failure to use reasonable best efforts to consummate the Merger as required by and subject to Section 4.8.

Article 6
INDEMNIFICATION

6.1            Survival.

(a)            The representations, warranties, covenants and agreements contained in this Agreement (including the Disclosure Schedule and exhibits attached hereto and the certificates delivered pursuant hereto) will survive only to the extent specified in this Section 6.1.

(b)            The representations and warranties of Parent contained in this Agreement will survive the Closing for the applicable statute of limitations. The representations and warranties of the Company will survive the Closing until 5:00 p.m. Houston, Texas time on the twenty-fourth monthly anniversary of the Closing Date; provided, however, that the representations and warranties set forth in Sections 2.1 (Organization; Good Standing; Qualification and Power), 2.2 (Capitalization), 2.4 (Power and Authority) will survive indefinitely and the representations and warranties set forth in Sections 2.17 (Taxes), or 2.21 (Environmental Matters) will survive until the thirtieth (30th) day following expiration of the applicable statute of limitations.

(c)            The covenants and agreements of Parent, the Company and the Surviving Corporation contained in this Agreement that contemplate performance thereof prior to the Closing will terminate on the Closing Date. All covenants and agreements contained in this Agreement that contemplate performance thereof following the Closing will survive the Closing in accordance with their terms.

(d)            The Company Stockholders shall have no indemnification obligations under Section 6.2 unless a Parent Indemnitee provides written notice of a claim thereunder on or prior to 5:00 p.m. Houston, Texas time on the last day of the applicable survival period as set forth in this Section 6.1 (the “Indemnification Termination Date”).

6.2            Indemnification of Parent Indemnitees. From and after the Closing Date, and subject to the limitations set forth in this Agreement, the Company Stockholders shall, severally, indemnify, defend and hold Parent, Merger Sub, the Company and their respective Affiliates (collectively, the “Parent Indemnitees”) harmless from, against and in respect of any Losses sustained or incurred by such Parent Indemnitee to the extent relating to, resulting from, or arising out of, or of any allegation by any third party of:

(a)            the failure of any representations or warranties contained in Article 2 of this Agreement to be true and correct on the Closing Date (or with respect to representations and warranties that are made as of a specific date, the failure to be true and correct as of such date);

(b)            any breach, nonfulfillment or noncompliance by the Company or the Stockholder Representative of any of their respective covenants or agreements contained herein;

(c)            any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with the Company (or any of its Representatives) in connection with any of the transactions contemplated in this Agreement other than any such fees or commissions included as Transaction Expenses, including fees payable to Lazard Middle Market LLC;

(d)            any Proceedings resulting from, arising out of, relating to, or caused by the business, ownership, and operation of the Company or any Business Facility on or prior to the Closing Date;

(e)            any Proceedings resulting from, arising out of, relating to, or caused by any Liability of the Company or any of its Subsidiaries for (i) any and all Taxes (and losses attributable to such Taxes or the nonpayment thereof) of the Company or any of its Subsidiaries (or any respective predecessor thereof) for any Tax period ending on or prior to the Closing Date (which, with respect to any Straddle Period, shall be determined in accordance with Section 4.15(b)), (ii) any and all Taxes of any Person other than the Company or any of its Subsidiaries for which the Company or any of its Subsidiaries is liable by reason of either the Company or any of its Subsidiaries (or any respective predecessor thereof) having been a member of an affiliated, consolidated, combined or unitary group on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local or non-U.S. law, regulation or authority, and (iii) any and all Taxes of any Person other than the Company or any of its Subsidiaries imposed on the Company or any of its Subsidiaries as a transferee or successor, by Contract or otherwise pursuant to a transaction, action or event occurring prior to the Closing; provided, however, this Section 6.2(e) shall exclude Taxes included in the Final WC Statement or in Transaction Expenses;

(f)            any failure of the Company to collect the full amount of the Indemnified Receivables outstanding as of the Closing Date within twelve (12) months after the Closing Date (or in the case of retainage receivables, by the later of (A) nine (9) months after completion of the underlying project or (B) twelve (12) months after the Closing Date);

(g)            without limiting the foregoing provisions, any violation by the Company (or any of its predecessors) of any Environmental Law and the presence, emanation, migration, disposal, release or threatened release, occurring on or before the Closing Date, of any Materials of Environmental Concern on, within or migrating from, the Real Property in excess of Remediation standards imposed pursuant to Environmental Laws applicable to commercial properties as a result of (a) the presence of and closure or removal of any underground storage tank on such property, (b) the operations of the Company, or (c) the condition of such property prior to the Closing Date;

(h)            net of reserves existing in the Financial Statements, the pending or settled litigation claims more fully described on Section 2.15 of the Disclosure Schedule;

(i)            any (A) claim by (1) any current or former holder or alleged current or former holder of any equity interest or equity security of the Company (including any predecessors) relating to or arising out of (x) the Merger, this Agreement, the transactions contemplated hereby, including the allocation of the Merger Consideration, or (y) such Person’s status or alleged status as an equity holder or ownership of equity interests in the Company (or any predecessor) at any time on or prior to the Closing, whether for breach of fiduciary duty or otherwise, or (2) any Person to the effect that such Person is entitled to any equity interest or equity security, or payment in connection with the Merger other than as specifically set forth in the Payment Spreadsheet, (B) amount paid by Parent, the Company or the Surviving Corporation to any Company Stockholder with respect to Dissenting Shares in excess of the amount such Person would have received in the Merger for such Dissenting Shares had such shares been converted pursuant to Section 1.7(b)(i), and all interest, costs, expenses and fees incurred by Parent, the Company or the Surviving Corporation in connection with the exercise or attempted exercise of any appraisal rights, or (C) any inaccuracy in the Payment Spreadsheet or Schedule 1 to the Note, and any amounts paid by reason thereof to any Company Stockholder in excess of the consideration to which such Company Stockholder is entitled in respect of Company Securities pursuant to this Agreement, the Earn-Out Agreement or the Note; or

(j)            Fraud.

6.3            Indemnification of the Stockholder Indemnitees. From and after the Closing Date, and subject to the limitations set forth in this Agreement, Parent shall indemnify, defend and hold each of the Company Stockholders, the Stockholder Representative and their respective successors and permitted assigns (collectively, the “Stockholder Indemnitees”) harmless from, against and in respect of any Losses sustained or incurred by such Stockholder Indemnitee to the extent relating to, resulting from, or arising out of, or of any allegation by any third party of:

(a)            the failure of any representations or warranties contained in Article 3 in this Agreement to be true and correct on the Closing Date (or with respect to representations and warranties that are made as of a specific date, the failure to be true and correct as of such date); or

(b)            any breach, nonfulfillment or noncompliance by Parent of any of its covenants or agreements contained in this Agreement or in any certificate or other document delivered in connection herewith.

6.4            Limitations on Indemnification of Parent Indemnitees. Notwithstanding anything to the contrary herein, the rights of Parent Indemnitees to indemnification under this Agreement are limited as follows:

(a)            Basket; Cap. Parent Indemnitees will not be entitled to recover any Losses pursuant to Section 6.2(a), (b) (except for any breach, nonfulfillment or noncompliance of or with the obligations set forth in Sections 4.14), (d) or (g) until the total of all such Losses suffered by Parent Indemnitees exceeds $300,000 (the “Basket”), in which event Parent Indemnitees shall be entitled to recover all Losses in excess of the Basket up to a maximum of the R&W Liability Cap; provided, however, that the foregoing limitations will not apply to claims in respect of breaches of the representations and warranties set forth in Sections 2.1 (Organization; Good Standing; Qualification and Power), 2.2 (Capitalization), 2.4 (Power and Authority) or 2.17 (Taxes) or claims based on Fraud. Notwithstanding any of the foregoing, for individual Losses, the aggregate amount of such Loss for which any Company Stockholder shall be liable pursuant to Section 6.2 shall be the lesser of (i) its Pro Rata Percentage of such Loss or (ii) the portion of the Merger Consideration which such Company Stockholder was actually paid. For avoidance of doubt, the aggregate amount of all Losses for which any Company Stockholder shall be liable pursuant to Section 6.2 shall be the portion of the Merger Consideration which such Company Stockholder was actually paid.

(b)            Reduction; Subrogation. Parent Indemnitees’ right to indemnification or reimbursement pursuant to this Agreement on account of any Losses shall be reduced by (i) all insurance or other proceeds recovered by Parent Indemnitees from third parties, including pursuant to indemnification obligations of third parties in favor of the Company or its Subsidiaries in each case, net of (x) any related costs and expenses, including the costs and expenses of pursuing any such claims, and (y) any deductibles and any increase in premiums in connection with any such claims (such amount, the “Net Settlement Amount”), and (ii) any accruals or reserves on the Financial Statements or the calculation of Company’s Working Capital with respect to which such Losses relate and (iii) any Taxes included in the definition of Transaction Expense with respect to which such Losses relate. If any Parent Indemnitee or any of its Affiliates (including the Company or any of its Subsidiaries) receives any Net Settlement Amount after receiving an indemnification payment for the related Loss, Parent shall pay to the Company Stockholders in accordance with their respective Pro Rata Percentages the amount of such proceeds to the extent such proceeds did not reduce the indemnity payment for the Loss within ten (10) days of the receipt of such proceeds.

(c)            No Claims. Parent Indemnitees shall not have any claim for Losses under this Agreement (i) to the extent that any Liability or obligation arises as a result of any action taken or omitted to be taken by Parent, and after the Closing Date, the Company or any of its Subsidiaries or Affiliates, (ii) in respect of any Losses caused by or resulting from any action required or permitted by this Agreement (including Section 4.1) and (iii) to the extent such claim for Losses was specifically reflected in the Final WC Statement or was resolved pursuant to the post-Closing Cash Merger Consideration adjustment procedures set forth in Section 1.8, 1.9 or 1.10. Parent Indemnitees shall not be indemnified for the same Loss more than once under this Agreement, even if a claim for indemnification in respect of such Loss has been made as a result of a breach of more than one representation, warranty or covenant contained in this Agreement.

(d)            Knowledge of Breach. The right to indemnification in accordance with the provisions of this Article 6 will not be affected by any investigation conducted by Parent or its representatives with respect to, or any knowledge acquired (or capable of being acquired) by Parent or its representatives at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty (as may be modified by any Disclosure Schedule), or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification in accordance with the provisions of this Article 6, unless such waiver expressly states that it includes a waiver of rights to indemnification under this Article 6. No party shall be required to demonstrate the actual or constructive knowledge of any other party as a condition of indemnification for any claim.

(e)            Materiality Scrape. Notwithstanding anything to the contrary, for the purposes of determining the amount of any Losses, but not liability for indemnification, with respect to any breach of any representation or warranty, any qualifications by the words “Material Adverse Effect” and “material” shall be disregarded.

6.5            Exclusive Remedy; Express Negligence. Notwithstanding anything to the contrary, except with respect to the matters set forth in Sections 1.8, 1.9 and 1.10 and other than in the case of Fraud, the parties agree that, from and after the Closing Date, the sole and exclusive remedies of the parties to this Agreement and Parent Indemnitees and the Stockholder Indemnitees, respectively, for any Losses (including any Losses from claims for breach of Contract, warranty, tortuous conduct (including negligence) or otherwise and whether predicated on common law, equity, statute, strict liability, or otherwise) arising out of or based upon the matters set forth in this Agreement and the Merger, are the indemnification obligations of the parties set forth in this Article 6. In furtherance of the foregoing, each of the parties hereby waives, from and after the Closing Date, to the fullest extent permitted under applicable Law, any and all rights and claims for Losses it may have against any other party arising under, based upon or relating to this Agreement, any applicable Law, common law or otherwise (except pursuant to the indemnification provisions set forth in this Article 6). The provisions of this Section 6.5 shall not, however, prevent or limit a cause of action under Section 8.13 to obtain an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof. THE INDEMNITIES SET FORTH IN THIS ARTICLE 6 ARE INTENDED TO BE ENFORCEABLE AGAINST THE PARTIES IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF, REGARDLESS OF WHETHER ANY PARTY (INCLUDING THE PARTY FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PARTY SEEKING INDEMNIFICATION OR THE CONCURRENT STRICT LIABILITY IMPOSED UPON THE PARTY SEEKING INDEMNIFICATION, EXCEPT IN THE CASE OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY SUCH PARTY. NOTWITHSTANDING THE FOREGOING, NO PARTY SHALL BE RESPONSIBLE TO INDEMNIFY THE OTHER PARTY FOR THE VALUE ASSIGNED TO SUCH OTHER PARTY’S CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE.

6.6            Procedures. The following procedures shall apply to all claims for indemnification and reimbursement pursuant to this Article 6, other than those relating to Tax matters, which are governed by Section 4.14:

(a)            Notice of Losses by Parent Indemnitee.

(i)            Indemnity Claims. Subject to the limitations set forth in this Agreement, if any Parent Indemnitee believes in good faith that it has a claim for indemnification (an “Indemnity Claim”), Parent shall, promptly after it becomes aware of such Indemnity Claim but in any event prior to the Indemnification Termination Date, notify the Stockholder Representative of such Indemnity Claim by means of a written notice specifying the nature, circumstances and amount of such Indemnity Claim accompanied by an affidavit of an officer of Parent setting forth with reasonable particularity the underlying facts actually known or in good faith believed by the affiant to exist sufficient to establish, as of the date of such affidavit, the basis for the Indemnity Claim and setting forth the Parent’s good faith calculation of the Losses incurred by the applicable Parent Indemnitee with respect thereto, and including copies of all written documentation in the possession of Parent Indemnitees relating to the circumstances or events giving rise to such Indemnity Claim (an “Indemnity Claim Notice”). The failure by Parent to promptly deliver an Indemnity Claim Notice under this Section 6.6(a)(i) will not adversely affect the applicable Parent Indemnitee’s right to recovery except to the extent that the Stockholder Representative or any Company Stockholder is materially prejudiced thereby.

(ii)            No Disputes. If Parent delivers an Indemnity Claim Notice in accordance with the terms in Section 6.6(a)(i) and the Stockholder Representative does not object to the terms of the Indemnity Claim as set forth in the applicable Indemnity Claim Notice, (A) the Stockholder Representative and Parent shall mutually agree to an offset against the Note in the amount set forth in such Indemnity Claim Notice and (B) after the Note has been exhausted or paid in full, each Company Stockholder shall pay (or cause to be paid) to Parent such Company Stockholder’s Pro Rata Percentage of such amount by wire transfer in immediately available funds within ten (10) Business Days.

(iii)            Disputes. If Parent delivers an Indemnity Claim Notice in accordance with the terms in Section 6.6(a)(i) and the Stockholder Representative objects to the terms of the Indemnity Claim as set forth in the applicable Indemnity Claim Notice, the Stockholder Representative may dispute the related Indemnity Claim by delivery of a notice to Parent in writing, within thirty (30) days following the Stockholder Representative’s receipt of such Indemnity Claim Notice, that the Stockholder Representative objects to the Indemnity Claim (or the amount of Losses set forth therein) asserted in such Indemnity Claim Notice (a “Dispute Notice”). Following receipt by Parent of the Dispute Notice, Parent and the Stockholder Representative shall promptly use their reasonable efforts to settle the dispute as to whether and to what extent Parent Indemnitees are entitled to indemnification on account of such Indemnity Claim. If Parent and the Stockholder Representative are unable to reach agreement within thirty (30) days after Parent receives such Dispute Notice, then the dispute must first be submitted to non-binding mediation to be held in Houston, Texas. If Parent and the Stockholder Representative are still unable to reach agreement within forty-five (45) days after the first (1st) meeting with the mediator, then the dispute may only be submitted to, and settled by, an individual arbitrator mutually selected by the Stockholder Representative and Parent (if the Stockholder Representative and Parent are unable to agree upon the arbitrator, they shall each select an arbitrator and the two selected arbitrators shall appoint a third arbitrator to act as the arbitrator). The arbitration shall be held in Houston, Texas pursuant to the Federal Arbitration Act and in accordance with the then-prevailing International Arbitration Rules of the American Arbitration Association. The agreement to arbitrate will be specifically enforceable, the award rendered by the arbitrator in respect of a dispute pursuant to this Section 6.6(a)(iii) shall be final and binding (absent intentional Fraud or manifest error), and any arbitration award may be enforced by judgment entered in any court of competent jurisdiction. The fees and expenses of the mediator and the arbitrator shall be allocated between the Company Stockholders, on the one hand, and Parent, on the other hand, in the same proportion that the aggregate amount of the disputed items submitted to the mediator or arbitrator, as the case may be, that is unsuccessfully disputed by each such party (as finally determined by the arbitrator) bears to the total amount of such disputed items so submitted. For all purposes of this Article 6, Parent and the Stockholder Representative shall reasonably cooperate with the other party and its representatives (including to the extent appropriate and permitted by applicable Law, providing information, records and data), and shall permit reasonable access to its facilities and personnel, as may be reasonably required in connection with the resolution of such disputes.

(b)            Notice of Losses Provided by Stockholder Indemnitee. As soon as is reasonably practicable after a Stockholder Indemnitee obtains knowledge of any matter which has or may result in Losses, such Stockholder Indemnitee shall give written notice of such matter (a “Claims Notice”) to Parent describing the matter in reasonable detail, and indicate the amount (estimated, if necessary and to the extent feasible) of the Losses that have been or may be suffered by the applicable Stockholder Indemnitee. No delay in or failure to give a Claims Notice by such Stockholder Indemnitee to Parent pursuant to this Section 6.6(b) will adversely affect any of the other rights or remedies that such Stockholder Indemnitee has under this Agreement, or alter or relieve Parent or the Company of their obligation to indemnify the applicable Stockholder Indemnitee except to the extent that they are materially prejudiced thereby.

(c)            Opportunity to Defend Third Party Claims. In the event of any claim by a third party against any Parent Indemnitee or Stockholder Indemnitee for which indemnification is or may be available under this Article 6 (whether pursuant to a lawsuit, other legal action or otherwise, a “Third Party Claim”), the party against whom indemnification may be sought hereunder (the “Indemnifying Party”) shall be entitled and, if it so elects, shall at its own cost and expense, (i) take control of the defense and investigation of such Third Party Claim and (ii) pursue the defense thereof in good faith by appropriate actions or proceedings promptly taken or instituted and diligently pursued, including to employ and engage attorneys of its own choice reasonably acceptable to the party seeking indemnification hereunder (the “Indemnified Party”) to handle and defend such Third Party Claim, and the Indemnifying Party shall be entitled (but not obligated), if it so elects, to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld, conditioned or delayed. In the event the Indemnifying Party elects to assume control of the defense and investigation of such Third Party Claim in accordance with this Section 6.6(c), the Indemnified Party may, at its own cost and expense, participate in the investigation, trial and defense of such Third Party Claim. If the Indemnifying Party fails to assume the defense of such Third Party Claim in accordance with this Section 6.6(c) within fourteen (14) days after delivery of the Claim Notice in connection with such Third Party Claim, the Indemnified Party against which such Third Party Claim has been asserted shall (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake the defense, compromise and settlement of such Third Party Claim, and the Indemnifying Party shall be liable for any resulting settlement of such Third Party Claim and for any final judgment with respect thereto (subject to any right of appeal), if any, but only to the extent otherwise provided in this Agreement (including Sections 6.4 and 6.5 hereof). In the event the Indemnifying Party assumes the defense of the claim, the Indemnifying Party shall keep the Indemnified Party reasonably informed of the progress of any such defense, compromise or settlement, and in the event the Indemnified Party assumes the defense of the claim, the Indemnified Party shall keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement.

(d)            To the extent this Section 6.6 is inconsistent with Section 4.15(e) with respect to any Tax matter, the provisions of Section 4.15(e) shall control.

6.7            Mitigation. Each party shall take all reasonable steps to mitigate any of its Losses upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto. Each of the parties shall cooperate with the others with respect to resolving any claim or liability with respect to which one party is obligated to indemnify the other party hereunder, including by using reasonable best efforts to mitigate or resolve any such claim or liability; provided, however, that such party shall not be required to make such efforts if they would be detrimental in any material respect to such party. In the event that any party shall fail to use reasonable best efforts to mitigate or resolve any claim or liability, then (unless the proviso to the foregoing sentence shall be applicable) notwithstanding anything to the contrary, the other party shall not be required to indemnify or reimburse any Person for any Losses that could have been avoided if such party had made such efforts.

Article 7
TERMINATION

7.1            Termination. Prior to the Closing, this Agreement may be terminated and the Merger may be abandoned:

(a)            at any time, by mutual written agreement of the Company and Parent;

(b)            at any time after June 5, 2020 (the “Outside Date”), by either Parent or the Company, upon written notice to the other party if the Closing shall not have occurred, unless the failure to consummate the Merger is the result of a breach by the Company of its representations, warranties or covenants under this Agreement;

(c)            at any time after the Outside Date, by Parent upon written notice to the Company, if the Closing shall not have occurred, unless the failure to consummate the Merger is the result of a breach by Parent of any of its representations, warranties or covenants under this Agreement; provided, however, that the parties agree that Parent shall have no right to terminate this Agreement pursuant to this Section 7.1(c) during the pendency of any legal proceedings by the Company and/or the Stockholder Representative pursuant to Section 8.13;

(d)            by the Company, if Parent breaches any of its representations, warranties, covenants or obligations under this Agreement in a manner such that any conditions under Section 5.1(a) and Section 5.1(b) would not be satisfied, and such breach is not cured within twenty (20) days after written notice to Parent by the Company; provided, however, that no cure period will be required for any such breach that by its nature cannot be cured;

(e)            by Parent, if the Company breaches any of its representations, warranties, covenants or obligations under this Agreement in a manner such that any conditions under Section 5.2(a) and Section 5.2(b) would not be satisfied, and such breach is not cured within twenty (20) days after written notice to the Company by Parent; provided, however, that no cure period will be required for any such breach that by its nature cannot be cured;

(f)            by either Parent or the Company if a Governmental Authority shall have issued an Order permanently restraining or prohibiting the transactions contemplated by the Agreement, and such Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(f) is not available to any party whose breach of any provision of this Agreement results in or causes such Order or such party is not in compliance with its obligations under Section 4.8; or

(g)            by Parent, if Stockholder Written Consents representing the Requisite Stockholder Approval and Joinder Agreements executed and delivered by the Company Support Stockholders shall not have been obtained by the Company and delivered to Parent within one (1) hour immediately following the execution and delivery of this Agreement by the parties hereto.

7.2            Procedure and Effect of Termination. Any party desiring to terminate this Agreement pursuant to Section 7.1 shall give written notice of such termination to the other party or parties, as the case may be, to this Agreement. In the event of the termination of this Agreement and the abandonment of the Merger pursuant to Section 7.1 hereof, this Agreement shall become void and there shall be no liability on the part of any party hereto except the obligations provided for in Sections 4.6(c), 4.10, this Article 7, Article 8 (in respect of those provisions that survive) and the definitions set forth in Article 9 hereof shall survive any such termination of this Agreement.

Article 8
MISCELLANEOUS

8.1            Further Assurances. From time to time after the Closing Date, at the request of the other party hereto and at the expense of the party so requesting, the parties shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to give effect to the Merger.

8.2            Notices. All notices, requests, demands, waivers and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered (i) by hand (including by reputable overnight courier), (ii) by mail (certified or registered mail, return receipt requested), (iii) by facsimile transmission (receipt of which is confirmed, followed by delivery of an original via overnight courier service) or (iv) by E-mail (receipt of which is confirmed, followed by delivery of an original via overnight courier service) to the respective parties at the following addresses:

(a)            If to Parent, to:

Comfort Systems USA, Inc.
Office of the General Counsel
675 Bering Drive, Suite 400
Houston, TX 77057

Facsimile: (713) 830-9659
E-mail: legal@comfortsystemsusa.com and laura.howell@comfortsystemsusa.com
Attention: General Counsel

with a copy (which shall not constitute notice) to:

Robinson, Bradshaw & Hinson, P.A.
1450 Raleigh Road, Suite 100,
Chapel Hill, NC 27517
Facsimile: (919) 328-8796
E-mail: jfogg@robinsonbradshaw.com
Attention: John M. Fogg

(b)            If to the Stockholder Representative, to:

Element Partners II, L.P.

565 E. Swedesford Road, Suite 207

Wayne, PA 19087

Facsimile: (610) 964-8005

E-mail: mderosa@elementpartners.com

Attention: Michael DeRosa

with a copy (which shall not constitute notice) to each of:

Porter Hedges LLP

1000 Main St, 36th Floor

Houston, TX 77002
E-mail: kpoli@porterhedges.com

Attention: Kevin Poli

and

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210
Facsimile: (617) 523-1231

E-mail: mburnett@goodwinlaw.com

Attention: Mark H. Burnett

(c)            If a pre-closing notification, to the Company, to:

TAS Energy Inc.

6110 Cullen Boulevard

E-mail: srohr@tas.com

Attention: Steve Rohr

with a copy (which shall not constitute notice) to:

Porter Hedges LLP

1000 Main St, 36th Floor

Houston, TX 77002
E-mail: kpoli@porterhedges.com

Attention: Kevin Poli

or to such other Person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been given (i) on the date on which so hand-delivered, (ii) on the third (3rd) Business Day following the date on which so mailed and (iii) on the date on which the facsimile or e-mail is confirmed, except for a notice of change of address, which shall be effective only upon receipt thereof.

8.3            Exhibits and Schedules. Any matter, information or item disclosed in the Disclosure Schedule or in any Exhibit attached hereto, under any specific representation or warranty or section number hereof, shall be deemed to have been disclosed with respect to any other section or subsection of this Agreement to which the matter relates, so long as the description of such matter in the Disclosure Schedule reasonably indicates its relevance to the pertinent section. The mere inclusion of any matter, information or item in any Disclosure Schedule as an exception to a representation or warranty shall not be deemed to constitute an admission of any liability by the Company or any other Person to any third party or otherwise imply that any such matter, information or item is material or creates a measure for materiality for the purposes of this Agreement. Without limiting the foregoing, no such inclusion of a possible breach or violation of any Contract, Law or Order shall be construed as an admission or indication that breach or violation exists or has actually occurred.

8.4            Amendment, Modification and Waiver. Except as provided in Section 4.12, this Agreement, including any Exhibit or the Disclosure Schedule, may be amended, modified or supplemented at any time only by written agreement signed by Parent and, if before the Closing, the Company, and if after the Closing, the Stockholder Representative. Any failure of the Company to comply with any term or provision of this Agreement may be waived by Parent, and any failure of Parent to comply with any term or provision of this Agreement may be waived by the Stockholder Representative, at any time by an instrument in writing signed by or on behalf of such other party, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply. Further, neither the waiver by any of the parties of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

8.5            Entire Agreement. This Agreement, the Disclosure Schedule and the Exhibits, and other documents referred to herein (including the Confidentiality Agreement), and which form a part hereof, contain the entire understanding of the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings, oral and written, with respect to its subject matter (other than the Confidentiality Agreement).

8.6            Severability. If any term or other provision of this Agreement for any reason is declared invalid, illegal or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to Persons or circumstances other than those as to which it is held invalid, illegal or unenforceable shall be valid and be enforced to the fullest extent permitted by applicable Law. Upon such declaration that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the greatest extent possible.

8.7            Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, successors and permitted assigns, but except as contemplated herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by operation of Law or otherwise, by any party without the prior written consent of the other parties; provided, however, that the Stockholder Representative may execute and deliver any such written consent on behalf of the Company Stockholders. Any attempted assignment in violation of this Section 8.7 shall be void.

8.8            No Third-Party Beneficiaries. Except (i) the Stockholder Representative, (ii) current and former, stockholders, members, managers, officers, directors and employees of the Company pursuant to Section 4.13 and (iii) as provided in Article 6 with respect to Parent Indemnitees and the Stockholder Indemnitees, this Agreement is for the sole benefit of the parties to this Agreement and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person (including any employee or former employee of the Company) or entity any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

8.9            Fees and Expenses. Except as otherwise provided in Article 1 and Sections 4.14 and 6.6(a)(iii), whether or not the Merger is consummated pursuant hereto, each party hereto shall pay all fees and expenses incurred by it or on its behalf in connection with this Agreement, and the consummation of the Merger. Company Stockholders shall be responsible for all expenses incurred by the Company prior to the Closing in connection with the transactions contemplated herein.

8.10            Counterparts. This Agreement may be executed in two (2) or more counterparts (delivery of which may be by facsimile or via email as a portable document format (.pdf)), each of which will be deemed an original, and it will not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one (1) of such counterparts.

8.11            Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. Any cost estimates, Projections or other forward-looking statements contained or referred to in this Agreement or in the Disclosure Schedule or Exhibits hereto or in any materials that have been provided to Parent by or on behalf of the Company or any of their respective Affiliates are not and shall not be deemed to be representations or warranties of the Company. The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation.” The words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Disclosure Schedule and any other Schedules and Exhibits hereto, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. The words “party” or “parties” shall refer to parties to this Agreement. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. The words “dollar” or “$” shall mean U.S. dollars. The word “threatened” or any variation thereof means “threatened in writing”. The word “day” means calendar day unless Business Day is expressly specified. The term “written” in respect of Contracts shall be interpreted to mean handwritten, typed or printed Contracts (as opposed to oral) that have been executed by two counterparties pursuant to a handwritten signature, and shall not be deemed executed by virtue of an oral, electronic or email acknowledgement or signature. Any reference to the masculine, feminine or neuter gender shall include such other genders and any reference to the singular or plural shall include the other, in each case unless the context otherwise requires. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first (1st) succeeding Business Day thereafter. The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party caused such provisions to be drafted. Each of the parties acknowledges that it has been represented by counsel in connection with the preparation and execution of this Agreement.

8.12            Legal Representation. Parent hereby agrees, on its own behalf and on behalf of its Affiliates and each of their respective directors, managers, stockholders, members, partners, officers and employees, and each of their successors and assigns (all such parties, the “Waiving Parties”), that Porter Hedges and Goodwin Procter LLP (or any successor thereof) (the “Law Firm”) may represent the Stockholder Representative, the Company Stockholders and each of their respective Affiliates (individually and collectively, the “Seller Group”), on the one hand, and the Company and its Subsidiaries, on the other hand, in connection with the negotiation, preparation, execution and delivery of this Agreement, the other agreements contemplated hereby and the consummation of the Merger and thereby (such representation, the “Current Representation”), and the Law Firm may represent the Seller Group or any director, member, partner, officer, employee or Affiliate of the Seller Group, in each case in connection with any dispute, litigation, claim, proceeding or obligation arising out of or relating to this Agreement, including under Sections 1.8, 1.9 and 1.10 and Article 6, any agreements contemplated by this Agreement or the Merger or thereby (any such representation, the “Post-Closing Representation”) notwithstanding such representation (or any continued representation) of the Company, its Subsidiaries, and Parent on behalf of itself and the Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest or any objection arising therefrom or relating thereto. Parent acknowledges that the foregoing provision applies whether or not the Law Firm provides legal services to the Company or any of its Subsidiaries after the Closing Date. Parent, for itself and the Waiving Parties, hereby irrevocably acknowledges and agrees that all communications between the Seller Group and their counsel, including the Law Firm, made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or proceeding arising out of or relating to, this Agreement, any agreements contemplated by this Agreement or the Merger, or any matter relating to any of the foregoing, are privileged communications between the Seller Group and such counsel and neither Parent, nor any Person purporting to act on behalf of or through Parent or any of the Waiving Parties, will seek to obtain the same by any process. From and after the Closing, Parent shall and shall cause the Company to, on behalf of itself and the Waiving Parties, waive and not assert any attorney-client privilege with respect to any communication between the Law Firm and any Person in the Seller Group occurring during the Current Representation in connection with any Post-Closing Representation.

8.13            Enforcement of Agreement. The parties agree that irreparable damage would occur in the event that the parties do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with the specific terms thereof or otherwise breach such provisions, and that money damages would not be an adequate remedy, even if available. The parties accordingly agree (on behalf of themselves and the third party beneficiaries of this Agreement provided in Section 8.8) that, prior to the valid termination of this Agreement pursuant to Article 7, the Company, the Company Stockholders (and the Stockholder Representative on behalf of the Company and the Company Stockholders) and Parent shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

8.14            Forum; Service of Process. Each of the parties submits to the exclusive jurisdiction of any state or federal court sitting in Houston, Texas, in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Each of the parties agrees that service of summons and complaint or any other process that might be served in any action or proceeding may be made on such party by sending or delivering a copy of the process to the party to be served at the address of the party and in the manner provided for the giving of notices in Section 8.2; provided, however, that nothing in this Section 8.14 shall affect the right of any party to serve legal process in any other manner permitted by law. Each party hereto agrees that a final, non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

8.15            Governing Law. This Agreement shall be governed by the Laws of the State of Delaware, excluding choice of law principles that would require the application of the Laws of a jurisdiction other than the State of Delaware.

8.16            WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE MERGER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.17            Stockholder Representative.

(a)            Appointment of the Stockholder Representative. Element Partners II, L.P., a Delaware limited partnership, in the capacity as Stockholders Representative, shall have full power and authority to take all actions under this Agreement, the Note and the Earn-Out Agreement that are to be taken by the Stockholders Representative. The Stockholders Representative shall take any and all actions which it believes are necessary or appropriate under this Agreement, the Note and the Earn-Out Agreement and the transactions contemplated hereby and thereby, including, without limitation, giving and receiving any notice or instruction permitted or required under this Agreement, the Note or the Earn-Out Agreement by the Stockholders Representative, interpreting all of the terms and provisions of this Agreement, the Note or the Earn-Out Agreement, authorizing payments to be made with respect to this Agreement, the Note and the Earn-Out Agreement and the transactions contemplated hereby and thereby, obtaining reimbursement as provided for in this Agreement, the Note and the Earn-Out Agreement for all out-of-pocket fees and expenses and other obligations of or incurred by the Stockholders Representative in connection with this Agreement, the Note and the Earn-Out Agreement and the transactions contemplated hereby and thereby, dealing with Parent and the Surviving Corporation under this Agreement, the Note and the Earn-Out Agreement, taking any other actions specified in or contemplated by this Agreement, the Note and the Earn-Out Agreement, using the Stockholders Representative Expense Fund to pay any out-of-pocket fees and expenses and other obligations of or incurred by the Stockholders Representative in connection with this Agreement, the Note and the Earn-Out Agreement and the transactions contemplated hereby and thereby or to pay any amounts required to be paid hereunder by the Company Stockholders or any Company Stockholder (which amounts paid shall be deemed to have been paid or distributed to the Company Stockholder for which they were paid), and engaging counsel, accountants or other representatives in connection with the foregoing matters. Without limiting the generality of the foregoing, the Stockholders Representative shall have the full power and authority to interpret all the terms and provisions of this Agreement, the Note and the Earn-Out Agreement and to consent to any amendment hereof in its capacity as Stockholders Representative.

(b)            Authority. Subject to Section 8.17(c)(iv), by approving this Agreement or by executing and delivering a Joinder Agreement or a Transmittal Letter, the Stockholder Representative and each Company Stockholder irrevocably agree that the Stockholder Representative is authorized to:

(i)            execute and deliver, on behalf of such Company Stockholder, and accept delivery of, on behalf of such Company Stockholder, such instruments and other documents as the Stockholder Representative determines, in its sole discretion, to be appropriate to give further effect to the transactions contemplated by this Agreement, the Note and the Earn-Out Agreement;

(ii)           discuss and communicate with any Company Stockholder, as the Stockholder Representative reasonably determines, in its sole discretion, to be necessary in order to provide necessary calculations contemplated by this Agreement, the Note and the Earn-Out Agreement;

(iii)          take all other actions to be taken by or on behalf of any Company Stockholder in connection with this Agreement, the Note and the Earn-Out Agreement and the transactions contemplated hereby and thereby;

(iv)          do each and every act and exercise any and all rights which any of the Company Stockholder(s) individually or collectively are permitted or required to do or exercise under this Agreement, the Note and the Earn-Out Agreement;

(v)           make any determination with respect to the Final Transaction Expenses, Working Capital and WIP Adjustment and this Agreement, the Note and the Earn-Out Agreement;

(vi)            offset any amounts owed by the Company Stockholders to Parent pursuant to this Agreement from payments the Company Stockholders are entitled to under the Note and/or the Earn-Out Agreement;

(vii)            make any determination of or take any action required or permitted to be taken by the Stockholder Representative under Section 4.15 or under the Note and the Earn-Out Agreement;

(viii)            acknowledge receipt of the payments to be directed to such Company Stockholder pursuant to the provisions of this Agreement and to designate the manner of such payments;

(ix)              make any determination with respect to any indemnification claim under Article 6, including (i) dispute or refrain from disputing, on behalf of such Company Stockholder, any claim made by Parent under this Agreement, (ii) negotiate and compromise, on behalf of such Company Stockholder, any dispute that may arise under, and to exercise or refrain from exercising any remedies available under, this Agreement and (iii) execute, on behalf of such Company Stockholder, any settlement agreement, release or other document with respect to such dispute or remedy;

(x)              engage attorneys, accountants and agents at the expense of Company Stockholders;

(xi)             have power and authority to disburse or direct payments of the Closing Cash Merger Consideration in accordance with the Payment Spreadsheet;

(xii)            have power and authority to institute legal action or otherwise act on behalf of such Company Stockholder with respect to any claims against Parent relating to the making of any payments to be directed to such Company Stockholder pursuant to the provisions of this Agreement and to control and direct any such claims;

(xiii)            give such instructions and to take such action or refrain from taking such action, on behalf of such Company Stockholder, as the Stockholder Representative deems, in its sole discretion, necessary or appropriate to carry out the provisions of this Agreement, the Note and the Earn-Out Agreement;

(xiv)            determine, in its sole discretion, the time or times when, purpose for, and manner in which any of the above powers conferred upon the Stockholder Representative shall be exercised, and the conditions, provisions and covenants of any instrument or document that may be executed by the Stockholder Representative pursuant to this Section 8.17; and

(xv)            execute and deliver amendments, waivers and consents effective against such Company Stockholder;

provided, however, that (x) Parent shall be entitled to rely on any amendment signed by the Stockholder Representative, to the extent set forth in Section 8.17(c), as if such amendment had been signed by all Company Stockholders, and (y) no Parent Indemnitee shall have any liability or obligation to any Company Stockholder with respect to any action taken by such Parent Indemnitee in connection with, resulting from or arising out of any such amendment.

(c)            Reliance. By approving this Agreement or by executing and delivering a Joinder Agreement or a Transmittal Letter, each Company Stockholder thereby irrecoverably agrees that:

(i)               subject to Section 8.17(c)(iv), in all matters in which action by any Company Stockholder or the Stockholder Representative is required or permitted under this Agreement, the Stockholder Representative is authorized to make all decisions regarding such Company Stockholder, execute all documents and act on behalf of such Company Stockholder, notwithstanding any dispute or disagreement among Company Stockholders, or between any Company Stockholder and the Stockholder Representative, and Parent shall be entitled to rely conclusively on any and all instructions or decisions of, or actions taken by, the Stockholder Representative under this Agreement, the Note and the Earn-Out Agreement within the scope of authority granted pursuant to this Section 8.17(c) without any liability to, or obligation to inquire of, any of the Company Stockholders;

(ii)              subject to Section 8.17(c)(iv), the power and authority of the Stockholder Representative, as described in this Agreement, shall continue in force until all rights and obligations of Company Stockholders under this Agreement, the Note and the Earn-Out Agreement shall have terminated, expired or been fully performed;

(iii)             all authority hereby conferred, (i) is irrevocable, coupled with an interest, and will not be terminated by any act of any Company Stockholder or by operation of law, whether by the death or incapacity, or bankruptcy, dissolution or liquidation of any Company Stockholder or by the occurrence of any other event, (ii) may not be amended or rescinded by any Company Stockholder except as otherwise agreed in writing by the Stockholder Representative, such individual Company Stockholder and Parent, and (iii) is binding upon the executors, heirs, legal representatives and successors of each Company Stockholder; and

(iv)            the holders of a majority of the outstanding Company Capital Stock as of immediately prior to the Closing shall have the right, exercisable at any time and from time to time upon written notice delivered to Parent: (i) to remove the Stockholder Representative, with or without cause, and (ii) appoint another person to fill the vacancy caused by the death, resignation or removal of the Stockholder Representative.

(d)            Information Rights. Parent shall provide and cause the Company and its Subsidiaries to provide to the Stockholder Representative and its representatives access to the personnel, financial information, books and records of the Company and its subsidiaries, and shall otherwise cooperate with and reasonably assist the Stockholder Representative in taking such acts as may be necessary to allow Stockholder Representative to prepare all deliverables required or contemplated by this Agreement, the Note and the Earn-Out Agreement and make all necessary calculations in accordance with this Agreement, the Note and the Earn-Out Agreement.

(e)            Stockholder Representative Expense Amount. The Stockholder Representative shall retain the Stockholder Representative Expense Amount for the use of (i) paying any amounts payable by the Company Stockholders under this Agreement, the Note or the Earn-Out Agreement and (ii) paying for or reimbursement of the expenses, disbursements and advances incurred by or on behalf of the Stockholder Representative in such capacity. Funds held as the Stockholder Representative Expense Amount need not be invested and shall accrue no interest. To the extend there is enough remaining amount in the Stockholder Representative Expense Amount, the Stockholder Representative will be entitled to full reimbursement for all expenses, disbursements and advances (including service fees and disbursements of its counsel, experts, advisors, consultants, agents or other representatives, including Affiliates of the Stockholder Representative) incurred by or on behalf of the Stockholder Representative in such capacity from the Stockholder Representative Expense Amount in accordance with the terms of this Agreement. In furtherance of the foregoing, notwithstanding anything in this Agreement to the contrary, the Stockholder Representative shall have the power and authority to set aside and retain additional funds paid to or received by it, or direct payment of additional funds to be paid to the Company Stockholders pursuant to this Agreement at the Closing or thereafter (including to establish such reserves as the Stockholder Representative determines in good faith to be appropriate for such costs and expenses that are not then known or determinable). To the extent that the amount included in the Stockholder Representative Expense Amount exceeds such payments, expenses, disbursements or advances, the Stockholder Representative will, at such time as it deems reasonable in its sole discretion, pay such excess to the Company Stockholders in accordance with their respective Pro Rata Percentages.

(f)             No Agency. Notwithstanding any provision herein to the contrary, the Stockholders Representative is not an agent of the Company Stockholders, and shall have no duties to the Company Stockholders or liability to the Company Stockholders with respect to any action taken, decision made or instruction given by the Stockholders Representative in connection with this Agreement, the Note or the Earn-Out Agreement.

(g)            Liability of the Stockholder Representative. The Stockholder Representative shall not be liable to any Company Stockholder for any Losses or other damages relating to the performance of his duties under this Agreement for any errors in judgment, negligence, oversight, breach of duty or otherwise. The Stockholder Representative shall be protected in acting upon any notice, statement, or certificate believed by the Stockholder Representative to be genuine and to have been furnished by the appropriate person and in acting or refusing to act in good faith in any manner. The Stockholder Representative may, in all questions arising under this Agreement, the Note or the Earn-Out Agreement, rely on the advice of counsel and for anything done, omitted or suffered in good faith by the Stockholder Representative in accordance with such advice, the Stockholder Representative shall not be liable to the Company Stockholders or any other person. The Stockholder Representative shall not be liable to any Company Stockholder for any action taken or omitted by the Stockholder Representative (including in respect of its holding and disbursement of the Stockholder Representative Expense Amount) under this Agreement, the Note or the Earn-Out Agreement or any other document executed or delivered hereunder, or in connection herewith or therewith. In no event shall the Stockholder Representative be liable hereunder or in connection herewith for (i) any indirect, punitive, special or consequential damages, or (ii) any amounts other than those that are satisfied out of the Stockholder Representative Expense Fund, in each case, other than losses, liabilities or expenses resulting from the Stockholder Representative’s fraud or willful misconduct in connection with its performance under this Agreement, the Note or the Earn-Out Agreement. The Stockholder Representative shall be indemnified by the Company Stockholders for, and shall be held harmless against, any loss, liability or expense incurred by the Stockholder Representative or any of its affiliates and any of their respective managers, directors, officers, employees, agents, members, partners, stockholders, consultants, attorneys, accountants, advisors, brokers, representatives or controlling persons, in each case, relating to the Stockholder Representative conduct as Stockholder Representative, other than losses, liabilities or expenses that have been finally determined by a court of competent jurisdiction to result from the Stockholder Representative fraud or willful misconduct in connection with its performance under this Agreement, the Note or the Earn-Out Agreement. This indemnification shall survive the termination or expiration of this Agreement, the Note or the Earn-Out Agreement.

(h)            Irrevocable Appointment. The appointment of the Stockholder Representative hereunder is irrevocable, and any action taken by the Stockholder Representative pursuant to the authority granted in this Agreement, the Note or the Earn-Out Agreement shall be effective and absolutely binding as the action of the Stockholder Representative under this Agreement.

8.18            Right of Offset. Notwithstanding anything to the contrary, all payment obligations owed by the Company Stockholders pursuant this Agreement after the Closing Date, including but not limited to amounts owed pursuant to Sections 1.8, 1.9, 1.10 and Article 6, shall be offset from the amount owed by Parent under the Note.

Article 9
DEFINITIONS

“280G Approval” is defined in Section 4.2(a).

“280G Soliciting Materials” is defined in Section 4.2(b).

“280G Waivers” is defined in Section 4.2(a).

“Accounting Firm” means such nationally recognized independent public accounting firm as shall be agreed upon by Parent and the Stockholder Representative in writing; provided, that if, the parties are unable to agree on an Accounting Firm with twenty days, the parties shall request the American Arbitration Association to designate a nationally recognized independent public accounting firm with offices in Texas as the Accounting Firm within ten (10) days following the expiration of such 20-day period.

“Accounts Receivable” is defined in Section 2.9(a).

“Acquisition Proposal” means any offer or proposal concerning any (i) merger, consolidation, business combination or similar transaction involving the Company or any of its Subsidiaries, (ii) liquidation, dissolution or recapitalization or similar transaction involving the Company or any of its Subsidiaries, (iii) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture, or otherwise of assets of the Company or any of its Subsidiaries representing 50% or more of the assets of the Company or any of its Subsidiaries, (iv) issuance, sale, or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 50% or more of the voting power of the Company or any of its Subsidiaries, (v) transaction in which any Person shall acquire beneficial ownership, or the right to acquire beneficial ownership or any group shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 50% or more of the outstanding voting equity interests of the Company or any of its Subsidiaries or (vi) any combination of the foregoing (other than the Merger).

“Affiliate” is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

“Agreement” is defined in the introductory paragraph of this Agreement.

“Antitrust Laws” is defined in Section 4.10(c)

“Audited Financial Statements” is defined in Section 2.6.

“Basket” is defined in Section 6.4(a).

“Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of Houston is closed.

“Business Facility” includes any property (whether real or personal) that the Company currently leases, operates, owns or manages in any manner or which the Company or any organizational predecessors formerly leased, operated, owned, or managed in any manner.

“Certificate of Merger” is defined in Section 1.2.

“Certificates” is defined in Section 1.11(b).

“Change in Control Payments” means (i) any severance, retention, bonus or other similar payment to any Person under any Contract or Company Benefit Plans, including those set forth in Section 2.16(a) of the Disclosure Schedule, (ii) any amount related to the Company’s forgiveness of Indebtedness, (iii) any increase of any benefits otherwise payable by the Company, in each case of the foregoing clauses (i) through (iii), which are payable or become effective (with or without notice or lapse of time or the occurrence or failure to occur of any act or event) as a result of the execution and delivery of this Agreement by the Company or the consummation of the Merger or any of the other transactions contemplated hereby or, in the case of the foregoing clause (i), the termination of employment of any Person in connection with or related to the consummation of the Merger, (iv) any Liabilities of the Company or its Subsidiaries relating to or arising out of any “excess parachute payments” within the meaning of Section 280G of the Code with respect to the Merger Consideration payable pursuant to this Agreement or as a result of the consummation of the Merger, (v) any payments and the value of any rights and obligations set forth in Schedule 1-C and (vi) any Transaction Payroll Taxes with respect to any of the foregoing amounts.

“Claims Notice” is defined in Section 6.6(b).

“Closing” is defined in Section 1.3.

“Closing Cash Merger Consideration” means (i) One Hundred Six Million Dollars and No Cents ($106,000,000.00) minus (ii) the Estimated Closing Indebtedness, minus (iii) the Estimated Transaction Expenses, minus (iv) the Change in Control Payments and minus (v) the Stockholder Representative Expense Amount.

“Closing Date” is defined in Section 1.3.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” is defined in the introductory paragraph of this Agreement.

“Company’s Adjustment Statement” is defined in Section 1.8(b).

“Company Approved Tax Matter” means (a) filing, amending or otherwise changing any Tax Return or Tax election of the Company or its Subsidiaries for a Pre-Closing Tax Period or Straddle Period; (b) revoking an election on any Tax Return filed after the Closing Date that adversely affects the Taxes or Tax Returns of the Company or its Subsidiaries for a Pre-Closing Tax Period or Straddle Period; (c) extending or waiving the applicable statute of limitations with respect to a Tax of the Company or its Subsidiaries for a Pre-Closing Tax Period or Straddle Period; (d) filing any ruling request with any Governmental Authority that relates to Taxes or Tax Returns of the Company or its Subsidiaries for a Pre-Closing Tax Period or Straddle Period; or (e) any disclosure to, or discussions with, any Governmental Authority regarding any Tax or Tax Returns of the Company or its Subsidiaries for a Pre-Closing Tax Period or Straddle Period, including disclosure to, or discussions with, a Governmental Authority with respect to filing Tax Returns or paying Taxes for a Pre-Closing Tax Period (or Straddle Period) in jurisdictions that the Company or its Subsidiaries did not file a Tax Return (or pay Taxes) for such periods.

“Company Benefit Plans” is defined in Section 2.16(a).

“Company Capital Stock” means all capital stock of the Company, including Company Common Stock and Series AA Preferred Stock.

“Company Charter” is defined in Section 1.5(a).

“Company Common Stock” means the common stock of the Company, par value $0.001 per share.

“Company Employee” or “Company Employees” is defined in Section 4.18.

“Company’s Knowledge” means (i) the actual knowledge of any of J.T. Grumski, Steve Rohr and Anil Koova and (ii) knowledge that, J.T. Grumski, Steve Rohr and Anil Koova, as reasonably prudent business Persons, would be expected to have after reasonable inquiry.

“Company Option” means an option to acquire shares of Company Common Stock (whether or not vested). A Company Warrant shall not be deemed to be a Company Option for purposes of this Agreement.

“Company Organizational Documents” is defined in Section 1.5(a).

“Company Prepared Return” is defined in Section 4.15(a)(i).

“Company Treasury Stock” is defined in Section 1.7(b)(ii).

“Company’s WC Statement” is defined in Section 1.9(a).

“Company Stockholder” means a holder of Company Capital Stock.

“Company Support Stockholders” is defined in the Recitals.

“Company Warrant” means a warrant to acquire shares of Company Capital Stock.

“Confidentiality Agreement” is defined in Section 4.6(c).

“Contract” means, with respect to any Person, any agreement, contract, service order, work order, obligation, promise, commitment, arrangement, understanding or undertaking (whether written or oral and whether express or implied), whether written or oral, to which or by which such Person is a party or otherwise subject or bound or to which or by which any property, business, operation or right of such Person purports to be subject or bound.

“Current Representation” is defined in Section 8.12.

“DGCL” is defined in the Recitals.

“Disclosure Schedule” is defined in the introductory paragraph to Article 2.

“Dispute Notice” is defined in Section 6.6(a)(iii).

“Dissenting Shares” is defined in Section 1.7(b)(iii).

“Earn-Out” has the meaning given to it in the Earn-Out Agreement.

“Earn-Out Agreement” is defined in Section 1.7(b).

“Earn-Out Amount Per Share” means (A) (x) the actual amount of Earn-Out, if any, required to be paid by the Parent less (y) the aggregate amount of any additional Change in Control Payments triggered as a result of the payment of such Earn-Out divided by (B) the Fully-Diluted Shares.

“Effective Time” is defined in Section 1.2.

“Environmental Claims” means any written action, claim, demand, Order, consent order, compliance order, judgement, Proceeding or written notification of status of being potentially responsible for Remediation of any facility or for being in violation or in potential violation of any Environmental Law, that imposes or seeks to impose Liability, or that recovers or seeks to recover Losses, including Liability or Losses involving personal injury or death of any Person or property damage, arising out of: (i) the improper use or treatment of wetlands or other protected land or wildlife; (ii) noise; (iii) radioactive materials (including naturally occurring radioactive materials); (iv) explosives; (v) pollution, contamination, preservation, protection, decontamination or Remediation of the air, surface water, groundwater, soil or protected lands related to Materials of Environmental Concern; (vi) exposure of Persons or property to Materials of Environmental Concern and the effects thereof; (vii) the release or threatened release (into the indoor or outdoor environment), generation, extraction, mining, beneficiating, manufacture, processing, distribution in commerce, use, transfer, transportation, treatment, storage, disposal or Remediation of Materials of Environmental Concern; (viii) injury to or death of or threat to the health or safety of any Person or Persons caused directly or indirectly by Materials of Environmental Concern; (ix) destruction or property caused directly or indirectly by Materials of Environmental Concern or the release or threatened release of any Materials of Environmental Concern on any property (whether real or personal); (x) the implementation of spill prevention and/or disaster plans relating to Materials of Environmental Concern; (xi) violation of or noncompliance with Environmental Laws; or (xii) (xiii) maintaining, disclosing or reporting information to Governmental Authorities or any other third person as required under any applicable Environmental Laws. The term, “Environmental Claim” includes, without limitation, reasonable or necessary testing, sampling and analytical costs to determine whether Remediation is required under Legal Requirements of Environmental Law or whether a breach or violation of any Legal Requirements of Environmental Laws has occurred.

“Environmental Laws” means any applicable Law related to the protection of the environment, or the use, treatment, storage, disposal, release or transportation of hazardous substances, including the federal Comprehensive Environmental Response, Compensation and Liability Act, the Emergency Planning and Community Right-To-Know Act, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Water Pollution Control Act, the Toxic Substances Control Act and the Hazardous Materials Transportation Act, each as amended and supplemented as of the Closing Date, and any final regulations promulgated pursuant to such Laws, and any analogous state or local statutes or regulations.

“Environmental Permit” means all permits, licenses, certificates, registrations, identification numbers, applications, consents, approvals, variances, notices of intent, and exemptions necessary for the ownership, use and/or operation of any Business Facility to comply with Environmental Laws.

“ERISA” is defined in Section 2.16(a).

“ERISA Affiliate” means any entity that is a member of the controlled group with the Company under Code Section 414.

“Estimated Adjustment Statement” is defined in Section 1.8(a).

“Estimated Closing Indebtedness” is defined in Section 1.8(a).

“Estimated Transaction Expenses” is defined in Section 1.8(a).

“Final Adjustment Statement” is defined in Section 1.8(c).

“Final Closing Indebtedness” is defined in Section 1.8(b).

“Final Transaction Expenses” is defined in Section 1.8(b).

“Final WC Statement” is defined in Section 1.9(a).

“Final WIP Adjustment” is defined in Section 1.10(d).

“Financial Statements” is defined in Section 2.6.“FTC” is defined in Section 4.10(a).

“Fraud” means common law fraud as determined pursuant to Texas law.

“Fully-Diluted Shares” means the sum of the aggregate number of shares of Company Capital Stock, calculated on an as converted to Company Common Stock basis, that are issued and outstanding immediately prior to the Effective Time.

“Fundamental Documents” means (i) in the case of a corporation, its certificate of incorporation (or analogous document) and bylaws; (ii) in the case of a limited liability company, its certificate of formation and operating agreement (or analogous documents); or (iii) in the case of a Person other than a corporation or limited liability company, the documents by which such Person (other than an individual) establishes its legal existence or which govern its internal affairs.

“GAAP” means U.S. generally accepted accounting principles consistently applied. To the extent that reasonable accountants could apply GAAP, on a good faith basis, in a way that would result in two different accounting treatments to the same set of facts, then the Company’s accounting practices immediately prior to the Closing Date shall be dispositive in determining how to resolve the discrepancy.

“Governmental Approval” means any consent, approval, Order or authorization of, or registration, declaration or filing with, any Governmental Authority.

“Governmental Authority” means any United States federal, state or local or non-United States government or political subdivision, or any agency of any such government or political subdivision, or any court or arbitral body.

“HSR Act” means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“Income Tax Basis” means the historical basis upon which the Company has prepared and filed its income Tax Returns, to the extent consistent with Statement of Accounting Standards (SAS) 62.

“Indebtedness” means, with respect to any Person, but without duplication, (a) all indebtedness of such Person for borrowed money (including the current portion thereof) and all accrued interest thereon (other than accounts payable in the Ordinary Course of Business), (b) all obligations of such Person evidenced by notes, debentures, hedging and swap arrangements or contracts or other similar instruments other than trade payables, accrued expenses and liabilities to current and/or former employees incurred in the Ordinary Course of Business, (c) all capital lease obligations of such Person, (d) all accrued and unpaid interest on any Indebtedness referred to in clauses (a) through (c) above through the Closing Date and any prepayment penalties, premiums, consent or other fees, breakage costs on interest rate swaps and any other hedging obligations (including foreign exchange contracts) or other costs incurred in connection with the repayment or assumption of such Indebtedness and (e) all Indebtedness of others referred to in clauses (a) through (d) above guaranteed directly or indirectly in any manner by such Person.

“Indemnification Termination Date” is defined in Section 6.1(d).

“Indemnified Party” is defined in Section 6.6(c).

“Indemnified Receivables” means the Company’s Accounts Receivable (as described in Section 2.9(a)), notes and employee receivable (as described in Section 2.9(b)); costs in excess of billings (as described in Section 2.9(c)); and retainage receivables (as described in Section 2.9(d)), in each case measured as of the Closing Date.

“Indemnifying Party” is defined in Section 6.6(c).

“Indemnity Claim” is defined in Section 6.6(a)(i).

“Indemnity Claim Notice” is defined in Section 6.6(a)(i).

“Intellectual Property” is defined in Section 2.14(b).

“Interim Financial Statements” is defined in Section 2.6.

“IRS” means the U.S. Internal Revenue Service.

“Joinder Agreement” is defined in the Recitals.

“Key Contract” means each of the following written Contracts to which the Company or any of its Subsidiaries is a party: (a) any Contract for which the Company is currently performing work (i.e. Contracts for working in progress) involving an aggregate amount of $5,000,000 or more received and/or to be collected by the Company or any Subsidiary; (b) any Contract for which the Company is currently receiving goods and/or services involving an aggregate amount of $500,000 or more paid by the Company or any Subsidiary as of the Latest Balance Sheet Date; (c) joint venture or partnership agreements or Contracts that are currently in effect that involve a sharing of profits or revenue with other Persons or that provides for the payment of referral fees or bounties; (d) employment agreements with respect to current employees with annual base compensation in excess of $180,000 per year, that are not terminable at will by the Company or any Subsidiary without penalty; (e) Contracts providing for bonus, incentive, commission, severance, retention, change in control or other similar payments to any employee; (f) Contracts containing any covenant limiting the ability of the Company or any Subsidiary to engage in any line of business, to conduct business in any geographic location or to compete with any business or Person; (g) Contracts under which the Company or any Subsidiary has borrowed or loaned money, or any note, bond, indenture, mortgage, installment obligation or other evidence of indebtedness for borrowed or loaned money or any guarantee of such indebtedness, in each case, relating solely to Contracts which, as of the Latest Balance Sheet Date, have amounts outstanding or are otherwise active which involve amounts in excess of $500,000; (h) active guaranties or suretyships of the Company or any Subsidiary involving underlying obligations of not less than $500,000; (i) Contracts relating to the lease of any real property; (j) Contracts with a “most favored nations” pricing or exclusivity provision; (k) Contracts granting a power of attorney, agency or similar authority to another Person; (l) Contracts between or among the Company and its officer, directors or Company Stockholders or any their respective Affiliate; (m) Contracts pursuant to which the Company licenses (in-bound or out-bound) or uses Intellectual Property that is material to the Company’s business (excluding, however, any licenses for software that can be purchased “off the shelf”); (n) Contracts with any Governmental Authority; (o) Contracts with any labor union or association representing any employee; and (p) any other Contracts that are material to the business operations of the Company.

“Latest Balance Sheet Date” is defined in Section 2.6.

“Law” means any United States federal, state, local or non-United States statute, law, ordinance, rule or regulation.

“Law Firm” is defined in Section 8.12.

“Lease Amendment” is defined in Section 5.1(f).

“Legal Requirement” means any law (including Environmental Laws), statute, standard, code, resolution, promulgation, ordinance, decree, requirement, order, judgment, writ, injunction, treaty, proclamation, convention, rule or regulation (or interpretation of any of the foregoing) of, and the terms of any Governmental Approval issued by, any Governmental Authority with applicable jurisdiction or any license, franchise, permit or similar right granted under any of the foregoing, or any other similar provision having the force or effect of law.

“Liability” means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unfixed, unliquidated, unsecured, unmatured, unaccrued, unasserted, contingent, conditional, inchoate, implied, vicarious, STRICT, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in conformity with the Income Tax Basis, accrued on a financial statement in accordance GAAP or otherwise.

“Liens” means, with respect to any specified asset, any and all liens, mortgages, hypothecations, claims, encumbrances, options, pledges, security interests community or other marital property interests, conditions, equitable interests, licenses, rights of first offer or refusal, rights of way, easements, encroachments, servitudes or restrictions or covenants of any kind (including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership) thereon.

“Losses” means, collectively, all losses, damages (excluding any punitive, incidental, consequential, special, diminution in value or indirect damages, unless as result of a Third Party claim that is subject to the indemnification, defense or hold harmless obligations under this Agreement), costs, shortages, Liabilities (including, without limitation, STRICT LIABILITY), payments, obligations, Liens, Taxes, claims, fines, penalties, expenses (including reasonable fees and expenses of outside attorneys, accountants and other professional advisors and of expert witnesses, costs of investigation, testing, sampling, monitoring and preparation), amounts paid in settlement, court costs, and other expenses of litigation (but excluding any and all internal costs and expenses incurred by any party entitled to indemnification under this Agreement).

“Lost Instrument Indemnity Agreement” is defined in Section 1.11(e).

“Lost Instrument Affidavit” is defined in Section 1.11(e).

“Material Adverse Effect” means a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that any adverse effect arising out of, resulting from or attributable to (a) an event or series of events or circumstances affecting (i) the United States or global economy generally or capital, credit or financial markets generally, including (A) changes in interest or exchange rates and (B) any suspension of trading in securities, (ii) political conditions generally of the United States or any other country or jurisdiction in which the Company or any Subsidiary operates or (iii) the industries in which the Company and its Subsidiaries operate or in which services of the Company and its Subsidiaries are used, (b) the negotiation, execution or the announcement of, the consummation of the transactions contemplated by, or the performance of obligations under, this Agreement, including effects related to the identity of Parent, compliance with the covenants contained herein or therein or the failure to take any action as a result of any restrictions or prohibitions set forth herein or therein, and any adverse effect proximately caused by (i) shortfalls or declines in revenue, margins or profitability, (ii) loss of, or disruption in, any customer, supplier and/or vendor relationships or (iii) loss of personnel, (c) any changes in applicable Law or GAAP or the enforcement or interpretation thereof, (d) actions specifically permitted to be taken or omitted pursuant to this Agreement or taken with Parent’s consent, (e) the effect of any action taken by Parent or its Affiliates with respect to the Merger or with respect to the Company Stockholders, the Company and its Subsidiaries, (f) any acts of God, (g) any hostilities, acts of war, sabotage, terrorism or military actions, or any escalation or worsening of any such hostilities, act of war, sabotage, terrorism or military actions, (h) any failure to meet internal or published Projections, estimates or forecasts of revenues, earnings, or other measures of financial or operating performance for any period (provided, however, that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded), (i) any matter of which Parent is aware on the date hereof or is otherwise referenced in the Disclosure Schedule, or (j) the availability or cost of equity, debt or other financing to Parent or its Affiliates, shall not, in each case, be taken into account in determining whether a Material Adverse Effect has occurred or would be reasonably likely to occur.

“Material Customer” is defined in Section 2.23(a).

“Material Supplier” is defined in Section 2.23(b).

“Materials of Environmental Concern” means: (i) those substances included within the statutory and/or regulatory definitions or listings of “hazardous substance,” “medical waste,” “special waste,” “solid waste,” “hazardous waste,” “extremely hazardous substance,” “regulated substance,” “hazardous materials,” “toxic substances,” or “contaminant” under any applicable Environmental Law; and (ii) any material, waste or substance which is: (A) petroleum, oil or a fraction thereof, (B) explosives, (C) radioactive materials (including naturally occurring radioactive materials), or (D) solid wastes that pose imminent and substantial endangerment to health or the environment. To the extent that the laws or regulations of any applicable state or local jurisdiction establish a meaning for any term defined herein through reference to applicable federal Environmental Laws which is broader than the meaning under such federal Environmental Laws, such broader meaning shall apply in any such state or local jurisdiction.

“Merger” is defined in the Recitals.

“Merger Consideration” means (i) the Closing Cash Merger Consideration, as adjusted pursuant to Sections 1.8, 1.9 and 1.10 plus (ii) the Note plus (iii) the Earn Out, if any.

“Net Settlement Amount” is defined in Section 6.4(b).

“Non-Competition Agreement” is defined in the Recitals.

“Non-Solicitation Agreement” is defined in the Recitals.

“Note” means a promissory note to be issued to the Stockholder Representative in the principal amount of $14,000,000 bearing interest at 3.5%, with interest paid quarterly and compounded quarterly, and with principal payable on the second anniversary of the Closing Date in the form attached hereto as Exhibit C.

“Note Amount Per Share” means (A) (x) the actual amount of principal and interest of the Note, if any, required to be paid by Parent less (y) the aggregate amount of any additional Change in Control Payments triggered as a result of the payment of such Note amount divided by (B) the Fully-Diluted Shares.

“Order” means any final award, judgment, injunction, or verdict entered, issued, made or rendered by any Governmental Authority by which the Company has obligations that continue after the Closing Date.

“Ordinary Course of Business” means an action taken by any Person in the ordinary course of such Person’s business which is consistent with past customs and practices of such Person (including past practice with respect to quantity, amount, magnitude and frequency, standard employment and payroll practice with respect to management of working capital) which is taken in the ordinary course of the normal day-to-day operations of such Person.

“Outside Date” is defined in Section 7.1(b).

“Parent” is defined in the introductory paragraph of this Agreement.

“Parent Closing Date Transaction” means any transaction engaged in by the Company or any of its Subsidiaries on the Closing Date, which occurs after the Closing or at the direction of Parent that is not contemplated by this Agreement and is outside the Ordinary Course of Business, including any transaction engaged in by the Company or any of its Subsidiaries in connection with the financing of any obligations of Parent or the Company or any of its Subsidiaries to make a payment under this Agreement.

“Parent Indemnitee” is defined in Section 6.2.

“Parent Prepared Returns” is defined in Section 4.15(a)(ii).

“Parent’s Adjustment Statement” is defined in Section 1.8(c).

“Parent’s WC Statement” is defined in Section 1.9(a).

“Parent’s WIP Statement” is defined in Section 1.10(b).

“Payment Spreadsheet” is defined in Section 4.14(a).

“Per Share Closing Participation Consideration” means the Total Closing Participation Consideration divided by the Fully-Diluted Shares.

“Permits” is defined in Section 2.19.

“Permitted Liens” means (i) statutory or consensual Liens of landlords and mechanics’, carriers’, workmen’s, repairmen’s, warehousemen’s, materialmen’s or similar Liens arising or incurred in the Ordinary Course of Business; (ii) Liens for Taxes, assessments and any other governmental charges which are not due and payable or which may hereafter be paid without penalty or which are being contested in good faith by appropriate proceedings; (iii) other defects or imperfections of title, easements, covenants, rights of way, restrictions or other similar charges or encumbrances, if any, which, individually or in the aggregate, do not materially impair the ordinary course of the business of the Company or any of its Subsidiaries; (iv) any other Liens that will be terminated at or prior to Closing in accordance with this Agreement; (v) Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the Ordinary Course of Business; (vi) Liens incurred in the Ordinary Course of Business securing obligations or liabilities that are not material to the assets of the Company or any of its Subsidiaries; (vii) Liens resulting from any facts or circumstances relating to Parent or its Affiliates; (viii) any set of facts an accurate up-to-date survey would show, provided, however, that such facts do not materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries; (ix) in the case of Intellectual Property, licenses, options to license or covenants not to assert claims of infringement in each case in existence as of the date hereof from the Company or any of its Subsidiaries to third parties; (x) Liens arising out of, under or in connection with applicable federal, state and local securities Laws; (xi) leases, subleases, licenses or sublicenses granted to other Persons not materially interfering with the conduct of the business of the Company or any of its Subsidiaries; (xii) Liens in favor of a banking or other financial institutions arising as a matter of law encumbering deposits or other funds maintained with a financial institution; (xiii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property; and (xiv) Liens set forth in Section 9 of the Disclosure Schedule.

“Person” means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and government or any department or agency thereof.

“Personal Property” is defined in Section 2.11(a).

“Post-Closing Representation” is defined in Section 8.12.

“Post-Closing Tax Period” means any Taxable period that begins after the Effective Time.

“Post-Merger Plan” is defined in Section 4.18.

“Pre-Closing Tax Period” means any Taxable period that ends on or before the Effective Time.

“Pre-Merger Plan” is defined in Section 4.18.

“Pro Rata Percentage” means, with respect to a Company Stockholder, (A) the number of shares of Company Capital Stock, calculated on an as converted to Company Common Stock basis, held by such Company Stockholder immediately prior to the Effective Time divided by (B) the Fully Diluted Shares.

“Proceedings” means actions, suits, claims and legal, administrative or arbitration proceedings.

“Projections” means, collectively, any projections, business plan information, estimates, forecasts, budgets, pro-forma financial information or other statements communicated (orally or in writing to or made available to Parent of future revenues, profitability, expenses or expenditures, future results of operations (or any component thereof), future cash flows or future financial component (or any component thereof) of the business of the Company and any of its Subsidiaries.

“Proposed WIP Statement” is defined in Section 1.10(b).

“R&W Liability Cap” means the amount of the Note.

“Real Property” is defined in Section 2.13(a).

“Real Property Lease” is defined in Section 2.13(a).

“Remediation” means any action required under applicable Environmental Laws to respond to, remove, remediate, clean-up or monitor the release or threatened release of Materials of Environmental Concern at, on, in, under or within the air, soil, surface water, groundwater or soil vapor of, or migrating from, any Business Facility.

“Required Working Capital” means an amount equal to (i) eight percent (8%) of the trailing twelve-month revenue of the Company as of the Closing Date minus (ii) $17,500,000.

“Requisite Stockholder Approval” means Stockholder Written Consents from holders of outstanding shares of Company Capital Stock representing (i) a majority of the outstanding shares of Company Capital Stock calculated on an as-converted to Company Common Stock basis and (ii) a majority of the then outstanding shares of Series AA Preferred Stock.

“Restricted Parties” is defined in the Recitals.

“Section 262” is defined in Section 1.7(b)(iii).

“Section 280G Payments” is defined in Section 2.9(a).

“Seller Group” is defined in Section 8.12.

“Series AA Preferential Amount” means, as to all shares of Series AA Preferred Stock, the aggregate amount payable in respect of the Series AA Preferential Amount Per Share.

“Series AA Preferential Amount Per Share” is defined in Section 1.7(b)(i).

“Series AA Preferred Stock” means the Series AA Voting Preferred Stock of the Company, par value $0.001 per share.

“Soliciting Materials” is defined in Section 4.1(b)

“Stockholder Closing Payment” is defined in Section 1.11(b).

“Stockholder Indemnitees” is defined in Section 6.3.

“Stockholder Representative” is defined in the introductory paragraph.

“Stockholder Representative Expense Amount” means $1,000,000 in cash, which Parent shall deliver or cause to be delivered to the Stockholder Representative, by means of a wire transfer of immediately available funds, to an account designated in writing by the Stockholder Representative at least two (2) Business Days prior to the Closing Date.

“Stockholder Written Consent” is defined in the Recitals.

“Straddle Period” means any taxable period that includes, but does not end on, the Closing Date.

“Subject Business” means the business of electrical contracting in the State of Texas.

“Subsidiary” means, with respect to any specified Person, any other Person of which such first Person owns (either directly or through one or more other Subsidiaries) a majority of the outstanding equity securities or securities carrying a majority of the voting power in the election of the board of directors or other governing body of such Person, and with respect to which entity such first Person is not otherwise prohibited contractually or by other legally binding authority from exercising control.

“Surviving Corporation” is defined in Section 1.1.

“Tax” (and, with the correlative meaning, “Taxes,” “Taxable” and “Taxing”) means any net income, capital gains, gross income, gross receipts, sales, use, transfer, ad valorem, franchise, profits, license, capital, withholding, payroll, employment, property, alternative, value added, or other tax imposed by any Governmental Authority, or any interest or penalties incurred under Laws with respect to such taxes.

“Tax Contest” is defined in Section 4.15(e)(i).

“Tax Refund” is defined in Section 4.15(f).

“Tax Return” means any return, declaration, report, claim for refund, statement, information return or statement or other document required to be filed with a Governmental Authority with respect to Taxes including any schedule thereto, and including any amendment thereof.

“Third Party Claim” is defined in Section 6.6(c).

“Total Closing Participation Consideration” means (A) the Closing Cash Merger Consideration minus (B) the Series AA Preferential Amount.

“Transaction Deductions” means any deduction permitted for income Tax purposes attributable to (i) Transaction Expenses or other similar expenses paid on or prior to the Closing Date; and (ii) any fees, expenses, and interest (including amounts treated as interest for income Tax purposes) that were incurred in connection with the Indebtedness (or payment thereof).

“Transaction Documents” means, collectively, this Agreement, the Earn-Out Agreement, the Note, the Joinder Agreements and each other agreement, document, instrument and/or certificate contemplated by this Agreement to be executed in connection with the Merger.

“Transaction Expenses” means any non-ordinary course bonuses or any success fees payable to any Person by the Company or its Subsidiaries solely in connection with the consummation of the Merger and the employer portion of any payroll Taxes associated with the foregoing, and any legal, accounting, financial advisory and other third party advisory or consulting fees and other expenses incurred by the Company and its Subsidiaries on behalf of itself or the Stockholder Representative or Company Stockholders in connection with the Merger. Notwithstanding the foregoing, Transaction Expenses shall not include any fees or expenses of Parent.

“Transaction Payroll Taxes” means the employer portion of any employment or payroll taxes with respect to any bonuses, option cash-outs, or other compensatory payments in connection with the transactions contemplated by this Agreement, whether payable by Parent, the Company or any of their Subsidiaries.

“Transfer Taxes” is defined in Section 4.15(d).

“Transmittal Letter” is defined in Section 1.11(b).

“Update” is defined in Section 4.12.

“Waiving Parties” is defined in Section 8.12.

“WARN Act” is defined in Section 2.20.

“WIP Adjustment” is defined in Section 1.10(a).

“WIP Analysis” is defined in Section 1.10(a).

“WIP Date” is defined in Section 2.24.

“WIP Projects” is defined in Section 1.10(a).

“WIP Schedule” is defined in Section 2.24.

“Working Capital” means the Company’s current assets minus current Liabilities as calculated pursuant to GAAP and Section 1.9 of the Disclosure Schedule. However, current assets and Liabilities shall not include any current operating lease liabilities recorded under the requirements of ASC 842.

* * * * *

[Signature Page Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PARENT:

COMFORT SYSTEMS USA, INC.

By:	/s/ Laura F. Howell
Name: Laura F. Howell
Title: Vice President and General Counsel

MERGER SUB:

OSC ACQUISITION CORP.

By:	/s/ Laura F. Howell
Name: Laura F. Howell
Title: Vice President and Secretary

COMPANY:

TAS ENERGY INC.

By:	/s/ JT Grumski
Name: JT Grumski
Title: President and CEO

STOCKHOLDER REPRESENTATIVE:

element partners ii, l.p.

By:	Element Partners II G.P., L.P.
Its:	General Partner

By:	Element II G.P., LLC
Its:	General Partner

By:	/s/ Michael DeRosa
Name: Michael DeRosa
Title: Managing Member

TAS Energy, Inc.

Agreement and Plan of Merger

- Signature Page -

EXHIBIT A
sTOCKHOLDER wRITTEN coNSENT

[Attached.]

TAS ENERGY INC.

Written Consent of the Stockholders

[_______ __], 2020

The undersigned, being the holders (collectively, the “Stockholders”) of certain shares of the common stock, par value $.001 per share (the “Common Stock”) and shares of Series AA Preferred Stock, par value $.001 per share (the “Series AA Preferred Stock”) of TAS Energy Inc., a Delaware corporation (the “Company”), hereby approve, consent to and adopt the following recitals, resolutions, and actions authorized therein, as the act of the Stockholders by written consent, such consent to have the same force and effect as a vote of the Stockholders at a duly called meeting of the Stockholders:

WHEREAS, the Company desires to enter into that certain Agreement and Plan of Merger (as amended, the “Merger Agreement”), by and among Comfort Systems USA, Inc., a Delaware corporation (“Comfort”), OSC Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Comfort (“Merger Sub”), and the Stockholder Representative (as defined in the Merger Agreement), pursuant to which, among other things, (i) Merger Sub shall, on the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the DGCL, be merged with and into the Company (the “Merger”), (ii) all issued and outstanding shares of the Company (the “Shares”) at the effective time of the Merger shall be canceled and converted into the right to receive the consideration set forth in the Merger Agreement and (iii) the Company shall become a wholly owned subsidiary of Comfort (the “Merger Transaction”);

WHEREAS, the board of directors of the Company (the “Board”) has approved and adopted the terms of the Merger Agreement and deems the Merger Transaction to be fair, advisable and in the best interests of the Company and its stockholders, and has recommended that the Stockholders approve the Merger and adopt the Merger Agreement, including all other agreements, documents and instruments contemplated under or required to be executed in connection therewith, and the Merger Transaction;

WHEREAS, in connection with or as the result of the closing of the Merger Transaction, certain employees of the Company, Joseph Grumski, Stephen Rohr, Anil Koova, Kristin Konen, Doug Backlund, Kevin Owczarzak, Jack Collett, and Craig Hurlbert (the “Recipients”), have a right to receive certain payments in connection with the Merger Transaction (“Change in Control Bonus Payments”) as described in each respective Recipient’s Award as defined under the Amended and Restated Change in Control Bonus Plan for Key Employees, dated May 31, 2018 (the “Plan”);

WHEREAS, the Recipients’ Change in Control Bonus Payments are calculated in accordance with the Plan;

WHEREAS, the Board approved inclusion of the remaining cash in Company to determine the aggregate consideration received in the Merger Transaction and the Recipients’ Change in Control Bonus Payments (the “Change of Control Bonus Payment Calculations”);

NOW, THEREFORE, BE IT RESOLVED, that for purposes of these resolutions, the term “Proper Officer” shall mean any one or all of the Chief Executive Officer, President, Treasurer, Secretary, Chief Financial Officer and any Vice President of the Company.

RESOLVED FURTHER, the Stockholders have received, read, and considered (i) the Merger Agreement, including all exhibits and schedules attached thereto and (ii) all other agreements, documents and instruments contemplated under or required to be executed in connection therewith (collectively, the “Merger Transaction Documents”) and hereby consent to, adopt, and ratify the form, terms and provisions of the Merger Transaction Documents in all respects and hereby consent to and approve the Merger Transaction; and

RESOLVED FURTHER, that the Stockholders hereby consent to and approve the Change of Control Bonus Payment Calculations;

RESOLVED FURTHER, that the Proper Officers be, and hereby are, authorized, empowered and directed, for and in the name and on behalf of the Company, to take such steps, to perform all such acts and things, and to prepare, execute, swear to, acknowledge, deliver, file and/or record any and all agreements, documents, instruments, certificates, applications, reports, notices, waivers and consents, which may by law, or to him or her or legal counsel to the Company seem necessary, convenient or appropriate to effectuate the purposes and intents of, and otherwise consummate and perform the actions and obligations contemplated in, the foregoing recitals and resolutions in accordance therewith, such necessity, convenience or appropriateness to be conclusively evidenced by the taking or performance of any of the foregoing steps, acts and things, executions and filings and/or recording;

RESOLVED FURTHER, that the Proper Officers be, and they hereby are, authorized, empowered and directed, for and in the name and on behalf of the Company, to make all expenditures which seem necessary, appropriate, or desirable to effectuate the purposes and intents of the foregoing recitals and resolutions;

RESOLVED FURTHER, that the Board and the Proper Officers be, and they hereby are, authorized and directed to make, provide, execute, deliver and file any and all statements, applications, certificates, representations, payments, notices, receipts and other instruments, agreements and documents and take any other actions which, in the opinion of the Board, or any such Proper Officer are, or may be, necessary or appropriate to consummate any of the matters authorized by the foregoing recitals and resolutions; and

RESOLVED FURTHER, that any lawful act heretofore taken by the Board or Proper Officer in connection with the matters set forth in the foregoing resolutions be, and it hereby is, in all respects, approved, adopted ratified and confirmed as an act of the Company.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned, being the Stockholders, hereby consent to all of the foregoing as of the date first above written.

STOCKHOLDERS:

ELEMENT PARTNERS II, L.P.

By:	Element Partners II G.P., L.P.
Its:	General Partner

By:	Element Partners II G.P., LLC
Its:	General Partner

By:
Name:
Title:

ELEMENT PARTNERS II INTRAFUND, L.P.

By:	Element Partners II G.P., L.P.
Its:	General Partner

By:	Element Partners II G.P., LLC
Its:	General Partner

By:
Name:
Title:

KPCB HOLDINGS, INC.

By:
Name:
Title:

HERCULES CAPITAL, INC.

By:
Name:
Title:

TAS INVESTORS, LLC

By:	Thurston, LP

By:	Oakmont Corporation
Its:	Administrator

By:
Name:
Title:

TAS INVESTORS II, LLC

By:	Thurston, LP

By:	Oakmont Corporation
Its:	Administrator

By:
Name:
Title:

THURSTON II, LP

By:	Thurston, LP

By:	Oakmont Corporation
Its:	General Partner

By:
Name:
Title:

STICHTING CUSTODY ROBECO
MASTER CLEAN TECH II (EUR)

By:	ROBECO INSTITUTIONAL ASSET
MANAGEMENT BV
its Investment Manager

By:
Name:
Title:

STICHTING CUSTODY ROBECO
MASTER CLEAN TECH II (USD)

By:	ROBECO INSTITUTIONAL ASSET
MANAGEMENT BV
its Investment Manager

By:
Name:
Title:

ROBECO CLEAN TECH Co-
Investment fund ii l.p.

By:	ROBECO INSTITUTIONAL ASSET
MANAGEMENT US INC
its Investment Manager

By:
Name:
Title:

GCM Grosvenor - NYSTRS CLEANTECH FUND, L.P.

By:	CFIG Fund Partners II, L.P.
its General Partner

By:	CFIG Holdings, LLC
its General Partner

By:
Name:
Title:

EXHIBIT B
JOINDER AGREEMENT

[Attached.]

EXHIBIT B

FORM OF JOINDER AND RELEASE AGREEMENT

THIS JOINDER AND RELEASE AGREEMENT (this “Agreement”) is made by and among Comfort Systems USA, Inc., a Delaware corporation (“Parent”), TAS Energy Inc., a Delaware corporation (the “Company”), Element Partners II, L.P. (“Element”), solely in its capacity as the representative of the Company Stockholders in connection with the transactions contemplated by the Merger Agreement (the “Stockholder Representative”), and the undersigned holder (the “Holder”) of Company Capital Stock, as set forth on the signature page hereto. Capitalized terms used in this Agreement and not otherwise defined have the meanings ascribed to such terms in the Merger Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 9, 2020, by and among Parent, OSC Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), the Company, and the Stockholder Representative, at the Effective Time, Merger Sub will be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Merger”);

WHEREAS, as a condition and material inducement to their willingness to enter into the Merger Agreement, Parent and Merger Sub have required that each of the Company Support Stockholders, and Company Stockholders holding at least ninety percent 90% of the Fully-Diluted Shares (inclusive of the Company Support Stockholders) execute and deliver this Agreement as a condition to the Closing;

WHEREAS, pursuant to the terms and conditions of the Merger Agreement, Holder will, as a result of the Merger, be entitled to receive a portion of the Merger Consideration as a holder of Company Capital Stock; and

WHEREAS, in order to induce Parent and Merger Sub to complete the transactions contemplated by the Merger Agreement, including the Merger, the Holder is willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.            Representations and Warranties of the Holder. The Holder hereby represents and warrants to each of Parent and Merger Sub as follows:

B-7

(a)            Organization and Standing. If the Holder is an entity, the Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b)            Authority.

(i)            If an entity, the Holder has all requisite power and authority or, if an individual, the Holder has the capacity to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Holder, and no further action is required on the part of the Holder to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Holder and, assuming the due authorization, execution and delivery by the other party hereto, constitutes the valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Legal Requirements now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity.

(ii)            The execution and delivery by the Holder of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default under (with or without notice or lapse of time or both), or give rise to any payment obligation or a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under, (A) if applicable, any provision of the organizational documents of the Holder, each as amended to date and currently in effect; or (B) any Contract to which the Holder is a party or by which any of the Holder's properties or assets may be bound; or (C) any Legal Requirement applicable to the Holder or any of the Holder's properties or assets (whether tangible or intangible). There is no Contract to which the Holder is a party or by which any of Holder’s properties or assets may be bound which would prevent the carrying out of the transactions contemplated hereby or by the Merger Agreement or the agreements contemplated hereby or thereby, including the compliance by Holder with the provisions of the Merger Agreement applicable to Indemnifying Parties in their capacity as such.

(c)            Ownership of Company Capital Stock. The Holder is the sole record and beneficial owner of, and has the sole right to vote (as applicable) and to dispose of, the Company Capital Stock set forth on the signature page hereto (subject to, in the case of individuals, applicable community property laws, if any), and such Company Capital Stock (and any shares of Company Capital Stock issuable upon exercise, exchange or conversion of such Company Capital Stock) are, other than as provided in the Terminated Contracts (as defined below), and as of the Closing will be, free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity, option, proxy, voting restriction, voting trust or agreement, understanding, arrangement, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind. Neither such Company Capital Stock (and any shares of Company Capital Stock issuable upon exercise, exchange or conversion of such Company Capital Stock) nor any respective interest therein has been sold, assigned, endorsed, transferred, pledged, pawned, hypothecated, deposited under any agreement or disposed of in any manner by the Holder. The Company Capital Stock set forth on the signature page hereto constitute the Holder’s entire interest in Company Capital Stock, and Holder does not own or hold, beneficially or of record, any other Company Capital Stock.

(d)            Brokers and Finders. No Person has acted on behalf of the Holder or any of Holder’s “affiliates” or “associates” (as those terms are defined in Rule 405 under the Securities Act of 1933, as amended) in such manner (other than Lazard Middle Market LLC on behalf of, and pursuant to the terms of its engagement letter with, the Company) as to give rise to any valid claim against Parent, Merger Sub, the Company or any of their respective affiliates for brokerage or finders’ fees or agents’ commissions, fees related to investment banking or similar advisory services or any similar charges in connection with this Agreement or the Merger Agreement, nor will Parent, the Company or their respective affiliates incur, directly or indirectly, any such liability based on arrangements made by or on behalf of the Holder.

(e)            Reliance; Opportunity to Discuss; Access to Information. The Holder acknowledges and understands that the representations, warranties and covenants by the Holder set forth herein and any covenants set forth in the Merger Agreement applicable to the Holder in his, her or its capacity as an Indemnifying Party are a material inducement for Parent and Merger Sub to consummate the transactions contemplated by the Merger Agreement and shall be relied upon by Parent, the Company, and their respective affiliates and counsel, and that substantial losses and damages may be incurred by such Persons if the Holder’s representations, warranties or covenants set forth herein and any covenants set forth in the Merger Agreement applicable to the Holder in his, her or its capacity as an Indemnifying Party are inaccurate or are breached. The Holder has carefully read this Agreement and the Merger Agreement, understands the scope and effect of the provisions of this Agreement and the Merger Agreement, and has discussed the requirements of this Agreement and the Merger Agreement with the Holder’s legal, tax, investment, financial, and/or other professional advisors to the extent the Holder has deemed necessary. The Holder hereby acknowledges and agrees that the Holder has had the opportunity to ask questions of and obtain any additional information reasonably available to Parent, the Company and Merger Sub with respect to this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, and the Holder has received all such information as the Holder deems necessary and appropriate to enable the Holder to evaluate the risks and merits of this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, including the Merger, and Holder’s indemnification obligations under the terms of the Merger Agreement.

2.            Joinder as Party to the Merger Agreement.

(a)            The Holder hereby acknowledges and agrees that he, she or it is a Company Stockholder for purposes of the Merger Agreement, a Payee for purposes of the Note and a Seller for purposes of the Earn-Out Agreement and, accordingly, agrees to be bound by, solely in the Holder’s capacity as an Company Stockholder, Payee or Seller, as appropriate, and as fully as though the Holder were a signatory thereto, the terms of the Merger Agreement, Note and Earn-Out Agreement expressly applicable to Company Stockholder, Payee or Seller, as appropriate. In furtherance of and without limiting the foregoing, the Holder further acknowledges and agrees that, as a Company Stockholder, the Holder will be severally and not jointly liable with respect to the indemnification obligations of the Company Stockholders in accordance with the terms and conditions of, and subject to the limitations of, Article 6 of the Merger Agreement; provided that, in the case of Fraud committed by such Holder, there shall be no limit to the amount that may be recovered from the Holder for losses arising from such Fraud.

(b)            The Holder acknowledges and agrees that (i) at the Closing, Parent shall issue the Note to the Stockholder Representative and deliver the Stockholder Representative Expense Amount to the Stockholder Representative, each pursuant to and subject to the terms and conditions of the Merger Agreement; (ii) the Holder shall be entitled to a portion of the Note and the Stockholder Representative Expense Amount, if any, and in each case only as and when such amount is payable to the Holder in accordance with the provisions of the Merger Agreement or the Note; and (iii) the Holder’s right to receive any portion of the Note and/or the Stockholder Representative Expense Amount are contingent rights that are subject to Sections 1.8, 1.9 and 1.10 of the Merger Agreement, as well as the indemnification and other related provisions of the Merger Agreement.

3.            Stockholder Representative. The Holder hereby agrees to (i) the appointment of Element as the Stockholder Representative and authorizes Element to act or refrain from acting and to exercise the power, authority and discretion as the Stockholder Representative under this Agreement, the Merger Agreement, Note and Earn-Out Agreement, and (ii) to be bound by the terms and conditions of the Merger Agreement, the Note and the Earn Out Agreement, including without limitation the provisions regarding the Stockholder Representative in Section 8.17 thereof.

4.            Termination of Certain Agreements. The Holder acknowledges and agrees that to the extent the Holder is a party to any Contract listed on Annex A (each a “Terminated Contract” and collectively the “Terminated Contracts”), the Holder consents and agrees that each Terminated Contract shall be deemed amended by the Company and the “Requisite Holders” or the “Preferred Investor Approval”, as applicable, and as such terms are defined in the respective Terminated Contracts, to permit the termination of the Terminated Contracts with the prior written notice of the “Requisite Holders” or the “Preferred Investor Approval”, as applicable, in connection with the consummation of a change of control of the Company (which Holder acknowledges includes the Merger). The Holder consents and agrees (i) to the termination of each such Terminated Contract contingent upon the consummation of the Merger and effective as of immediately prior to the Effective Time and agrees that any rights and obligations the Holder may have under each such Terminated Contract shall terminate immediately prior to, but conditioned upon the occurrence of, the Effective Time, and (ii) that the terms of this Agreement shall, in the event of any conflict with the terms of any Terminated Contract, supersede such conflicting terms and, for the avoidance of doubt, the Holder hereby agrees that the Terminated Contracts are hereby amended to give effect to the foregoing). The Holder hereby waives, and agrees that it will take no action with regard to pursuing, any rights (including any notice rights) or claims pursuant to or arising under any such Terminated Contract. Furthermore, the Holder and the Company each hereby acknowledges and agrees that to the extent any Terminated Contract may, by its terms, only be amended or terminated pursuant to an agreement or other instrument, written or otherwise, between the Company and one or more other parties thereto, this Agreement, together with the other Joinder Agreements entered into by other holders of the Company’s equity securities in connection with the Merger Agreement who are also parties to such Terminated Contract, shall be deemed to be one and the same instrument for purposes of satisfying the termination or amendment requirements set forth in any such Terminated Contract, and the Company hereby consents to each such termination.

5.            Confidentiality. Except with the prior written consent of Parent, the Holder agrees to at all times keep confidential and not disclose (other than to his, her or its spouse, officers, directors, limited partners, shareholders, employees, attorneys and other advisors with a bona fide need to know; provided, that such Persons have agreed to confidentiality restrictions substantially consistent with those contained herein) (a) the existence, terms and conditions of this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, (b) matters regarding the interpretation, performance, breach or termination hereof or thereof, and (c) all confidential or proprietary information of the Company, including, without limitation, Intellectual Property used or owned by the Company, obtained by the Holder or its directors, officers, employees, agents or representatives prior to the Closing, except to the extent that (i) such information has otherwise been made public through no fault or action of the Holder; (ii) any such information that is reasonably necessary for enforcing the Holder’s rights hereunder or thereunder is disclosed to any Governmental Authority in connection with any legal proceedings involving a dispute between the Holder and Parent; (iii) if the Holder is an investment fund or vehicle, the Holder may disclose such information to its affiliates and its affected partners, members, managers, officers, investors and prospective investors; or (iv) the Holder is required by applicable Law to divulge or disclose any such information, in which case the Holder shall promptly notify Parent in writing in advance of disclosing such information and use commercially reasonable efforts to cooperate with Parent to limit such disclosure to the extent so required by applicable Legal Requirements. In furtherance of, but subject to, the foregoing, Parent acknowledges that each institutional investor will report the economic terms of the transactions contemplated by the Merger Agreement to its current and prospective limited partners.

6.            General Release. Effective for all purposes as of the Effective Time, the Holder acknowledges and agrees, on behalf of himself, herself or itself and each of the Holder’s current or former affiliates, officers, directors, employees, managers, partners, principals, advisors, agents, stockholders, members, investors, equity holders or other representatives (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors), family members, heirs, beneficiaries, estates, executors, administrators, trustees, successors or assigns, in each case solely in their capacity as such (each, a “Releasor”) that:

(a)            Releasor (i) has no Claims (as defined below), (ii) has not transferred or assigned, or purported to transfer or assign, any Claims, and (iii) shall not transfer or assign, or purport to transfer or assign, any Claims, in each case, relating to the Company against the Surviving Corporation, Parent, Merger Sub, the Company, or their respective current or former affiliates, subsidiaries, subdivisions, officers, directors, employees, managers, partners, principals, advisors, agents, stockholders, members, investors, equity holders or other representatives (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors), successors, predecessors or assigns, in each case solely in their capacity as such (collectively, the “Releasees”);

(b)            Releasor hereby irrevocably and unconditionally releases the Releasees from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages or causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, existing or prospective, relating to the Company (collectively, “Claims”); provided, however, that the foregoing release shall not cover Claims of any Releasor relating to (1) any entitlement to salary or cash bonuses or any rights under any Company Benefit Plans earned or accrued by or for the benefit of the Releasor prior to the Closing in respect of services performed by the Releasor as an employee, consultant, advisor or director of the Company, and any reimbursable expenses to the extent not paid by the Company prior to the Closing, (2) workers’ compensation benefits, (3) unemployment benefits, (4) any rights and claims under the Merger Agreement, the Note or the Earn Out Agreement, including without limitation to the receipt of any portion of the Merger Consideration (including the Note) with respect to Company Capital Stock beneficially owned the Releasor, in each case on and subject to the terms and conditions of the Merger Agreement, the Note or the Earn Out Agreement, (5) any rights to exculpation or indemnification the current or former directors, officers, employees or agents of the Company may have under applicable Legal Requirements or pursuant to the Merger Agreement, any indemnification agreements with the Company, the Company Organizational Documents or to the proceeds of any insurance policy maintained by or on behalf of the Company, (6) rights under any other Contracts other than (x) the Terminated Contracts and (y) Contracts evidencing or otherwise relating to Company Securities (other than the right to receive payment in respect thereof under the terms and conditions of the Merger Agreement, the Note and the Earn Out Agreement), or (7) any claim which may not be waived as a matter of law, including, but not limited to, the Releasor’s right to file a charge with or participate in a charge by any local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against any Releasee.

(c)            Releasor acknowledges and agrees that neither Releasor nor Releasor’s affiliates shall have any right of contribution, indemnification or right of advancement from the Company, the Surviving Corporation or Parent with respect to any Losses claimed by any of the Indemnified Parties against such Releasor or any affiliate thereof in their capacities as Indemnifying Parties under the Merger Agreement.

(d)            Releasor hereby waives and agrees not to assert any and all appraisal or dissenters rights under the General Corporation Law of the State of Delaware or any other applicable Legal Requirements.

(e)            Releasor represents and warrants that he, she or it has read this release and understands its terms and has been given an opportunity to ask questions of the representatives of the Company.

(f)            Releasor represents and warrants that in signing this Agreement he, she or it does not rely, and has not relied, on any representation or statement not set forth in this release made by any representative of the Company or anyone else with regard to the subject matter, basis or effect of this Agreement or otherwise.

(g)            Releasor acknowledges that he, she or it is familiar with Section 1542 of the Civil Code of the State of California (“Section 1542”), which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

(h)            Releasor hereby waives and relinquishes any rights and benefits that Releasor may have under Section 1542 or any similar statute or common law principle of any jurisdiction. Releasor acknowledges that he, she or it may hereafter discover facts in addition to or different from those that Releasor now knows or believes to be true with respect to the subject matter of this release, but it is Releasor’s intention, subject to Section 6(b), to fully and finally and forever settle and release any and all Claims that do now exist, may exist or heretofore have existed with respect to the subject matter of this release. In furtherance of this intention, the releases contained herein shall be and remain in effect as full and complete general releases notwithstanding the discovery or existence of any such additional or different facts.

(i)            The release set forth in this Section 6 is conditioned upon the consummation of the Merger as contemplated in the Merger Agreement and shall become null and void and shall have no effect whatsoever, without any action on the part of any Person, upon termination of the Merger Agreement in accordance with its terms prior to the Effective Time.

7.            Miscellaneous.

(a)            Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be made and given in compliance with the provisions of Section 10.1 of the Merger Agreement.

(b)            Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." All references to the Company in this Agreement shall be deemed to refer to the Company and each of its subsidiaries unless the context otherwise requires.

(c)            Successors. All covenants and agreements and other provisions set forth in this Agreement and made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the successors, heirs and permitted assigns of such party, whether or not so expressed.

(d)            Third Party Beneficiaries. The Company, the Surviving Corporation, each of the other Indemnified Parties, the Releasees and the Stockholder Representative are intended third party beneficiaries of this Agreement and shall be entitled to enforce this Agreement against the Holder in accordance with its terms.

(e)            Severability. In the event that any one or more of the provisions contained herein is held invalid, illegal or unenforceable in any respect for any reason in any jurisdiction, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected (so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party), it being intended that the rights and privileges of each party shall be enforceable to the fullest extent permitted by applicable Legal Requirements, and any such invalidity, illegality and unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction (so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party).

(f)            Amendment. The parties hereto acknowledge and agree that this Agreement may only be amended, modified or supplemented by written agreement of the Holder, the Stockholder Representative and Parent.

(g)            Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed entirely in such state. The parties hereto agree that any legal proceeding by or against any party hereto or with respect to or arising out of this Agreement shall be brought exclusively in any state or federal court in the State of Delaware. By execution and delivery of this Agreement, each party hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and to the appellate courts therefrom solely for the purposes of disputes arising under this Agreement and not as a general submission to such jurisdiction or with respect to any other dispute, matter or claim whatsoever. The parties hereto irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of copies thereof by overnight courier to the address for such party to which notices are deliverable hereunder. Any such service of process shall be effective upon delivery. Nothing herein shall affect the right to serve process in any other manner permitted by applicable Legal Requirements. The parties hereto hereby waive any right to stay or dismiss any action or proceeding under or in connection with this Agreement brought before the foregoing courts on the basis of (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason, or that it or any of its property is immune from the above described legal process, (b) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such courts, or (c) any other defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to any final judgment of any court having jurisdiction.

(h)            Specific Performance. It is agreed and understood that monetary damages would not adequately compensate an injured party hereto for the breach of this Agreement by the Holder, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, the Holder hereby waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

(i)            Other Remedies. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(j)            Legal Counsel. The parties hereto acknowledge that Robinson Bradshaw & Hinson, P.A. (“RBH”) has represented Parent and Porter Hedges LLP (“PH”), has represented the Company, in connection with the negotiation and execution of this Agreement, the Merger Agreement, and the transactions contemplated hereby and thereby, and neither RBH nor PH has undertaken to represent any other party, including the Holder, in connection herewith or therewith.

(k)            Counterparts. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in two or more counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered (including by means of electronic delivery) shall be an original, but all of which together shall constitute one and the same instrument.

(l)            Entire Agreement. This Agreement, the Merger Agreement, the exhibits and schedules hereto and thereto (including the Note and the Earn-Out Agreement), and the documents and instruments and other agreements among the parties hereto and thereto referenced herein and therein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof, (ii) other than the third party beneficiaries referenced in Section 7(d) hereof, are not intended to confer upon any other Person any rights or remedies hereunder and (iii) shall not be assigned by operation of law or otherwise, except that Parent may assign its rights and delegate its obligations hereunder or thereunder to its affiliates as long as Parent remains ultimately liable for all of Parent’s obligations hereunder and thereunder.

(m)            WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(n)            Termination. This Agreement shall terminate automatically and be of no further force or effect in the event the Merger Agreement is terminated in accordance with its terms prior to the Effective Time..

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder and Waiver Agreement to be duly executed as of the day and year set forth below.

COMFORT SYSTEMS USA, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Joinder and Waiver Agreement to be duly executed as of the day and year set forth below.

TAS ENERGY INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Joinder and Waiver Agreement to be duly executed as of the day and year set forth below.

STOCKHOLDER REPRESENTATIVE:

Element Partners II, L.P.

By: Element Partners II G.P., L.P.
Its General Partner

By: Element II G.P., LLC
Its General Partner

By:
Name:	Michael DeRosa
Title:	Managing Member

IN WITNESS WHEREOF, the parties hereto have caused this Joinder and Waiver Agreement to be duly executed as of the day and year set forth below.

[HOLDER]

By:
Name:
Title:

Address:

Email:

Company Capital Stock owned beneficially and of record:

shares of Company Common Stock

shares of Company Series AA Preferred Stock

ANNEX A

Terminated Contracts1

Fourth Amended and Restated Stockholders Agreement by and among the Company and the stockholders party thereto dated February 5, 2015

Fourth Amended and Restated Registration Rights Agreement by and among the Company and the investors party thereto dated February 5, 2015

1 For purposes hereof, as to each Contract listed above, the Contract to be terminated will be the Contract as listed, as amended to date (whether or not any such amendment is specified above), and shall include any joinders to any such Contract.

EXHIBIT c
NOTE

[Attached.]

This instrument and the rights and obligations evidenced hereby are subordinate to the rights and obligations of the Senior Lenders under documents evidencing the Senior Debt, including the Wells Fargo Credit Facility, as more particularly set forth in Section 6 hereof; and Payees, by their acceptance hereof, irrevocably agree to a position subordinate to the Senior Lenders.

NOTE

$14,000,000.00	[____ _], 2020

FOR VALUE RECEIVED, COMFORT SYSTEMS USA, INC., a Delaware corporation, promises to pay to the order of Element Partners II, L.P., in its capacity as the Stockholder Representative (as defined in the Acquisition Agreement (as defined below)) (and, if applicable, any successor or assign of the Stockholder Representative) and on behalf of the Payees (as defined below), in immediately available funds and in lawful money of the United States of America, the principal sum of Fourteen Million Dollars and No Cents ($14,000,000.00), together with interest thereon calculated in accordance with the provisions of this note.

1.            Definitions. As used in this note, terms that are capitalized but not defined herein shall have the meanings ascribed to them in the Acquisition Agreement. In addition, the following terms shall have the respective meanings indicated:

(a)            “Acquisition Agreement” means the Agreement and Plan of Merger by and among Maker, the Company, OSC Acquisition Corp., a Delaware corporation, and the Stockholder Representative dated as of March 9, 2020.

(b)            “Company” means TAS Energy Inc., a Delaware corporation.

(c)            “Debt” means the indebtedness evidenced by this note.

(d)            “Maker” means Comfort Systems USA, Inc., a Delaware corporation, and any successor or permitted assignee of Maker’s obligations under this note.

(e)            “Maturity Date” means [_____ __], 2022.

(f)            “Parent Indemnitees” shall have the meaning set forth in the Acquisition Agreement.

(g)            “Payee” means individually each Person set forth on Schedule 1 attached hereto, and “Payees” means collectively, all Persons set forth on Schedule 1 attached hereto, and any successors or assigns of any Payee’s rights, powers, remedies, liens, benefits and privileges accruing and to accrue hereunder to Payees.

(h)            “Pro Rata Percentage” means, with respect to each Payee, the percentage set forth opposite the name of such Payee on Schedule 1 attached hereto.

2.            Payments of Principal and Interest.

(a)            From the date hereof until the date when the principal under this note has been paid in full, interest shall accrue on the unpaid principal amount of this note at the rate of three and one half percent (3.50%) per annum, and shall be paid quarterly in arrears in cash. Such interest shall be computed for the actual number of days elapsed in a year consisting of 365 or 366 days, as the case may be. Interest on the unpaid balance shall accrue from the date hereof and quarterly payments shall be due and payable in cash, in arrears, on the fifth (5th) calendar day following the end of each calendar quarter until all outstanding principal, accrued but unpaid interest and any other costs and fees are paid in full as provided for herein. The first payment of interest shall be due on July 6, 2020. All accrued and unpaid interest on the unpaid principal balance of this note shall be due and payable at the Maturity Date. In the event that any amount under this note is not paid when due, then interest shall accrue on such unpaid amount at a rate of ten percent (10.00%) per annum (the “Default Rate”) until such unpaid amount is paid in cash.

(b)            The entire unpaid principal balance of this note and all accrued and unpaid interest on this note, less any offset pursuant to Section 5, less the aggregate amount of any additional Change in Control Payments triggered as a result of such payment, shall be due and payable on the Maturity Date.

(c)            Notwithstanding the foregoing, in the event that prior to the Maturity Date (i) the Company effects a sale of all or substantially all of the assets of the Company to a third party, (ii) Maker effects a sale of the Company to a third party, (iii) Maker effects a merger or consolidation of the Company or other transaction involving the Company, in each case which results in at least 50% of the combined voting power of the voting securities of the Company being owned by a third party or (iv) Maker or the Company makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Maker or the Company seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any applicable law relating to bankruptcy, insolvency or reorganization, within thirty (30) days after such event, Maker shall pay to the Payees in accordance with each Payee’s Pro Rata Percentage in full the remaining payments of principal and interest the Payees would have been entitled to through the Maturity Date within five (5) days of such event, less any offset pursuant to Section 5, less the aggregate amount of any additional Change in Control Payments triggered as a result of such payment.

(d)            All payments of principal and interest due under this note shall be paid to Payees in accordance with each Payee’s Pro Rata Percentage by wire transfer of immediately available funds to the accounts designated on the Payment Spreadsheet.

3.            No Usury Intended; Spreading. Notwithstanding any provision to the contrary contained in this note, it is expressly provided that in no case or event shall the aggregate of (i) all interest on the unpaid balance of this note, accrued or paid from the date hereof and (ii) the aggregate of any other amounts accrued or paid pursuant to this note, which under applicable laws are or may be deemed to constitute interest upon the indebtedness evidenced by this note from the date hereof, ever exceed the highest lawful amount permissible under the then-applicable usury laws. In furtherance thereof, none of the terms of this note shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum legal rate. Maker or other parties now or hereafter becoming liable for payment of the indebtedness evidenced by this note shall never be liable for interest in excess of such maximum legal amount. If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the maximum legal amount, the Stockholder Representative, on behalf of the Payees, shall credit against the principal of this note (or, if such indebtedness shall have been paid in full, Payees shall refund to the Maker) such portion of said interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the maximum legal rate. All sums contracted for, charged or received by the Payees for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent required to avoid or minimize usury and to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of this note so that the interest rate does not exceed the maximum legal rate. The provisions of this Paragraph shall control all agreements, whether now or hereafter existing and whether written or oral, between Maker and the Payees.

4.            Default and Remedies in Event of Default. The occurrence of any of the following events shall constitute a default under this note, whereupon the Stockholder Representative, may, at its option, by notice in writing to Maker, declare the principal of this note and accrued interest to the date of such declaration to be due and payable immediately, and upon any such declaration by the Stockholder Representative, such amounts shall become immediately due and payable, and may otherwise exercise any or all rights, powers and remedies afforded by law:

(a)            any part of the Debt, including any interest thereon, is not paid when due, whether by lapse of time or acceleration or otherwise, unless such default is fully cured within fifteen (15) calendar days after such due date, or

(b)            any proceeding is instituted by or against the Maker under any present or future bankruptcy or insolvency statutory or similar law and, if involuntary, the same are not stayed or dismissed within ninety (90) days, or the Maker makes an assignment for the benefit of creditors, or a receiver, trustee, conservator or other judicial representative is appointed for the Maker.

All powers and remedies afforded to the Stockholder Representative by this Section 4, shall, to the extent permitted by law, be deemed cumulative and not exclusive of other remedies available to the Stockholder Representative, whether hereunder or by judicial proceedings or otherwise, to enforce the observance or performance of the covenants and agreements contained in this note. No delay or omission by the Stockholder Representative to exercise any right or power accruing upon any default hereunder shall impair such right or power or shall be construed as a waiver or acquiescence therein. Every power and remedy given to the Stockholder Representative by this Section 4 or by law may be exercised by the Stockholder Representative from time to time and as often as the Stockholder Representative shall deem expedient.

5.            Offset Rights. The parties hereto agree that if Payees shall become liable to (i) the Parent Indemnitees for indemnification under the Acquisition Agreement (as finally determined by a written settlement or a court of competent jurisdiction) or (ii) Maker for any payment under Section 1.8, Section 1.9 and Section 1.10 of the Acquisition Agreement (as finally determined by a written settlement or a court of competent jurisdiction), Maker has the right, in addition to its other rights under the Acquisition Agreement, at law or in equity, to offset any amounts owed to Maker under this note until such liability is satisfied in full.

6.            Subordination.

(a)            Notwithstanding anything to the contrary herein, the obligations of Maker in respect of the payments due under this note and any other amounts due under this note (the “Subordinated Debt”) shall be and are fully subordinate and junior in right and time of payment to any and all Senior Debt (as hereinafter defined). No payments or prepayments under this note (a “Payment”), shall be made except in compliance with the provisions of this Section 6. If any Payment is made to the Payees in violation of this provision, then each Payee shall hold the portion of such Payment paid to it in trust for Senior Lender (as hereinafter defined) and shall, after written notice to the Payees, immediately deliver such Payment paid to it in the form received to such Senior Lender. If there is more than one Senior Lender at the time such payments from Payees are due to Senior Lender hereunder, the Payees shall severally make such Payments based on a written certification of priority delivered to the Payees among the entities constituting Senior Lender provided by Maker. If the Payees are required pursuant to the foregoing provisions to deliver any such Payment to Senior Lender, then to the extent Maker received credit for such Payment against amounts due under this note, such credit shall be immediately reversed upon the delivery of such Payment to Senior Lender and such amounts shall once again be due and payable hereunder and evidenced hereby. Seller Representative and the Payees hereby acknowledge and agree that the subordination of this note specifically includes, but is not limited to the Wells Fargo Credit Facility (as hereinafter defined).

(b)            The Payees shall be entitled to be paid the amounts due under this note in conformity with the specific payment terms of this note set forth in Section 2, as long as no event of default exists under the agreements executed in connection with the Senior Debt and the making of such Payment would not cause, directly or indirectly, a default or event of default to occur under the terms of the agreements executed in connection with the Senior Debt.

(c)            If there should occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangement with creditors (whether or not pursuant to bankruptcy or other insolvency laws); a default under the terms of the documents executed in connection with any Senior Debt; sale of all or substantially all of the assets, dissolution, liquidation or any other marshalling of the assets and liabilities of Maker, or if this note shall be declared due and payable upon the occurrence of an event of default under this note, then (i) no amount shall be paid by Maker in respect of the Debt, unless and until the principal of and interest on the Senior Debt then outstanding shall be indefeasibly paid in full, and (ii) no claim or proof of claim shall be filed by the Stockholder Representative or the Payees that shall assert any right to receive any payments in respect of the principal of and interest on this note, unless and until the principal of and interest on the Senior Debt then outstanding shall be indefeasibly paid in full; provided that the Stockholder Representative or the Payees may file a proof of claim in a bankruptcy or insolvency proceeding involving Maker, as long as such filing indicates Payees’ subordination hereunder and directs the payment of any amounts payable under such claim to Senior Lender until the Senior Debt is indefeasibly paid in full.

(d)            Subject to the rights of Senior Lender under this Section 6 to receive cash, securities or other properties otherwise payable or deliverable to the Payees, nothing contained in this Section 6 shall impair, as between Maker and the Stockholder Representative or the Payees, the obligation of Maker, subject to the terms and conditions hereof, to pay to the Payees the principal hereof and interest thereon as and when the same became due and payable, or shall prevent the Stockholder Representative upon an event of default hereunder, from exercising all right, powers and remedies otherwise provided herein or by applicable law.

(e)            By its acceptance of this note, the Stockholder Representative agrees to execute and deliver such documents as may be reasonably requested from time to time by Maker or Senior Lender in order to implement or clarify the provisions of this Section 6. In addition, the Stockholder Representative and Maker further agree that Senior Lender is a third party beneficiary to the provisions of Section 6 of this note and may enforce the terms thereof against the Stockholder Representative, the Payees, or Maker.

(f)           For purposes of this note, the following capitalized terms are defined as follows:

i.            “Senior Debt” means the aggregate amount of any and all (A) indebtedness of Maker and its subsidiaries to any third-party financial institution (specifically including all indebtedness and obligations arising under the Wells Fargo Credit Facility), whether or not represented by bonds, debentures, notes or other securities, for the repayment of borrowed money, (B) all indebtedness of Maker and its subsidiaries secured by any lien on any property of such person, whether or not indebtedness secured thereby has been assumed, (C) all obligations of Maker and its subsidiaries with respect to interest rate swap agreements, (D) all other sums now or hereafter payable by Maker and its subsidiaries under the documents reflecting the foregoing indebtedness, including all principal, interest, fees (including attorneys’ fees), charges, costs, expenses and other amounts, and (E) and any and all extensions, replacements, renewals or refinancings of the same; whether existing as of the date hereof or hereafter incurred by Maker and its subsidiaries (including, without limitation, entered into from time to time in the future and the increasing of the amount of such facilities and obligations or extending the maturity date thereof).

ii.            “Senior Lender” means collectively, the holders of any Senior Debt from time to time, including their successors and assigns, and specifically including, without limitation, Wells Fargo Bank, National Association and the other lenders under the Wells Fargo Credit Facility, and their respective successors and assigns.

iii.            “Wells Fargo Credit Facility” means the revolving lines of credit, letters of credit and other credit facilities that may be provided to the Maker from time to time pursuant to that certain Second Amended and Restated Credit Agreement dated as of July 16, 2010 between the Maker, the lenders party thereto from time to time, and Wells Fargo Bank, National Association, as administrative agent, as such has been amended, restated, amended and restated, supplemented or otherwise modified from time to time, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time.

7.            Paragraph Headings. Paragraph headings appearing in this note are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this note.

8.            Choice of Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

9.            Successors and Assigns. This note shall be binding upon, and shall inure to the benefit of, the respective legal representatives, heirs, successors and assigns of the Maker and the Stockholder Representative.

10.            Severability. If any provision of this note is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this note shall not be affected thereby, and this note shall be liberally construed so as to carry out the intent of the parties to it.

11.            Notices. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering it return receipt requested, by depositing it with an overnight delivery service or by depositing it in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to the respective parties as follows (and if so given, shall be deemed given 3 business days after so-deposited):

if to Maker:

Comfort Systems USA, Inc.

Office of the General Counsel

675 Bering Drive, Suite 400

Houston, TX 77057

Facsimile: (713) 830-9659

E-mail: legal@comfortsystemsusa.com and laura.howell@comfortsystemsusa.com

Attention: General Counsel

With a copy (that shall not constitute legal notice) to:

Robinson, Bradshaw & Hinson, P.A.
1450 Raleigh Road, Suite 100,
Chapel Hill, NC 27517
Facsimile: (919) 328-8796
E-mail: jfogg@robinsonbradshaw.com
Attention: John M. Fogg

and if to the Stockholder Representative, to:

Element Partners II, L.P.
565 E. Swedesford Road, Suite 207
Wayne, PA 19087
Facsimile: (610) 964-8005
E-mail: mderosa@elementpartners.com
Attention: Michael DeRosa

with a copy (which shall not constitute notice) to each of:

Porter Hedges LLP
1000 Main St, 36th Floor
Houston, TX 77002
E-mail: kpoli@porterhedges.com
Attention: Kevin Poli

and

Goodwin Procter LLC
100 Northern Avenue
Boston, MA 02210
Facsimile: (617) 523-1231
E-mail: mburnett@goodwinlaw.com
Attention: Mark H. Burnett

Maker's address for notice may be changed at any time and from time to time, but only after ten (10) days' advance written notice to the Stockholder Representative and shall be the most recent such address furnished in writing by Maker to the Stockholder Representative. Stockholder Representative's address for notice may be changed at any time and from time to time, but only after ten (10) days' advance written notice to Maker and shall be the most recent such address furnished in writing by the Stockholder Representative to Maker. Actual notice, however and from whomever given or received, shall always be effective when received.

12.            Cost of Collection. If this note is placed in the hands of an attorney for collection, Maker agrees to pay all reasonable attorneys’ fees, costs and expenses incurred by the Payees in connection therewith, and in the event suit or action is instituted to enforce or interpret this note (including without limitation efforts to modify or vacate any automatic stay or injunction), the prevailing party shall be entitled to recover all expenses reasonably incurred at, before or after trial and on appeal, whether or not taxable as costs, or in any bankruptcy proceeding, or in connection with post judgment collection efforts, including, without limitation, attorneys’ fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses.

13.            Priority of Payments. All payments on this note shall be applied first to fees, costs and expenses incurred by the Payees in connection with the enforcement of this note, then to interest due under this note, and then to the principal balance due under this note.

14.            Prepayment. Maker may at any time pay the full amount or any part of this note without the payment of any premium, penalty or fee.

NOTICE PURSUANT TO TEX. BUS. & COMM. CODE §26.02

THIS NOTE CONSTITUTES A WRITTEN LOAN AGREEMENT, WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THIS NOTE.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker has caused this note under seal to be executed by its respective duly authorized representative, this the day and year first above written.

MAKER:

Comfort Systems USA, Inc.,

a Delaware corporation

By:

Name:	Laura Howell

Title:	Vice President

ACKNOWLEDGED AND AGREED BY:

STOCKHOLDER REPRESENTATIVE:

Element Partners II, L.P.

By: Element Partners II G.P., L.P. Its General Partner

By: Element II G.P., LLC Its General Partner

By:

Name:	Michael DeRosa

Title:	Managing Member

Schedule 1

Payees and Pro Rata Percentages

Payee Name	Pro Rata Percentage

EXHIBIT D
EARN-OUT AGREEMENT

[Attached.]

EARN-OUT AGREEMENT

BY AND AMONG

COMFORT SYSTEMS USA, INC.

and

THE STOCKHOLDER REPRESENTATIVE NAMED HEREIN

DATED AS OF [_____ __], 2020

EARN-OUT AGREEMENT

This Earn-Out Agreement (this “Agreement”), dated as of [______ __], 2020, is by and between Comfort Systems USA, Inc., a Delaware corporation (“Purchaser”), and Element Partners II, L.P., solely in its capacity as the Stockholder Representative (as defined in the Merger Agreement (as defined below) (and, if applicable, any successor or assign of the Stockholder Representative). Purchaser and the Stockholder Representative are sometimes individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company Stockholders (each individually a “Seller” and, collectively, the “Sellers”) own all of the issued and outstanding capital stock (of all classes) (the “Shares”) of TAS Energy Inc., a Delaware corporation (the “Company”);

WHEREAS, pursuant to an Agreement and Plan of Merger by and among Purchaser, the Company, OSC Acquisition Corp., a Delaware corporation (“Merger Sub”), and the Stockholder Representative dated as of March 9, 2020 (the “Merger Agreement”), it is a condition to closing that the Parties execute and deliver this Agreement to each other;

WHEREAS, pursuant to the Merger Agreement, Merger Sub will merge with and into the Company and each outstanding share of Company Capital Stock at the Effective Time will be canceled and converted into the right to receive a portion of the Merger Consideration upon the terms and conditions set forth therein;

WHEREAS, capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement; and

WHEREAS, the Parties intend to provide for the payment of additional Merger Consideration to Sellers based on the future financial performance of the Company, as a division of the Purchaser, following the Closing (“Earn-Out”).

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

AGREEMENT

SECTION 1 Earn-Out.

(a)            The Earn-Out for each applicable period shall be determined as follows:

(i)            for the period from the Closing Date until June 30, 2021, the Earn-Out shall be an amount equal to one hundred percent (100%) of the EBITDA (as defined below) for such period that exceeds Twenty Million Dollars and No Cents ($20,000,000.00); and

(ii)           for the period from July 1, 2021 until June 30, 2022, the Earn-Out shall be an amount equal to fifty percent (50%) of the EBITDA during such period that exceeds Twenty Million Dollars and No Cents ($20,000,000.00).

(b)            For purposes of this Agreement, “EBITDA” means (without duplication), with respect to any applicable period, the net income of the Company and its subsidiaries, on a consolidated basis, plus, the amount of interest expense (net of any interest income) deducted in determining net income, plus, the amount of Taxes related to the earnings or income of the Company and its subsidiaries (whether accrued or paid in cash or deferred) deducted in determining net income, plus, the amount of depreciation and amortization related to the Company and its subsidiaries deducted in determining net income; and EBITDA shall not include (i) any overhead charges or any management fees paid to Purchaser or any Affiliate of Purchaser (other than expenses paid for goods and services procured on an arms-length basis in the ordinary course of business such as insurance, fuel, employee benefits, etc.), (ii) goodwill and other intangibles amortization, that are a result of Purchaser’s acquisition of the Company, (iii) any gain, loss, income or expense resulting from any changes in Purchaser’s accounting methods, principles or practices or a material change in GAAP, and (iv) any “extraordinary items” of gain or loss as that term is defined in GAAP. For purposes of calculating the Earn-Out, EBITDA will be calculated in accordance with GAAP. In addition, for purposes of calculating the Earn-Out, EBITDA for any applicable period shall be: (i) reduced by any amounts accrued for payment to Stockholder Representative by Purchaser for the WIP Adjustment for the applicable period of computation, or (ii) increased by any amounts accrued for payment to Purchaser by Stockholder Representative for the WIP Adjustment for the applicable period of computation. It is the express intention of the Parties that EBITDA shall be calculated in a manner to fairly reflect the true economic return of the Company as an incremental and separate part of Purchaser and calculated in a manner consistent with the Company’s historical practices as set forth on Exhibit A. The Parties shall use the same financial information and accruals for calculation of the Earn-Out hereunder as they use for calculation of the WIP Adjustment under the Merger Agreement.

(c)            Purchaser’s obligation to pay any Earn-Out payment in accordance with this Agreement is an independent obligation and is not otherwise conditioned or contingent upon the satisfaction of any conditions precedent to any preceding or subsequent Earn-Out. For the avoidance of doubt and by way of example, if the condition precedent to the payment of the Earn-Out for the period ended June 30, 2021 is not satisfied, but the condition precedent to the payment of the Earn-Out for the period ended June 30, 2022 is satisfied, then Purchaser would be obligated to pay such Earn-Out for the period ended June 30, 2022, and not the Earn-Out for the period ended June 30, 2021.

(d)            Notwithstanding anything herein to the contrary, the combined total of all Earn-Out payments made pursuant to this Section 1, shall not exceed Twenty-Five Million Dollars and No Cents ($25,000,000.00).

(e)            Purchaser acknowledges that the possibility of the Company receiving the Earn-Out payments comprises a material inducement for the Company and the Sellers to enter into the Merger Agreement and this Agreement. During the period of time from the Closing Date through June 30, 2022: (i) the business of the Company and its Subsidiaries shall be operated as a separate business unit of the Purchaser, (ii) the Purchaser, and after the Closing, the Company and the Sellers who are Continuing Employees, shall not take, or fail to take, any action for the primary purpose or with the primary intent of augmenting, avoiding or reducing the Earn-Out payments, and (iii) the Purchaser shall not, without the prior written consent of the Stockholder Representative, make any material change in the accounting principles in place at the Company at the Closing Date that negatively effects the calculation of EBITDA other than any change required to be implemented by the Financial Accounting Standards Board.

(f)             In the event that prior to June 30, 2022 (i) the Company effects a sale of all or substantially all of the assets of the Company to a third party, (ii) the Purchaser effects a sale of the Company to a third party, (iii) the Purchaser effects a merger or consolidation of the Company or other transaction involving the Company, in each case which results in at least 50% of the combined voting power of the voting securities of the Company being owned by a third party or (iv) the Purchaser or the Company makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Purchaser or the Company seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any applicable Law relating to bankruptcy, insolvency or reorganization, within thirty (30) days after such event, the Purchaser shall pay to the Sellers in full the remaining Earn-Out payments the Sellers would have been entitled to through June 30, 2022 within ten (10) days of such event.

SECTION 2 Payment of Earn-Out. Within ten (10) days after the Earn-Out for a period is finally determined pursuant to Section 3 herein, Purchaser will pay the Earn-Out for such period, if any, less the aggregate amount of any additional Change in Control Payments triggered as a result of the payment of such Earn-Out, to the Sellers in accordance with each Seller’s Pro Rata Percentage by wire transfer of immediately available funds to the accounts designated on the Payment Spreadsheet. If any Earn-Out is not paid by Purchaser to the Sellers when due hereunder, such amount shall accrue interest from and including the date such payment was due through the date such payment has been made at a rate per annum equal to 5%. Such interest shall be calculated daily on the basis of a 365-day year and the actual number of days elapsed, without compounding. Subject to the limitations and other provisions set forth in Article VI of the Merger Agreement, the Purchaser shall have the right to set-off any indemnifiable Losses for which Sellers are responsible against any Earn-Out otherwise due and payable hereunder.

SECTION 3 Procedures to Determine Earn-Out.

(a)            On or before sixty (60) days following the end of each period described in Section 1(a), the Purchaser shall deliver to the Stockholder Representative a proposed written calculation of the Earn-Out earned, if any, as certified in writing by the Purchaser and delivered in accordance with the provisions of Section 6. Purchaser shall provide, and cause the Company and its Subsidiaries to provide, the Stockholder Representative and his representatives with access to the personnel, financial information, books and records of the Company and its subsidiaries, and shall otherwise cooperate with and reasonably assist the Stockholder Representative in taking such acts as may be necessary to allow Stockholder Representative to prepare all deliverables required or contemplated by this Agreement, the Note and the Merger Agreement and make all necessary calculations in accordance with this Agreement, the Note and the Merger Agreement .

(b)            If Stockholder Representative disputes the Purchaser’s calculation of the Earn-Out, Stockholder Representative shall so notify Purchaser within thirty (30) days after receipt of Purchaser’s written calculation referred to in Section 2, and submit to the Purchaser the Stockholder Representative’s proposed calculation of the Earn-Out in writing certified by the Stockholder Representative and delivered in accordance with the provisions of Section 6. If Stockholder Representative does not dispute the Purchaser’s calculation of the Earn-Out and provide Purchaser with Stockholder Representative’s calculation within such 30-day period, the Purchaser’s calculation of the Earn-Out shall be final and binding on the Parties. If Stockholder Representative disputes Purchaser’s calculation and provides Purchaser with Stockholder Representative’s calculation within such 30-day period, Stockholder Representative and the Purchaser shall then make a good faith effort to meet and resolve the difference between Stockholder Representative’s calculation and the Purchaser’s calculation. If within thirty (30) days after receipt of Stockholder Representative’s calculation, Stockholder Representative and the Purchaser have been unable to reach agreement, Stockholder Representative and the Purchaser within fifteen (15) days thereafter shall jointly select an independent certified public accounting firm, or if they are unable to do so, within twenty (20) days thereafter either Stockholder Representative or the Purchaser shall request the American Arbitration Association to designate a firm of independent certified public accountants having no past or current affiliation with Stockholder Representative, Stockholder Representative’s Affiliates, the Sellers, or the Sellers’ Affiliates (such selected accounting firm being referred to herein as the “Arbitrator”), to determine whether Stockholder Representative’s or the Purchaser’s calculation is most accurate. The Arbitrator shall certify this decision in writing to the Parties, and shall have no choice but to select either the Stockholder Representative’s calculation in its entirety or the Purchaser’s calculation in its entirety (there shall be no award of pre-judgment interest). The Arbitrator’s determination shall be final and binding on the Parties. The fees, costs, and expenses of the Arbitrator, including any attorneys’ or experts’ fees related thereto, shall be borne by the non-prevailing Party.

SECTION 4 Modification and Waiver of Breach.     No waiver or modification of this Agreement shall be binding unless it is in writing signed by the Purchaser and Stockholder Representative. No waiver of a breach hereof shall be deemed to constitute a waiver of a future breach, whether of a similar or dissimilar nature.

SECTION 5 Assignment.     The rights and obligations of Purchaser under this Agreement may, without the consent of the Stockholder Representative, be assigned by Purchaser, in its sole and unfettered discretion, (a) to any subsidiary or Affiliate of Purchaser, provided that in the event of any such assignment Purchaser must guarantee all obligations hereunder, (b) to any transferee, whether by purchase, merger or otherwise, that directly or indirectly acquires all or substantially all of the assets or business of Purchaser, provided that in the event of any such assignment Purchaser must guarantee all obligations hereunder, or (c) as collateral to any lender or provider of financing to the Purchaser or any subsidiary or affiliate of the Purchaser. Except as expressly provided in the preceding sentence, no Party may directly or indirectly assign any of its rights or obligations under this Agreement without the prior written consent of the other Parties.

SECTION 6 Notices.     All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile (with receipt confirmed) or by registered or certified mail (postage prepaid, return receipt requested) as follows:

if to Purchaser:

Comfort Systems USA, Inc.

Attn: Office of the General Counsel

675 Bering Drive, Suite 400

Houston, TX 77057

Facsimile: (713) 830-9659

E-mail: legal@comfortsystemsusa.com and laura.howell@comfortsystemsusa.com

Attention: General Counsel

With a copy (that shall not constitute legal notice) to:

Robinson, Bradshaw & Hinson, P.A.

1450 Raleigh Road, Suite 100,

Chapel Hill, NC 27517
Facsimile: (919) 328-8796

E-mail: jfogg@robinsonbradshaw.com

Attention: John M. Fogg

If to the Stockholder Representative, to:

Element Partners II, L.P.

565 E. Swedesford Road, Suite 207

Wayne, PA 19087

Facsimile: (610) 964-8005

E-mail: mderosa@elementpartners.com

Attention: Michael DeRosa

with a copy (which shall not constitute notice) to each of:

Porter Hedges LLP

1000 Main St, 36th Floor

Houston, TX 77002
E-mail: kpoli@porterhedges.com

Attention: Kevin Poli

and

Goodwin Procter LLC

100 Northern Avenue

Boston, MA 02210

Facsimile: (617) 523-1231

E-mail: mburnett@goodwinlaw.com

Attention: Mark H. Burnett

SECTION 7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of law thereof.

SECTION 8 Gender; “Including” is Not Limiting; Descriptive Headings. The masculine and neuter genders used in this Agreement each includes the masculine, feminine and neuter genders, and the singular number includes the plural, each where appropriate, and vice versa. Wherever the term “including” or a similar term is used in this Agreement, it shall be read as if it were written “including by way of example only and without in any way limiting the generality of the clause or concept referred to.” The descriptive headings are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

SECTION 9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

SECTION 10 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Facsimile or scanned and emailed (i.e., Portable Document Format (pdf)) transmission of any signed original document or retransmission of any signed facsimile or scanned and emailed (pdf) transmission shall constitute enforceable original documents and will be deemed the same as delivery of an original. At the request of any Party, the Parties will confirm facsimile or scanned and emailed transmission by signing a duplicate original document.

SECTION 11 Entire Agreement. This Agreement and all other documents dated as of the date hereof and on the Closing constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof.

SECTION 12 Reformation and Severability. The provisions of this Agreement shall be separable and a determination that any provision of this Agreement is invalid, illegal, unenforceable or void shall not affect the validity, legality or enforceability of any other provision of this Agreement. In case any provision of this Agreement shall be invalid, illegal, unenforceable or void, it shall, to the extent possible, be modified and/or interpreted in such manner as to be valid, legal and enforceable, but so as to most nearly retain the intent of the Parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. Any court of competent jurisdiction is authorized and directed by the Parties to enforce any otherwise invalid, illegal or unenforceable provision in part, to modify it, to enforce it only to a degree and not fully, or otherwise to enforce that provision only in a manner and to an extent, or for a shorter period of time, that renders the provision valid or enforceable. The intent of the Parties is that this Agreement be enforceable and enforced to the maximum extent possible after excising (or deeming excised) all invalid or unenforceable provisions, whether or not the remaining provisions are grammatically correct.

SECTION 13 Consent to Jurisdiction; Waiver of Jury Trial. The Parties irrevocably submit to the jurisdiction of the United States District Court for the Southern District of Texas in Houston, and/or any state district court of the State of Texas located in Harris County, Texas in any action, suit or proceeding brought by or against such Party in connection with, arising from or relating to this Agreement, the transactions contemplated hereby and any document contemplated herein or otherwise relating hereto, and each Party hereby waives and further agrees not to assert as a defense in any such suit, action or proceeding any claim that such Party is not personally subject to the jurisdiction of any such courts, that the venue of the suit, action or proceeding is brought in an inconvenient forum or that this Agreement or the subject matter hereof may not be enforced in or by such courts. THE PARTIES HEREBY WAIVE IRREVOCABLY ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY DOCUMENT CONTEMPLATED HEREIN OR OTHERWISE RELATED HERETO.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

PURCHASER:

COMFORT SYSTEMS USA, INC.

By:
Name:
Title:

STOCKHOLDER REPRESENTATIVE:

Element Partners II, L.P.

By: Element Partners II G.P., L.P.
Its General Partner

By: Element II G.P., LLC
Its General Partner

By:
Name:	Michael DeRosa
Title:	Managing Member

EXHIBIT E
SAMPLE WIP ADJUSTMENT CALCULATION

The WIP Adjustment shall be calculated on a contract-by-contract basis using the following formula:

WIP Adjustment	=	Final Revenue Earned	X	(	Cost to Date @ Closing Date Final Total Costs	)	-	Revenue Earned @ Closing Date	-	Any loss that would have been accrued as of Closing Date in accordance with GAAP

For example, if at the Closing the Company has earned $800,000 of revenue and accrued $600,000 of expenses with respect to a particular project and upon commencement of the project’s warranty period, total revenue is $1,000,000 and total costs are $650,000, the WIP Adjustment with respect to that project would be positive $123,077, reflecting the additional margin that would have been reflected as of the Closing. Also, for example, if at the Closing, the Company has recognized $800,000 of revenue and incurred $600,000 of expenses with respect to a particular project, and upon commencement of the project’s warranty period, total revenue earned is $1,000,000 and total expenses are $1,100,000, the WIP Adjustment with respect to that project would be negative $300,000, composed of $200,000 in margin that had been incorrectly recognized as of the Closing plus $54,546 representing the amount of the loss that had been spent before the Closing, plus $45,454 representing the amount of expected loss that would have been accrued pursuant to GAAP as of the Closing for the project.

E-1

EXHIBIT F
LETTER OF TRANSMITTAL

[Attached.]

Letter of Transmittal for Shares of Capital Stock and Warrants to Purchase Capital Stock
of

TAS Energy Inc.

Surrendered for Cash Payment Pursuant to the Merger of

OSC Acquisition Corp. with and into TAS Energy Inc.

DELIVERY INSTRUCTIONS

By First Class Mail, Courier or Overnight Delivery:

Comfort Systems USA, Inc.

Office of the General Counsel

675 Bering Drive, Suite 400

Houston, TX 77057

Facsimile: (713) 830-9659

Attention: General Counsel

For information please email csulegal@comfortsystemsusa.com and laura.howell@comfortsystemsusa.com.

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

IF CERTIFICATES ARE REGISTERED IN DIFFERENT NAMES, A SEPARATE LETTER OF TRANSMITTAL MUST BE SUBMITTED FOR EACH DIFFERENT REGISTERED HOLDER. SEE INSTRUCTION 4.

PLEASE CAREFULLY READ THE ACCOMPANYING INSTRUCTIONS

DO NOT USE WHITEOUT OR CORRECTION TAPE – DO NOT CROSS OUT INCORRECT
INFORMATION

CONTACT US BANK FOR ADDITIONAL COPIES OF THE LETTER OF TRANSMITTAL

DESCRIPTION OF SHARES AND WARRANTS SURRENDERED
Name(s) of Registered Holder(s) (Please fill in, exactly as name(s) appear(s) on Share Certificate(s) and Warrant(s))
Security Position(s) Surrendered (Attach additional signed list if necessary)
Type of Share(s) (e.g. Common, Series AA Preferred) Represented by Share Certificate(s) or Warrant(s)	Share Certificate or Company Warrant Number(s)	Check box if Lost/Misplaced (See Instruction 10)	Number of Shares Represented by Share Certificate(s) or Warrant(s)
☐
☐
☐
☐
☐
☐

COMPLETE ONLY ONE OF THE PAYMENT INSTRUCTION SECTIONS BELOW

CHECK PAYMENT INSTRUCTIONS

If you wish to have cash consideration to be issued to you in the Merger (as defined herein) sent by check, please complete the remainder of this Letter of Transmittal and provide mailing address instructions below.

Address
City, State, Zip
Country

WIRE PAYMENT INSTRUCTIONS

If you wish to have cash consideration to be issued to you in the Merger (as defined herein) sent by wire transfer, please complete the remainder of this Letter of Transmittal and provide wire instructions below or include such instructions herewith. For international wires, please provide the SWIFT code (BIC) in the Fedwire ABA Number field and the complete IBAN in the Account Number field, if available.

*NOTE: A fee of $25 will be deducted from the amount otherwise payable hereunder.

Bank Name
Fedwire ABA Number*
Account Name**
Account Number
FFC Account Name (if applicable)
FFC Account Number (if applicable)
Bank Contact/Telephone Number

*Please provide valid Fedwire ABA (Check validity here: http://www.fedwiredirectory.frb.org/search.cfm)
**Please provide the name on the account not the type of account
(If wire is to be issued to an account in a name other than that set forth in the description of shares surrendered box above, See Instructions 3, 4, 5 and 7)

SPECIAL PAYMENT/DELIVERY INSTRUCTIONS (See Instructions 3, 4, 5, 7 and 11)

If you wish to have cash consideration to be issued in a name other than that of the registered holder and sent by check, please complete the remainder of this Letter of Transmittal and provide the payment instructions below.***

Payee Name
Address
City, State, Zip
Country
Tax Identification Number****
***Requires signature guarantee. See Instruction No. 3 to this Letter of Transmittal. ****Fill in Taxpayer Identification Number of Payee. See Instruction 11 to this Letter of Transmittal.

PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

Ladies and Gentlemen:

In connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated March 9, 2020, by and among Comfort Systems USA, Inc., a Delaware corporation (“Parent”), OSC Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), TAS Energy Inc., a Delaware corporation (the “Company”), Element Partners II, L.P., solely in its capacity as the exclusive representative of the Indemnifying Parties in connection with the transactions contemplated thereunder (the “Stockholder Representative”), whereby Parent acquired the Company through a merger of Merger Sub with and into the Company, whereupon the separate corporate existence of Merger Sub ceased and the Company continued on as the surviving corporation (the “Merger”), the undersigned herewith surrenders the stock certificates of the Company described in this Letter of Transmittal (the “Certificates”), which prior to the Effective Time of the Merger represented shares of Company Capital Stock (the “Shares”), and warrants to purchase Company Capital Stock (the “Warrants”), to be exchanged for an amount of cash as calculated by and subject to the terms and conditions set forth in the Merger Agreement, including the retention of a portion of the Merger Consideration (A) to be paid out by Parent on the second anniversary of the Closing Date in accordance with the terms and conditions set forth in the Note, (B) to be paid out by Parent after the Closing Date pursuant to the Earn-Out Agreement (if applicable), and (C) to be contributed to an expense fund to cover the reasonable out-of-pocket expenses incurred by the Stockholder Representative in the performance of the Stockholder Representative’s duties, as established pursuant to the Merger Agreement. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Merger Agreement.

By delivery of this Letter of Transmittal to Parent the undersigned (except to the extent the terms of this Letter of Transmittal conflict with a Joinder Agreement (in the form attached to the Merger Agreement as Exhibit B (the “Joinder Agreement”)) to which the undersigned is a party as of the date hereof, in which case the terms of the Joinder Agreement shall control) hereby:

(i)            acknowledges that (A) the undersigned has been provided with, read and understood the materials provided to the holders of Company Capital Stock and Warrants by the Company in connection with the Merger (the “Information Letter”), including the Merger Agreement, which was included in such materials, (B) such receipt of a copy of the Merger Agreement and the Information Letter constitutes notice under Section 262(d) of the DGCL;

(ii)           acknowledges the availability of appraisal rights pursuant to Section 262 of the DGCL in connection with the Merger and hereby forever irrevocably and unconditionally waives all dissenter’s rights and any similar rights the undersigned may have with respect to the Shares owned by the undersigned, including under the DGCL, and withdraws all written objections to the Merger and/or demands for appraisal, if any, with respect to the Shares owned by the undersigned;

(iii)          acknowledges and approves the appointment of Element Partners II, L.P. as Stockholder Representative and attorney-in-fact for and on behalf of the Indemnifying Parties to act as the Stockholder Representative in all respects pursuant to and as contemplated by the Merger Agreement;

(iv)          understands, acknowledges and agrees that, pursuant to the Merger Agreement, portions of the Merger Consideration otherwise payable by Parent in connection with the Merger will be (A) paid by Parent on the second anniversary of the Closing Date in accordance with the terms and conditions set forth in the Note, (B) paid by Parent after the Closing Date pursuant to the Earn-Out Agreement (if applicable), and (C) retained by the Stockholder Representative to be held and distributed pursuant to the Merger Agreement;

(v)           understands, acknowledges and agrees that completion and delivery of this Letter of Transmittal constitutes assent to the terms of the transactions contemplated by the Merger Agreement and agrees to be bound by (A) the provisions of the Merger Agreement, including without limitation, the escrow and indemnification provisions set forth in Article 6 of the Merger Agreement, and (B) without limiting the generality of the foregoing, the terms of the Merger Agreement applicable to Indemnifying Parties;

(vi)          understands, acknowledges and agrees that in the event the Certificates or Warrants have been lost, stolen or destroyed, the undersigned is responsible for all fees and premiums required by Parent;

(vii)         understands, acknowledges and agrees that either the Company or Parent may withhold certain amounts from the undersigned’s payment that may be required to be withheld by applicable law;

(viii)        acknowledges that the undersigned is solely responsible for the payment of any applicable United States federal, state, local, transfer and foreign taxes imposed on it attributable to the payment of the Merger Consideration to which it may become entitled to pursuant to the Merger Agreement;

(ix)          agrees, upon the Effective Time of the Merger, to irrevocably release and forever discharge Parent, Merger Sub, the Company, the Surviving Corporation, the Company’s Board of Directors, the other Company Stockholders and their respective affiliates, stockholders, agents, directors, officers, assigns, predecessors and successors (collectively, the “Released Parties”) from any and all legal, equitable or other claims, known or unknown, that the undersigned had or now has, or that the undersigned may hereafter have against any Released Party by reason of any event, transaction, conduct, occurrence, relationship or cause whatsoever occurring on or prior to the date of this Letter of Transmittal arising out of or relating to the undersigned’s ownership of the Shares or Warrants, any and all issuances by the Company of equity and/or other interests in the Company, or the undersigned’s ownership of (or any right to acquire) any other equity interest in the Company, including any claims against a Released Party (1) for any breach of duty, tort, contract (express or implied), fraud, misrepresentation, relief or rights under any federal, state or local law, statute or regulation, whether, at law or in equity, or pursuant to any organizational documents of the Company, or (2) based in any other way upon any act or omission on the part of the Released Parties or derivative rights that the undersigned had or now has, or that the undersigned may hereafter have, against any Released Party by reason of any event, transaction, conduct, occurrence, relationship or cause whatsoever occurring on, or prior to, the date of this Letter of Transmittal, including without limitation, any claims arising from or related to the Merger and the Merger Agreement and the transactions contemplated thereby; provided that the foregoing release shall not (1) relieve any of the Released Parties of their respective obligations or liabilities pursuant to the Merger Agreement, the transactions contemplated thereby, or the other documents executed in connection with the transactions contemplated thereby, (2) if the undersigned is a current or former officer or director of the Company, relieve the Company or its successor of any indemnification obligations of the Company or its successor to the undersigned pursuant to the Company’s charter or bylaws or any written agreement between the Company and the undersigned, (3) relieve the Surviving Corporation or Parent of any obligations either of them may have pursuant to any offer letter or other written agreement entered into with the undersigned in contemplation of the Merger relating to the undersigned’s employment with the Surviving Corporation or Parent following the Merger, as applicable, or (4) be deemed to constitute a waiver of the availability of insurance to cover claims not covered by the release;

(x)           acknowledges and agrees to the capitalization of the Company as set forth in the Merger Agreement and Section 2.2 of the Disclosure Schedule;

(xi)          acknowledges that the undersigned is familiar with Section 1542 of the Civil Code of the State of California (“Section 1542”), which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

(xii)         waives and relinquishes any rights and benefits that the undersigned may have under Section 1542 or any similar statute or common law principle of any jurisdiction. The undersigned acknowledges that he, she or it may hereafter discover facts in addition to or different from those that the undersigned now knows or believes to be true with respect to the subject matter of this release, but it is the undersigned’s intention, subject to clause (ix), to fully and finally and forever settle and release any and all claims that do now exist, may exist or heretofore have existed with respect to the subject matter of this release. In furtherance of this intention, the releases contained herein shall be and remain in effect as full and complete general releases notwithstanding the discovery or existence of any such additional or different facts; and

(xiii)        agrees not to publicly issue any statement or communication regarding the terms or conditions contemplated by the subject matter of the Merger Agreement; provided, however, that the undersigned may disclose such information (A) which becomes generally available to the public other than as a result of a disclosure by the undersigned in breach of this Letter of Transmittal or any other agreement with Parent or the Company, (B) as required by law or any judicial or administrative process, so long as the undersigned as and to the extent permitted (1) uses commercially reasonable efforts to provide Parent with prior notice of such requirement to enable Parent to seek a protective order or other remedy, or to consult with the undersigned with respect to Parent 's taking steps to resist or narrow the scope of such request or legal process, (2) discloses only such information as is advised by counsel is legally required to be disclosed and (3) agrees to use reasonable efforts to obtain confidential treatment of such information, or (C) to any legal counsel, accounting, tax or other professional advisors retained by the undersigned, to the extent such information is necessary to their representation of the undersigned.

The undersigned represents and warrants that the undersigned (i) is the record owner of the Shares represented by the Certificates listed in the box on the first page of this Letter of Transmittal and the registered holder of the Warrants listed in the box on the first page of this Letter of Transmittal and such Certificates and Warrants, as the case may be, represent all Shares and Warrants owned by the undersigned and are the entirety of its ownership in the Company, except to the extent the undersigned may hold Company Options, (ii) has full right, power, legal capacity and authority to sell, transfer, deliver and surrender the Shares and Warrants, free and clear of all liens, restrictions, charges, claims and encumbrances and to receive the cash consideration for such Shares and Warrants as contemplated by the Merger Agreement, (iii) certifies that there is no limitation or restriction on the sale, transfer and delivery of the Shares and Warrants, except as set forth on any legends appearing on Certificates evidencing the Shares or on the Warrants, and applicable securities laws, and (iv) has full power and authority to execute and deliver this Letter of Transmittal and to perform the undersigned’s obligations hereunder. The undersigned represents and warrants that (A) the execution and delivery of this Letter of Transmittal has been duly authorized by all necessary action on the part of the undersigned, if any, and (B) this Letter of Transmittal constitutes a valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms. The undersigned hereby acknowledges and agrees that all of the representations, warranties, covenants and agreements contained in this Letter of Transmittal shall survive the Merger, notwithstanding any investigation conducted, or knowledge acquired, with respect thereto. The undersigned hereby agrees to indemnify and hold harmless Parent, the Surviving Corporation, the Company and the other Company Stockholders and shall reimburse Parent, the Surviving Corporation, the Company and the other Company Stockholder for any damages arising from or in connection with (Y) any inaccuracy in the representations or warranties made herein, or any actions, omissions or statements of facts inconsistent with any such representation or warranty, or (Z) any failure by the undersigned to perform with any agreement made herein.

The undersigned will deliver such other documents as may be reasonably requested by Parent. All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. The surrender of the Shares and Warrants hereby is irrevocable; provided, however, that if this Letter of Transmittal is executed and delivered by the undersigned prior to the Effective Time and the Merger does not occur for any reason, this Letter of Transmittal shall be null and void without ever having become effective, and Parent will return the Certificates and Warrants to the undersigned.

The undersigned is urged to consult with legal, tax and/or financial advisors of the undersigned’s choosing regarding the consequences of the Merger, the Merger Agreement and the undersigned’s execution of this Letter of Transmittal and acknowledges that the undersigned availed himself of such right, to the extent the undersigned so desired.

The undersigned understands that surrender is not made in acceptable form until the receipt by Parent of (i) this Letter of Transmittal duly completed and signed, (ii) the Certificates representing the Shares and the Warrants, and (iii) such other documents as may reasonably be requested by Parent (including, but not limited to, all accompanying evidences of authority in a form reasonably satisfactory to Parent). The undersigned understands that payment, if any, for surrendered Certificates will be made as required pursuant to the Merger Agreement. The undersigned agrees that by surrendering the Certificates, the undersigned will be deemed to surrender any Shares that may be issued to the undersigned between the time the Certificates are surrendered and the closing of the Merger. Any cash payment to which the undersigned may be entitled will be made to the name set forth below and such payment will be delivered to the address set forth below, unless otherwise indicated under the Special Payment Instructions or Special Delivery Instructions above.

IMPORTANT - STOCKHOLDER SIGNATURE PAGE

Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith.  Signature below certifies that no language alterations have been made in any way to this form of Letter of Transmittal.  If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title.  See Instruction 4.  (For information concerning signature guarantees see Instruction 3.)

Dated

Sign Here   X

(Signature(s) of Owner(s))

Name(s)

(Please Print)

Capacity

(See Instruction 4)

Address

Area Code & Telephone No.

Email Address

(Complete the Substitute Form W-9 contained herein.  See instruction 11.)

STOP – CAREFULLY REVIEW INSTRUCTION 3 PRIOR TO COMPLETING REMAINDER OF PAGE

SIGNATURE GUARANTEE

(This section should be completed by the individual applying the MSG Stamp)

(Apply Medallion Signature Guarantee Stamp Here)

[REMEMBER TO ENCLOSE YOUR ORIGINAL CERTIFICATES,

WARRANTS AND TAX FORM]

INSTRUCTIONS

1.            Delivery of Letter of Transmittal and Certificate(s). This Letter of Transmittal filled in and signed, must be used in connection with the delivery and surrender of the Certificate(s) and Warrant(s). A Letter of Transmittal and the Certificate(s) and Warrant(s) must be received by Parent, in satisfactory form, in order to make an effective surrender. Delivery of the Certificate(s) and Warrant(s) and other documents shall be effected, and the risk of loss and title to the Certificate(s) and Warrant(s) shall pass, only upon proper delivery of the Certificate(s) and Warrant(s) to Parent. The method of delivery of the Certificate(s) and Warrant(s) and other documents is at the election and risk of the stockholder. If such delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Surrender may be made by mail, by hand or by overnight courier to Parent at the address shown above. Upon surrender of the Certificate(s) and Warrant(s), any Shares issued subsequent to such surrender and prior to the closing of the Merger shall be deemed to be surrendered for payment.

2.            Terms of Conversion of the Shares. Each Share and Warrant (as shown in the box on the first page of this Letter of Transmittal) was converted at the Effective Time of the Merger into the right to receive cash merger consideration, without interest, and subject to applicable withholding, as set forth in the Merger Agreement.

3.            Guarantee of Signature. The Certificate(s) need not be endorsed and stock powers and signature guarantees are unnecessary unless (a) the Certificate(s) is(are) registered in a name other than that of the person surrendering the Certificate(s) or (b) such registered holder completes the Special Payment/Delivery Instructions on the first page of this Letter of Transmittal or requests payment to a name other than the registered holder. In the case of (a) above, any such Certificate(s) must be duly endorsed or accompanied by a properly executed stock power with the signature on the endorsement or stock power and on the Letter of Transmittal guaranteed by a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each, an “Eligible Institution”). In the case of (b) above, only the signature on the Letter of Transmittal should be similarly guaranteed.

4.            Signatures on Letter of Transmittal and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Shares and Warrants surrendered hereby, the signature(s) must correspond with the name(s) as written on the face of the Certificate(s) without alteration, enlargement or any change whatsoever. If any of the Shares and Warrants surrendered hereby are registered in different names on several Certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Certificates.

If any of the Shares and Warrants surrendered hereby are held of record by two or more joint owners, all such owners must sign this Letter of Transmittal. If this Letter of Transmittal or any Certificate or stock power or Warrant is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Parent of the authority of such person so to act must be submitted.

If this Letter of Transmittal is signed by the registered holder(s) of the Shares and Warrants listed and surrendered hereby, no endorsements of Certificates or separate stock powers are required unless payment is to be issued in the name of a person other than the registered holder(s). Signatures on any such Certificates or stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares and Warrants evidenced by Certificates listed and surrendered hereby, the Certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the Certificates. Signature(s) on any such Certificates or stock powers must be guaranteed by an Eligible Institution.

5.            Stock Transfer Taxes. The registered holder(s) will bear liability for any stock transfer taxes applicable to the delivery of checks in payment for surrendered Shares and Warrants; provided, however, that if any such check is to be issued to any person(s) other than the registered holder(s) of the surrendered Shares and Warrants, it shall be a condition of the issuance and delivery of such check that the amount of any stock transfer taxes (whether imposed on the registered holder(s) or such person(s)) payable on account of the transfer (or transfers) of the surrendered Shares and Warrants shall be delivered to Parent or satisfactory evidence of the payment of such taxes or nonapplicability thereof shall be submitted to Parent before such check will be issued.

6.            Validity of Surrender, Irregularities. All questions as to validity, form and eligibility of any surrender of Shares and Warrants hereby will be determined by Parent (which may delegate power in whole or in part to Parent), and such determination shall be final and binding. Parent reserves the right to waive any irregularities or defects in the surrender of any Shares, and its interpretations of the terms and conditions of the Merger Agreement and of this Letter of Transmittal (including these instructions) with respect to such irregularities or defects shall be final and binding. A surrender will not be deemed to have been made until all irregularities have been cured or waived.

7.            Special Payment and Delivery Instructions. Indicate the name and address to which payment for the Shares and Warrants is to be sent if different from the name and/or address of the person(s) signing this Letter of Transmittal.

8.            Requests for Information or Additional Copies. Information and additional copies of this Letter of Transmittal may be obtained from Parent by writing to the address on the front of this Letter of Transmittal.

9.            Inadequate Space. If the space provided on this Letter of Transmittal is inadequate, the Share certificate numbers and number of Shares and Warrants should be listed on a separate signed schedule affixed hereto.

10.            Letter of Transmittal Required; Surrender of Certificate(s); Lost Certificate(s). You will not receive any cash for your Shares and Warrants unless and until you deliver this Letter of Transmittal duly completed and signed, to Parent, together with the Certificate(s) representing such Shares and Warrants (except for any portion of Shares and Warrants that are issued subsequent to your submission of this Letter of Transmittal and the Certificate(s) and Warrant(s)), which Certificate(s) for such Shares shall be retained by Parent) and any required accompanying evidences of authority in form satisfactory to Parent. If the Certificate(s) has (have) been lost or destroyed, such fact should be indicated on the face of this Letter of Transmittal. In such event, Parent will forward additional documentation and instructions necessary to be completed in order to effectively surrender the Shares and Warrants represented by such lost or destroyed Certificate(s) (including instructions relating to payment by holder of such lost or destroyed Certificate of an indemnity/surety bond fee equal to 2.25% of the cash value of the Shares and Warrants represented by such Certificate with a minimum of $150.00. No interest will be paid on amounts due for the Shares and Warrants.

11.            Form W-9. Each stockholder surrendering Shares and Warrants for payment is required to provide Parent with a correct Taxpayer Identification Number (“TIN”) and certain other information on an appropriate IRS Form W-9, or an appropriate IRS Form W-8.

EXHIBIT G

LEASE AGREEMENT

[Attached.]

THIRD AMENDMENT TO THE COMMERCIAL LEASE

This Third Amendment to the Commercial Lease (this “Amendment”) is made as of the [___] day of [_______], 2020 (the “Effective Date”) by and between IFP-II, LLC, a Texas limited liability company (“Landlord”), and TAS ENERGY INC., a Delaware corporation (“Tenant”). Reference is made herein to that certain Commercial Lease Agreement, dated September 21, 2018, by and between Landlord and Tenant (the “Original Lease Agreement” and, together with the First Amendment to the Commercial Lease, dated September 21, 2018 (the “First Amendment”), the Second Amendment to the Commercial Lease, dated April 1, 2019 (the “Second Amendment”) and this Amendment, the “Lease”) for the property located at 12218 Robin Boulevard, Houston, Texas 77045 (the “Property”). Capitalized terms used herein but not defined shall have the meaning given to them in the Original Lease Agreement, as amended by the First Amendment and the Second Amendment.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Lease is hereby amended and the parties hereto do hereby agree as follows:

1.            Option Term. Section 1.04 of the Original Lease Agreement shall be struck and replaced with the following:

Provided Tenant is not in default, the Tenant is granted the option to extend the Term of this Lease for three (3) additional five (5) year periods, the first of which will commence at the end of the original Lease Term as set forth in §1.01 (the “First Renewal Period”). The second renewal period will commence at the end of the First Renewal Period (the “Second Renewal Period”). The third renewal period will commence at the end of the Second Renewal Period (the “Third Renewal Period”). Tenant must give notice to the Landlord no more than two (2) years and no less than three hundred sixty (360) days prior to the end of the initial Lease Term or prior to the end of the First Renewal Period or Second Renewal Period, as applicable, stating Tenant’s intention to exercise its renewal option. Within a reasonable time after Tenant’s written notice setting forth its intention to extend the Lease Term, Landlord and Tenant shall execute an amendment to the Lease evidencing the extension of the Lease for the renewal period. Base Rent shall increase annually during the First Renewal Period, Second Renewal Period or Third Renewal Period, as applicable, by the percentage increase, if any, in the CPI each year during the period (the “Renewal Rate”).

2.            Definition of CPI. The following term shall be defined as set out below:

“CPI” means the monthly indexes of the National Consumer Price Index for All Urban Consumers (1982-84 equals 100) issued from time to time by the United States Department of Labor, Bureau of Labor Statistics (the “Bureau”) or any successor measure hereafter employed by the Bureau in lieu of such price index that measures the cost of living in the United States; provided, however, that if no such successor measure is published, then the term "CPI" shall mean the most nearly comparable index reflecting changes in costs of housing (including rental housing), energy and services published by any Governmental Authority, as appropriately adjusted; and provided, further, that if, after the date hereof, the CPI is converted to a different standard reference base or a substantial change is made in the number or character of "market basket" items contained therein, then for purposes of this Lease the CPI shall be adjusted (with the use of such conversion factor, formula or table as is published by the Bureau or, if no such publication is made by the Bureau, by any nationally recognized publisher of similar statistical information) to the figure that would have resulted if not for such conversion or change.

3.            Assignment. Section 14.01 shall be amended to insert the following at the end of the section:

Notwithstanding anything herein to the contrary, Tenant may assign this Lease, or any right or interest in this Lease or in the Leased Premises or the Improvements on the Leased Premises, to its successor-in-interest as a result of a change in control transaction or to an entity controlled by or under common control with Tenant.

Tenant and Landlord agree that this Amendment shall satisfy any requirements for prior written notice related to such an assignment.

4.            Entire Agreement. This Amendment, together with the Original Lease Agreement, the First Amendment and the Second Amendment, represent the entire agreement between the parties hereto. Landlord and Tenant agree that there are no collateral or oral agreements or understandings between them with respect to the Property. This Amendment supersedes all prior negotiations, agreements, letters or other statements with respect to the Property.

5.            No Further Modifications. Except as expressly amended and modified hereby or as amended and modified in the First Amendment and Second Amendment, the Original Lease Agreement shall otherwise remain in full force and effect, the parties hereto hereby ratifying and confirming the same. To the extent of any inconsistency between the Original Lease Agreement or a previous amendment and this Amendment, the terms of this Amendment shall control.

6.            Counterpart Execution. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which when attached together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the partiers hereto have duly executed this Amendment as of the day and year first above written.

TENANT:

TAS ENERGY INC.

By:

Name:

Title:

LANDLORD:

IFP-II, LLC

By:

Name:

Title:

SECOND AMENDMENT TO THE COMMERCIAL LEASE

This Second Amendment to the Commercial Lease (this “Amendment”) is made as of the [__] day of [______], 2020 (the “Effective Date”) by and between INDUSTRIAL FABRICATION PROPERTIES, LTD., a Texas limited partnership (“Landlord”), and TAS ENERGY INC., a Delaware corporation (“Tenant”). Reference is made herein to that certain Commercial Lease Agreement, dated September 21, 2018, by and between Landlord and Tenant (the “Original Lease Agreement” and, together with the First Amendment to the Commercial Lease, dated April 1, 2019 (the “First Amendment”) and this Amendment, the “Lease”) for the property located at 6110 Cullen Boulevard, Houston, Texas 77021 (including the addresses 6110 Cullen Boulevard, 6110 #A Cullen Boulevard, 6110 #B Cullen Boulevard, 6110 ½ #A Cullen Boulevard, and 6134 Cullen Boulevard) (the “Property”). Capitalized terms used herein but not defined shall have the meaning given to them in the Original Lease Agreement, as amended by the First Amendment.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Lease is hereby amended and the parties hereto do hereby agree as follows:

1.            Option Term. Section 1.04 of the Original Lease Agreement shall be struck and replaced with the following:

Provided Tenant is not in default, the Tenant is granted the option to extend the Term of this Lease for three (3) additional five (5) year periods, the first of which will commence at the end of the original Lease Term as set forth in §1.01 (the “First Renewal Period”). The second renewal period will commence at the end of the First Renewal Period (the “Second Renewal Period”). The third renewal period will commence at the end of the Second Renewal Period (the “Third Renewal Period”). Tenant must give notice to the Landlord no more than two (2) years and no less than three hundred sixty (360) days prior to the end of the initial Lease Term or prior to the end of the First Renewal Period or Second Renewal Period, as applicable, stating Tenant’s intention to exercise its renewal option. Within a reasonable time after Tenant’s written notice setting forth its intention to extend the Lease Term, Landlord and Tenant shall execute an amendment to the Lease evidencing the extension of the Lease for the renewal period. Base Rent shall increase annually during the First Renewal Period, Second Renewal Period or Third Renewal Period, as applicable, by the percentage increase, if any, in the CPI each year during the period (the “Renewal Rate”).

2.            Definition of CPI. The following term shall be defined as set out below:

“CPI” means the monthly indexes of the National Consumer Price Index for All Urban Consumers (1982-84 equals 100) issued from time to time by the United States Department of Labor, Bureau of Labor Statistics (the “Bureau”) or any successor measure hereafter employed by the Bureau in lieu of such price index that measures the cost of living in the United States; provided, however, that if no such successor measure is published, then the term "CPI" shall mean the most nearly comparable index reflecting changes in costs of housing (including rental housing), energy and services published by any Governmental Authority, as appropriately adjusted; and provided, further, that if, after the date hereof, the CPI is converted to a different standard reference base or a substantial change is made in the number or character of "market basket" items contained therein, then for purposes of this Lease the CPI shall be adjusted (with the use of such conversion factor, formula or table as is published by the Bureau or, if no such publication is made by the Bureau, by any nationally recognized publisher of similar statistical information) to the figure that would have resulted if not for such conversion or change.

3.            Assignment. Section 14.01 shall be amended to insert the following at the end of the section:

Notwithstanding anything herein to the contrary, Tenant may assign this Lease, or any right or interest in this Lease or in the Leased Premises or the Improvements on the Leased Premises, to its successor-in-interest as a result of a change in control transaction or to an entity controlled by or under common control with Tenant.

Tenant and Landlord agree that this Amendment shall satisfy any requirements for prior written notice related to such an assignment.

4.            Entire Agreement. This Amendment, together with the Original Lease Agreement and the First Amendment, represent the entire agreement between the parties hereto. Landlord and Tenant agree that there are no collateral or oral agreements or understandings between them with respect to the Property. This Amendment supersedes all prior negotiations, agreements, letters or other statements with respect to the Property.

5.            No Further Modifications. Except as expressly amended and modified hereby or as amended and modified in the First Amendment, the Original Lease Agreement shall otherwise remain in full force and effect, the parties hereto hereby ratifying and confirming the same. To the extent of any inconsistency between the Original Lease Agreement or a previous amendment and this Amendment, the terms of this Amendment shall control.

6.            Counterpart Execution. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which when attached together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the partiers hereto have duly executed this Amendment as of the day and year first above written.

TENANT:

TAS ENERGY INC.

By:

Name:

Title:

LANDLORD:

INDUSTRIAL FABRICATION PROPERTIES, LTD.

By:

Name:

Title: